Exhibit 10.1

EXECUTION FORM

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT is entered into as of May 3, 2012, by and among Parkway Properties, Inc., a Maryland corporation (the “Company”), and the several Investors listed on Annex 1 (collectively, the “Investors”).

WHEREAS, on the terms and conditions set forth in this Agreement, the Company desires to sell, and the Investors desire to purchase, shares of the Company’s Series E Convertible Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and shares of the Company’s Common Stock par value $0.001 per share (the “Common Stock”);

WHEREAS, in connection with such purchase and sale, the Company and the Investors desire to make certain representations and warranties and enter into certain agreements; and

WHEREAS, in connection with such purchase and sale, the Company and the Investors will execute and deliver at the Closing (as such term is defined below), among other things, a Stockholders Agreement in the form attached as Exhibit A (the “Stockholders Agreement”), and the Company and TPG VI Management, LLC will execute and deliver at the Closing a Management Services Agreement in the form attached as Exhibit B (the “Management Services Agreement”, and together with this Agreement, the Stockholders Agreement and any other agreement, certificate or other document to be entered into or delivered pursuant to the terms hereof or in connection herewith, the “Transaction Documents”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, and intending to be legally bound by this Agreement, the Company and the Investors agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act (including SEC and judicial interpretations thereof); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement” shall means this Securities Purchase Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments thereto.

“Antitrust Authority” shall mean any Governmental Authority charged with enforcing, applying, administering or investigating any Antitrust Laws, including the U.S. Federal Trade Commission, the U.S. Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction.

1

“Antitrust Laws” shall mean the HSR Act and any Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, through merger of acquisition or otherwise.

“Articles of Incorporation” shall have the meaning set forth in Section 4.1.

“Board” means the Board of Directors of the Company.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by Law, regulation or executive order to close.

“Bylaws” shall have the meaning set forth in Section 4.1.

“Capital Lease Obligations” shall mean the obligations of the Company and its Subsidiaries on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries under Generally Accepted Accounting Principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligations, determined in accordance with Generally Accepted Accounting Principles (including such Statement No. 13).

“Closing” shall have the meaning set forth in Section 3.

“Closing Date” shall have the meaning set forth in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Intellectual Property” shall mean all Intellectual Property that is used in connection with, and is material to the business of the Company and its Subsidiaries and all Intellectual Property owned by the Company and its Subsidiaries.

“Conversion Rights” shall have the meaning set forth in Section 4.4.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated March 30, 2012, by and among the Company, Wells Fargo Bank, N.A., as administration agent, and the various lenders party thereto.

2

“Environmental Law” shall mean any federal, state or local Law relating to the (i) preservation, protection, conversation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste and (iii) the safety or health of employees or other Persons related to exposure to Hazardous Substances, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601- 9675, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101- 5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901- 6992k, the Emergency Planning and Community Right- to- Know Act of 1986, 42 U.S.C. Sections 11001- 11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601- 2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136- 136y, the Clean Air Act, 42 U.S.C. Sections 7401- 7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251- 1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f- 300j- 26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651- 678, and any analogous state Laws, as any of the above have been amended from time to time and the regulations promulgated pursuant to each of the foregoing.

“Environmental Permit” shall mean any permit, license, approval or other authorization under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder.

“Generally Accepted Accounting Principles” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative.

“Hazardous Substance” shall mean any hazardous or toxic waste, substance or product or material defined or regulated by any applicable Environmental Law, including petroleum and any radioactive materials and waste.

“Hedging Agreements” shall mean any transaction (including an agreement with respect to such transaction) now or hereafter existing that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of the foregoing, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

3

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and currently in effect.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for clean up expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of Law; (vi) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (vii) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; and (viii) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere in this Agreement.

“Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services; (ii) any other indebtedness that is evidenced by a promissory note, bond, debenture or similar instrument; (iii) any obligation under or in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (iv) all Capital Lease Obligations of such Person; (v) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (vi) any obligation under or in respect of Hedging Agreements; and (vii) any guarantees of the foregoing liabilities and synthetic liabilities of such Person.

“Information” shall have the meaning set forth in Section 8.11.

4

“Intellectual Property” shall mean any and all of the following arising under the Laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures and all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names and all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, mask works or moral rights, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing.

“Investors” shall have the meaning set forth in the preamble of this Agreement.

“Knowledge of the Company” means the actual knowledge of one or more of James Heistand, David O’Reilly, Henry Pratt and Jayson Lipsey.

“Laws” shall have the meaning set forth in Section 4.20.

“Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Management Services Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Material Adverse Effect” means any change, development, occurrence or event (each, a “Company Effect”) that is or would reasonably be expected to be materially adverse to the business, continuing results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided that any such Company Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, development, occurrence or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world; (iii) national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments; (iv) any conditions resulting from natural disasters; (v) changes in any Laws or Generally Accepted Accounting Principles; (vi) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt

5

securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) actions or omissions of the Company expressly required by the terms of this Agreement; and (ix) the public disclosure of this Agreement or the transactions contemplated hereby; provided, however, that Company Effects set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such Company Effects have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

“Person” shall mean any individual, association, partnership, limited liability company, joint venture, corporation, trust, estate, unincorporated organization, Governmental Authority or any other form of entity.

“Plan” shall mean any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) subject to Title IV of ERISA or Section 412 of the Code and maintained for employees of the Company or of any member of a “controlled group”, as such term is defined in Section 4001(a)(14) of ERISA or Section 414 of the Code, of which the Company or any of its Subsidiaries is a part or otherwise has any liability, and any other material employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, or any material compensation plan, policy, agreement or arrangement, including without limitation, any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or with respect to which the Company or its Subsidiaries otherwise has any liability; provided, however, that a “Plan” shall in no event include any “multiemployer plan”, as defined in Section 4001(a)(4) of ERISA.

“Preferred Stock” shall mean, collectively, the Series D Preferred Stock and the Series E Preferred Stock.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proxy Statement” shall have the meaning set forth in Section 8.4.

“Purchase Price” shall have the meaning set forth in Section 2.

“Q1 2012 Earnings Release and Supplemental” shall have the meaning set forth in Section 4.

“Q1 2012 Financial Statements” shall have the meaning set forth in Section 4.

6

“Real Property” shall mean any real Property owned, leased, sub-leased, licensed, or otherwise occupied or used by the Company or any of its Subsidiaries.

“REIT” shall have the meaning set forth in Section 4.16.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Reports” shall have the meaning set forth in Section 4.

“Securities” shall have the meaning set forth in Section 5.5.

“Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations of the SEC thereunder.

“Series D Articles Supplementary” shall mean, collectively, (i) the Series D Articles Supplementary filed with the Department of Assessments and Taxation of the State of Maryland on May 29, 2003, (ii) the Series D Articles Supplementary filed with the Department of Assessments and Taxation of the State of Maryland on August 5, 2010, and (iii) the Series D Articles Supplementary filed with the Department of Assessments and Taxation of the State of Maryland on May 16, 2011.

“Series D Preferred Stock” shall mean the Series D Cumulative Redeemable Preferred Stock of the Company, par value $.001 per share.

“Series E Articles Supplementary” shall have the meaning set forth in Section 6.1.

“Series E Preferred Stock” shall have the meaning set forth in the recitals of this Agreement.

“Stockholder Approval” shall have the meaning set forth in Section 8.4.

“Stockholder Approval Matters” shall have the meaning set forth in Section 8.4.

“Stockholder Conversion Rights Approval” shall have the meaning set forth in Section 4.2(a).

“Stockholders Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Stockholders Meeting” shall have the meaning set forth in Section 8.4.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

7

“Tax” or “Taxes” shall mean any taxes of any kind, including but not limited to any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, escheat, customs duties, capital stock, franchise, branch, profits, license, withholding, payroll, social security, unemployment, disability, ad valorem, real property, personal property, abandoned property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other similar taxes (together with any and all interest, penalties and additions to tax imposed with respect thereto) imposed by any governmental or Tax authority.

“Tax Returns” mean any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any schedule or attachment thereto), including any amendment thereof.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Transaction Documents” shall have the meaning set forth in the recitals of this Agreement.

2. Purchase and Sale of the Series E Preferred Stock and the Common Stock. On the terms and conditions set forth in this Agreement, at the Closing, the Investors will purchase from the Company, and the Company will issue, sell and deliver to the Investors as set forth on Annex 1 (i) 13,477,778 shares of Series E Preferred Stock at $11.25 per share, for an aggregate purchase price of $151,625,002.50; and (ii) 4,300,000 shares of Common Stock, at $11.25 per share, for an aggregate purchase price of $48,375,000, for a total aggregate purchase price of $200,000,002.50 (the “Purchase Price”), such amount to be paid in full, in cash, to the Company at the Closing.

3. Closing. The consummation of the purchase and sale of the Series E Preferred Stock and the Common Stock and the other transactions contemplated by this Agreement (the “Closing”) shall, subject to the limitations set forth in Section 9.10, take place at the offices of Ropes & Gray LLP at 10:00 a.m. New York City time on the first date following May 31, 2012 on which each of the conditions set forth in Sections 6 or 7 have previously been fulfilled or waived (other than those conditions that can be fulfilled only at the Closing), or at such other time and place as the Company and the Investors shall mutually agree (such date on which the Closing actually occurs, the “Closing Date”). At the Closing, the Company shall deliver to each Investor set forth on Annex 1 certificates representing the number of shares of Series E Preferred Stock and Common Stock being purchased by such Investor against payment of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in advance of the Closing Date.

8

4. Representations and Warranties of the Company. The Company represents and warrants to the Investors that, except (i) as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after December 31, 2011 (other than any forward looking disclosures set forth in any risk factor section or forward looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward looking in nature) and on or before the date of this Agreement (all such reports covered by this clause (i) collectively, the “SEC Reports”), (ii) as otherwise disclosed in the Company’s unaudited interim financial statements prepared in respect of the fiscal quarter ended March 31, 2012 (the “Q1 2012 Financial Statements”) or in the Company’s first quarter 2012 supplemental information, all of which have been included in the draft earnings release and supplemental materials attached to this Agreement as Exhibit C (the “Q1 2012 Earnings Release and Supplemental”), and (iii) as set forth in the schedules referenced below that have been provided to the Investors on the date of this Agreement and which specifically identify the relevant section of this Agreement against which the disclosure on such schedule is made (provided, that any disclosure set forth in any specific schedule shall qualify any other section of this Article 4 to the extent it is reasonably apparent on its face that the disclosure set forth in such schedule is relevant to any such other section of this Article 4):

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its formation; has all requisite power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each state in the United States of America where its business requires such qualification, except where failure to be so duly qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True and accurate copies of the Company’s Articles of Incorporation, as amended and as in effect as of the date hereof (the “Articles of Incorporation”) and the Bylaws of the Company, as amended and as in effect as of the date hereof (the “Bylaws”), have been made available to the Investors.

4.2 Authorization; Enforceable Agreement.

(a) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of each of the Transaction Documents, the performance of all obligations of the Company under each of the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Series E Preferred Stock being sold hereunder, (ii) the Common Stock being sold hereunder, and (iii) the Common Stock issuable upon conversion of the Series E Preferred Stock in accordance with the terms of the Series E Articles Supplementary has been taken, and each of the Transaction Documents, when executed and delivered, assuming due authorization, execution and delivery by the Investors, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to (A) the filing of the Series E Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland pursuant to Section 6.1, (B) obtaining the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company (other than Common Stock held by the

9

Investors) to approve the Conversion Rights (such affirmative vote, the “Stockholder Conversion Rights Approval”), and (C) as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

(b) On or prior to the date of this Agreement, the Board has duly adopted resolutions (i) authorizing and approving each of the Transaction Documents and the transactions contemplated thereby (subject to the Stockholder Conversion Rights Approval necessary to approve the Conversion Rights), (ii) adopting the Series E Articles Supplementary, (iii) exempting the Investors from the Ownership Limit (as defined in the Articles of Incorporation) pursuant to, and in accordance with the requirements of, Section 2(f)(i) of the Articles of Incorporation, subject to receipt of a representation letter(s) from the Investors in the form attached hereto as Exhibit E and (iv) excluding the Investors and their Affiliates from the restrictions on transactions with interested stockholders under the Maryland Business Combination Act.

4.3 Application of Takeover Protections. Subject to the restrictions set forth in of Article V of the Company’s Articles of Incorporation (except to the extent that the Investors have received a waiver in connection herewith granting the Investors an exemption from the ownership limitations set forth therein), the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Articles of Incorporation, the Bylaws and the Laws of its state of incorporation that is or could become applicable to the Investors as a result of the consummation of the transactions contemplated by the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Series E Preferred Stock and the Common Stock to the Investors, the conversion of the Series E Preferred Stock, and the exercise of the Investors’ rights under the Series E Articles Supplementary and the Stockholders Agreement.

4.4 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of the Company is required in connection with the offer, sale, or issuance of the Series E Preferred Stock, the Common Stock, or the Common Stock issuable upon conversion of the Series E Preferred Stock or the consummation of any other transaction contemplated by this Agreement, except for the following: (a) the filing of the Series E Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland pursuant to Section 6.1; (b) the compliance with other applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (c) the receipt of the approval for listing on the New York Stock Exchange of the Common Stock to be issued in connection herewith and the provision of the official notice of issuance to the New York Stock Exchange with respect thereto; (d) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and (e) only in the case of the issuance of the Common Stock issuable upon conversion of the Series E Preferred Stock, (i) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the HSR Act, and (ii) the approval by the holders of Common Stock of the conversion rights of the holders of Series E Preferred Stock set forth in Section 6 of the Series E Articles Supplementary (such rights, the “Conversion Rights”), pursuant to, and in accordance with the New York Stock Exchange Rules.

10

4.5 Capitalization. The authorized capital stock of the Company consists of 64,578,704 shares of Common Stock, of which 21,954,105 were issued and outstanding as of April 30, 2012 and 5,421,296 shares of Series D Preferred Stock authorized, issued and outstanding as of April 30, 2012 and shall additionally include, immediately following the filing of the Articles Supplementary, 16,000,000 authorized shares of Series E Preferred Stock, none of which shall be issued or outstanding (but which number shall, upon the filing of such Articles Supplementary, reduce, on a share-for-share basis, the number of authorized shares of Common Stock referenced in this Section 4.5). All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Prior to Closing, the Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of the Series E Preferred Stock being issued and sold pursuant to this Agreement. Other than as provided in the Transaction Documents, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in either the Series D Articles Supplementary or the Series E Articles Supplementary, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its equity securities. The respective rights, preferences, privileges, and restrictions of the Series E Preferred Stock and the Common Stock are as stated in the Articles of Incorporation (including the Series E Articles Supplementary). The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.6 Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than as listed in the SEC Reports.

4.7 Valid Issuance of Preferred and Common Stock. The Series E Preferred Stock being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under the Transaction Documents, the Articles of Incorporation and the Series E Articles Supplementary and under applicable state and federal securities Laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series E Articles Supplementary, will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Articles of Incorporation and under applicable state and federal securities Laws. The sale of the Series E Preferred Stock and Common Stock hereunder is not, and the subsequent conversion of the Series E Preferred Stock into Common Stock will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Company’s Articles of Incorporation, bylaws or any other agreement (other than any ownership limitations contained in the Company’s Articles of Incorporation for which the Investors have not received a waiver hereunder).

11

4.8 Financial Statements.

(a) The financial statements of the Company and its Subsidiaries on a consolidated basis for each of the periods (i) included or incorporated by reference in the SEC Reports and (ii) included in the Q1 2012 Financial Statements, fairly present in all material respects, in accordance with Generally Accepted Accounting Principles, as in effect on the date of the applicable SEC Report or, in the case of the Q1 2012 Financial Statements, as in effect on March 31, 2012, the financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such SEC Reports or in the Q1 2012 Financial Statements, as applicable (except, in the case of unaudited statements, for the effect of normal year-end audit adjustments).

(b) The Company and its Subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under Generally Accepted Accounting Principles, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s unaudited consolidated balance sheet included in the Q1 2012 Financial Statements for the fiscal quarter ended March 31, 2012, (ii) that were incurred in the ordinary course of business since March 31, 2012 or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.9 Reports.

(a) The Company has timely filed all documents required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

(b) The SEC Reports, when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(c) Each director of the Company that is designated as “Independent” in the SEC Reports satisfies the requirements for independence under the Sarbanes-Oxley Act and the rules of the New York Stock Exchange, and a majority of the Company’s directors are so “Independent.”

(d) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that has or otherwise would reasonably be expected to have a Material Adverse Effect.

12

(e) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board’s Audit Committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.10 Absence of Changes. Since December 31, 2011, except as set forth in the Q1 2012 Financial Statements, the Q1 2012 Earnings Release and Supplemental or as contemplated by the Transaction Documents, or in connection with the Series E Articles Supplementary, there has not been:

(a) except for any dividends declared on February 23, 2012 with respect to the Company’s Common Stock and Series D Preferred Stock and paid on March 28, 2012 with respect to the Company’s Common Stock and on April 16, 2012 with respect to the Series D Preferred Stock, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock of the Company;

(b) any amendment of any term of any outstanding security of the Company;

(c) any material tax election made or changed, any audit settled or any amended tax returns filed;

(d) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s and its Subsidiaries’ properties or assets when taken as a whole;

(e) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company or any Subsidiary to any Person, including, without limitation, the Purchaser and its Affiliates, in each case, other than in the ordinary course of business and consistent with past practice;

13

(f) any obligation or liability incurred, or any loans or advances made, by the Company or any Subsidiary to any of its Affiliates, other than expenses allowable in the ordinary course of business of the Company;

(g) except as set forth on Schedule 4.10(g), any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company;

(h) any waiver of any rights or claims of the Company or any Subsidiary, except for such waivers which would not reasonably be expected to have a Material Adverse Effect;

(i) any material change or amendment to a contract filed as an exhibit to a SEC Report that is material to the Company and its Subsidiaries taken as a whole;

(j) any written agreement or binding commitment by the Company or any Subsidiary to do any of the foregoing; or

(k) any other change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.11 Title. Except as would not be expected to have a Material Adverse Effect, (a) each of the Company and its Subsidiaries has good and marketable title to its Property reflected as owned by it in the financial statements included in the Q1 2012 Financial Statements and that it otherwise purports to own, and such Property is not subject to any Lien except (i) Incidental Liens and (ii) Liens granted pursuant to the Credit Agreement, and (b) each of the Company and its Subsidiaries holds its leased Properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

4.12 Indebtedness. Except as set forth on Schedule 4.12, neither the Company nor any of its Subsidiaries is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, in default in the payment of any material Indebtedness or in default under any material agreement relating to its material Indebtedness.

4.13 Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, overtly threatened against, nor any outstanding judgment, order or decree against, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

14

4.14 Taxes. The Company and each of its Subsidiaries has properly and timely filed (taking into account any extension of time within which to file) all material federal, foreign, state, local, and other Tax Returns that are required to be filed by it, which Tax Returns were true and correct in all material respects. All material Taxes due and owing by any of the Company or its Subsidiaries have been timely paid. All material Taxes required to be withheld and paid over by the Company and its Subsidiaries have been withheld and paid over to the appropriate Tax authority. There are no outstanding waivers or extensions of time with respect to the period for assessing or auditing any material Tax or material Tax Return of the Company or any Subsidiary, except to the extent any such waiver is a result of an extension to file a Tax Return. There are no audits or proceedings relating to any material Tax or material Tax Return of the Company or any Subsidiary raised in writing by any Tax Authority and, to the Knowledge of the Company, no such audit is pending. Neither the Company nor any of its Subsidiaries has entered into any transaction defined under Section 1.6011-4(b)(2), -4(b)(3) or -4(b)(4) of the Treasury Regulations.

4.15 REIT Status. Commencing with its taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code through the date hereof.

4.16 Permits and Licenses. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by each Governmental Authority necessary to conduct their respective businesses as set forth in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permit.

4.17 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement (collectively, “Laws”) of any Governmental Authority, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.18 Environmental Compliance. Neither the Company nor any of its Subsidiaries is in violation of, or has received notice of any violation with respect to, any Environmental Law applicable to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, in each case except for any such violations or notices as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, nor, to the Knowledge of the Company, has there been any occurrence or circumstance that, with notice or passage of time, or both, would reasonably be expected to give rise to, a claim against the Company or any of its Subsidiaries under or pursuant to any Environmental Law with respect to any properties currently or previously owned, leased or operated by the Company or any of its Subsidiaries, or the assets of the Company or any of its Subsidiaries, or arising out of the conduct of the business of the Company or any of its Subsidiaries that in each case would reasonably be expected to have a Material Adverse Effect.

15

The Company and its Subsidiaries have received all Environmental Permits required to conduct their respective businesses, and each of the Company and its Subsidiaries is in compliance with all terms and conditions of any such Environmental Permit applicable to it, except for where the failure to obtain an Environmental Permit or failure to comply with an Environmental Permit would not reasonably be expected to have a Material Adverse Effect.

4.19 Compliance with Other Instruments. The Company is not in violation or default of any provision of the Articles of Incorporation or the Bylaws. The execution, delivery, and performance of and compliance with each of the Transaction Documents and the issuance and sale of the Series E Preferred Stock and Common Stock hereunder and the conversion of the Series E Preferred Stock will not (i) result in any default or violation of the Articles of Incorporation or the Bylaws, (ii) result in any default or violation of any agreement or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, affect the rights or obligations of any Person under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.20 Contracts. True and complete copies of all agreements to which the Company and its Subsidiaries are a party and which are required to have been filed by the Company pursuant to the Securities Act or the Exchange Act have been filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable, and since the filing of the most recent SEC Report filed prior to the date hereof, there has been no material change or amendment to any such contract filed as an exhibit to a SEC Report. Except for such agreements that have expired or terminated in accordance with their terms, each such agreement is in full force and effect and is binding on the Company and/or its Subsidiaries, as applicable, and, to the Knowledge of the Company, is binding upon such other parties, in each case in accordance with its terms, and neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such agreement, which breach of default would reasonably be expected to have a Material Adverse Effect.

4.21 Benefit Plans.

(a) Neither the Company, its Affiliates, nor any other entity which, together with the Company or its Affiliates, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time maintained, sponsored or contributed to, or has, had or may have any liability with respect to, any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), as to which there remains any material unsatisfied liability on the part of the Company, its Affiliates or any other such entity. Each Plan complies in all respects with its terms and all applicable

16

Laws (including, without limitation ERISA and the Code), and the Company and each of its Affiliates have filed all reports, returns, notices, and other documentation required by ERISA or the Code to be filed with any Governmental Authority with respect to each Plan, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to any Plan, (i) no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits) are pending or threatened, and (ii) no facts or circumstances exist that are reasonably likely to give rise to any such actions, Liens, lawsuits, claims or complaints, except in the case of (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred with respect to a Plan which would reasonably be expected to result in a material liability of the Company or any of its Subsidiaries to any Governmental Authority, including the Pension Benefit Guaranty Corporation, other than for applicable premiums. No event has occurred and no condition exists that would reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause any Lien, including, without limitation, the lien provided under Section 4068 of ERISA, to attach to any Property of the Company or any of its Subsidiaries. To the Knowledge of the Company, no event has occurred and no condition exists that might reasonably be expected to cause any Lien, including, without limitation, the lien provided under Section 303 of ERISA or Section 430 of the Code to attach to any Property of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any obligation to provide post-employment health or other welfare benefits, except as required by section 601 et seq.of ERISA.

(b) Except as set forth on Schedule 4.21(b), none of the execution of, or the completion of any of the transactions contemplated by any of the Transaction Documents (whether alone or in connection with any other event(s)), would reasonably be expected to result in (i) severance pay or an increase in severance pay upon termination after Closing or after conversion of the Series E Preferred Stock, (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee of the Company or its Affiliates, (iii) acceleration of the time of payment or vesting or result in funding of compensation or benefits, (iv) any new material obligation under any Plan, (v) any limitation or restriction on the right of Company to merge, amend, or terminate any Plan, or (vi) any payments which would not be deductible under Section 280G of the Code.

(c) Each Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) with respect to any service provider to the Company or any of its Subsidiaries (a) complies and has been operated in compliance with the requirements of Section 409A of the Code and regulations promulgated thereunder or (b) is exempt from compliance under the “grandfather” provisions of IRS Notice 2005-1 and applicable regulations and has not been “materially modified” (within the meaning of IRS Notice 2005-1 and Treasury Regulations §1.409A-6(a)(4)) subsequent to October 3, 2004, except as would not reasonably be expected to result in a Material Adverse Effect.

17

4.22 Intellectual Property.

(a) With respect to each item of Company Intellectual Property, (i) the Company or one or more of its Subsidiaries possesses all rights, titles and interests in and to each such item that purports to be owned by the Company or one of its Subsidiaries, free and clear of any Lien, license or other material restriction (other than licenses granted to third parties in the ordinary course of business and other than Liens, licenses or other restrictions contained in any agreement disclosed by the Company in any SEC Report or other publicly-available filing), and, to the Company’s Knowledge, possesses all rights necessary, in the case of each such item that purports to be licensed to the Company or one of its Subsidiaries, to use such item in the manner in which it is entitled to use such item under the applicable license agreement; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, has been or is being threatened in writing against the Company or any of its Subsidiaries which challenges the legality, validity, enforceability, use or, if applicable, ownership of the item; (iii) to the Knowledge of the Company, the Company or one of its Subsidiaries has sufficient right, title and interest to use or own the item, as applicable, without infringement upon any Intellectual Property right or other right of any third party; and (iv) there is no pending or, to the Knowledge of the Company, threatened claim or litigation against the Company or any of its Subsidiaries contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries maintain policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, materially comply with the Company’s obligations to its customers and/or tenants and applicable Laws, rules and regulations. Except as would not reasonably be expected to have a Material Adverse Effect, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable Laws, rules or regulations.

4.23 Registration Rights. Except as provided in the Stockholders Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

4.24 Investment Company Act. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

4.25 Brokers’ Fees and Expenses. No broker, investment banker, or financial advisor or other Person, other than Barclays Capital, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with transactions contemplated by this Agreement.

18

4.26 Illegal Payments. Neither the Company nor any of its Subsidiaries has, nor, to the Knowledge of the Company, has any director, officer, agent or employee of the Company or any of its Subsidiaries, paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company: (a) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar illegal payment; (b) any illegal contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable Law); or (c) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

4.27 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market.

4.28 General Solicitation. Neither the Company, nor any Affiliate of the Company, nor any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Securities. The Company has offered the Securities for sale only to the Investors

4.29 Offering; Exemption. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby or for the conversion of the Preferred Stock.

4.30 No Integrated Offering. Neither the Company, nor any Affiliate of the Company, nor, to the Knowledge of the Company, any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval provisions exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

5. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company that:

5.1 Organization. Each Investor has been duly organized and validly exists in the jurisdiction and as the form of business entity set forth on Annex 1.

19

5.2 Authorization; Enforceability. Each Investor has full right, power, authority and capacity to enter into each of the Transaction Documents and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action on the part of each Investor, and each of the Transaction Documents has been duly executed and delivered by each Investor and, assuming due authorization, execution and delivery of each of the Transaction Documents by the Company, will constitute valid and binding obligation of each Investor, enforceable against it in accordance with its terms, subject to, with respect to enforcement, applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

5.3 Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of any Investor is required in connection with the purchase of the Series E Preferred Stock and the Common Stock hereunder, the conversion of the Series E Preferred Stock or the consummation of any other transaction contemplated by this Agreement, except for the following: (i) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and (iii) with respect to the conversion of the Series E Preferred Stock, the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the HSR Act.

5.4 No Default or Violation. The execution, delivery, and performance of and compliance with each of the Transaction Documents, the issuance and sale of the Series E Preferred Stock and the Common Stock hereunder, and the conversion of the Series E Preferred Stock will not (i) result in any default or violation of the certificate of incorporation, bylaws, limited partnership agreement, limited liability company operating agreement or other applicable organizational documents of any Investor, (ii) result in any default or violation of any agreement relating to its material Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority, or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of any Investor to consummate the transactions contemplated by this Agreement.

20

5.5 Private Placement.

(a) The Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) aware that the sale of the Series E Preferred Stock, the Common Stock and the Common Stock issuable upon conversion of the Series E Preferred Stock being issued and sold pursuant to this Agreement (collectively, the “Securities”) is being made in reliance on a private placement exemption from registration under the Securities Act; and (iii) acquiring the Securities for its own account.

(b) The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the registration rights provided for in the Stockholders Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c) The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

21

(d) The Investor: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties, provided that the Investors acknowledge and agree that, other than the representations and warranties in Section 4 of this Agreement, there are no other representations and warranties of the Company either express or implied (the foregoing, however, does not limit the right of the Investor to bring, or in any way restrict or otherwise limit, any action or proceeding based upon fraud).

(e) The Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities, (ii) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Securities, (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Securities, and (iv) any projections, estimates or forecasts of future results or events provided by or on behalf of Company are subject to uncertainty and to the assumptions used in their preparation. The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties, provided that the Investors acknowledge and agree that, other than the representations and warranties in Section 4 of this Agreement, there are no other representations and warranties of the Company either express or implied (the foregoing, however, does not limit the right of the Investor to bring, or in any way restrict or otherwise limit, any action or proceeding based upon fraud).

(f) The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

5.6 Financial Capability. The Investor currently has the funds necessary to purchase the Series E Preferred Stock and Common Stock at Closing on the terms and conditions contemplated by this Agreement.

22

6. Conditions to the Investors’ Obligations at Closing. The obligation of the Investors to purchase the Series E Preferred Stock and Common Stock at the Closing is subject to the fulfillment or waiver (to the extent permitted by applicable Law) at or before the Closing of each of the following conditions:

6.1 Articles Supplementary. Prior to the Closing, (i) the Company shall adopt and file with the Department of Assessments and Taxation of the State of Maryland an Articles Supplementary of the Series E Preferred Stock in the form attached as Exhibit D (the “Series E Articles Supplementary”), and (ii) the Investors shall have received confirmation from the Department of Assessments and Taxation of the State of Maryland reasonably satisfactory to them that such filing has occurred.

6.2 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

6.3 New York Stock Exchange Requirements. The Company shall have complied with all New York Stock Exchange listing requirements applicable to the transactions contemplated by each of the Transaction Documents, except that the Company shall not be required to obtain the Stockholder Approval prior to Closing.

6.4 Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct as of the Closing as if made on such date except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein (other than the references to “materiality” and “Material Adverse Effect” set forth in Section 4.10(h))) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.5 shall be, as of the Closing, true and correct in all respects with the same effect as though such representations and warranties had been made as of the Closing (and giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein).

6.5 Performance. The Company shall have performed in all material respects all of its obligations required to be complied with or performed by it at or prior to the Closing.

6.6 Consents and Waivers. The Company shall have obtained each of the consents or waivers set forth on Schedule 1.

6.7 Management Services Agreement. The Company shall have executed and delivered the Management Services Agreement and shall have paid all amounts required to be paid by the Company and its Subsidiaries as of the Closing in the manner contemplated thereby. The Company shall have additionally obtained any and all consents required such that it not be prohibited from paying, from and after the Closing, any amount that is required to be paid by the Company and its Subsidiaries pursuant to such Management Services Agreement.

6.8 Stockholders Agreement. The Company shall have executed and delivered the Stockholders Agreement.

23

6.9 Board of Directors. The Board of Directors of the Company shall consist of nine (9) persons, including AviBanyasz, Kelvin Davis and two (2) other Persons to be named by the Investors, each of whom shall meet each of the requirements set forth in Section 2.1(f) of the Stockholders Agreement. Each committee of the Board of Directors of the Company shall consist of four (4) directors, including two (2) designated by the Investors. The Board shall have previously agreed, in writing, that each of AviBanyasz and Kelvin Davis meet each of the requirements set forth in Section 2.1(f) of the Stockholders Agreement.

6.10 REIT Ownership Limitations Waiver. The Board shall have taken all requisite action to grant the Investors an exemption from the ownership limitations contained in the Company’s Articles of Incorporation.

7. Conditions to the Company’s Obligations at Closing. The obligations of the Company to issue, sell and deliver to the Investors the Series E Preferred Stock and Common Stock and consummate the other transactions contemplated by the Transaction Documents are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

7.1 Representations and Warranties. Each of the representations and warranties of the Investors contained in each of the Transaction Documents shall be true and correct as of the Closing as if made on such date except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of any Investor to consummate the transactions contemplated by this Agreement; provided, however, that the representations and warranties set forth in Sections 5.1 and 5.2 shall be, as of the Closing, true and correct in all respects with the same effect as though such representations and warranties had been made as of the Closing.

7.2 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it at or prior to the Closing.

7.3 Stockholders Agreement. The Investors shall have executed and delivered the Stockholder Agreement.

7.4 Management Services Agreement. TPG VI Management, LLC shall have executed and delivered the Management Services Agreement.

7.5 Consents and Waivers. The Company shall have obtained each of the consents or waivers set forth on Schedule 1.

7.6 New York Stock Exchange Requirements. The Company shall have received all necessary approvals of the New York Stock Exchange, if applicable, to consummate the Closing.

7.7 REIT Ownership Limitations Waiver. The Investors shall have delivered to the Company REIT representation letters substantially in the form set forth on Exhibit E hereto.

24

8. Covenants. The Company and the Investors hereby covenant and agree, for the benefit of the other parties to this Agreement and their respective assigns, as follows:

8.1 Commercially Reasonable Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to the Closing, (a) the Investors shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Article 6 to be satisfied as soon as reasonably practicable and (b) the Company shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Article 7 to be satisfied as soon as reasonably practicable.

8.2 Operation of the Business. Except (a) with the prior written consent of the Investors (which consent shall not be unreasonably withheld or delayed), (b) as contemplated by the Transaction Documents, (c) as required by Applicable Law, (d) as set forth on Schedule 8.2, or (e) as required by the terms and conditions of contracts and other arrangements described in the SEC Reports, after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective business in all material respects in the ordinary course consistent with the past practice of the Company and its Subsidiaries; provided, however, that in no event shall the Company engage in any sale, issuance, or authorization of the issuance or sale of any capital stock or other security of the Company or any of its Subsidiaries to the extent that any such sale, issuance, or authorization of issuance or sale, if it was to occur immediately following the Closing, would require the approval of the Investment Committee pursuant to the terms of the Stockholders Agreement.

8.3 HSR. Unless the Company and the Investors shall have determined prior to the time of any applicable filing that an exemption is available under applicable Law that would make any such filing unnecessary, each of the Company and the Investors shall use their reasonable best efforts to make, as promptly as reasonably practicable following the Closing and, in any event, prior to the first (1st) Stockholders Meeting convened pursuant to Section 8.4, or shall cause each of their respective ultimate parent entities (as that term is defined in the HSR Act) to make, all pre-transaction notification filings required under the HSR Act, if any, and required under any other applicable Antitrust Laws, if any. The Company, on the one hand, and the Investors, on the other hand, shall (a) cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any required filings under the HSR Act or any applicable Antitrust Laws and (b) keep the other party reasonably informed of any communication received by such party from, or given by such party to any Antitrust Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereby and in a manner that protects attorney-client or attorney work product privilege. Further, without limiting the obligations stated in this Section 8.1, the Company and the Investors shall each use their reasonable best efforts to respond to any request for information regarding the transactions contemplated hereby or filings under the HSR Act or any applicable Antitrust Laws from any Antitrust Authority. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be obligated to agree to divest, hold separate or otherwise restrict its operations in connection with obtaining any applicable approvals under the HSR Act or any other applicable Antitrust Laws.

25

8.4 Stockholder Approvals; Proxy Statement. The Company agrees to use its reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining (i) the Stockholder Conversion Rights Approval and (ii) the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company (other than Common Stock held by the Investors) to approve the other matters contemplated by clause (z)(B) of the fourth (4th) sentence and clause (y) of the last sentence of Section 2.1(b) and Section 3.1(a)(ii) of the Stockholders Agreement to be approved by the stockholders (such a meeting, a “Stockholders Meeting,” and the matters described in clauses (i) and (ii), the “Stockholder Approval Matters” and such approvals, the “Stockholder Approval”) within one hundred eighty (180) days following the Closing Date. As promptly as reasonably practicable following the Closing Date, the Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Stockholder Approval Matters. In the event the Company’s stockholders do not vote to approve the Stockholder Approval Matters at the first Stockholders Meeting called for such purpose, the Investors will have the right to require the Company to use its reasonable best efforts to call a meeting of the stockholders of the Company on two (2) additional occasions in the first year following the Closing and on an annual basis thereafter for the purpose of obtaining the Stockholder Approval of the Stockholder Approval Matters. Following such a request by the Investors, the Company shall use its reasonable best efforts to call a meeting of the stockholders of the Company within ninety (90) days of such request. Subject to its fiduciary duties, the Company shall include in the proxy statement for such meeting the Board’s recommendation that the stockholders vote in favor of the Stockholder Approval Matters. The Investors agree to furnish to the Company in writing all information concerning the Investors and their Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. The Company shall respond reasonably promptly to any comments received from the SEC with respect to the Proxy Statement, and the Company shall cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company shall provide to the Investors, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investors with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investors with a reasonable opportunity to review and comment on such document or response. Any communications by the Company to the Investors pursuant to this Section 8.1 may made by email to an account designated by the Investors upon request by the Company.

8.5 New York Stock Exchange Listing of Shares. The Company shall promptly apply to cause the shares of Common Stock purchased hereunder (as well as those to be issued upon conversion of the Series E Preferred Stock) to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

26

8.6 Reservation of Common Stock; Issuance of Shares of Common Stock. For as long as any Series E Preferred Stock remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of the Series E Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all Series E Preferred Stock (after giving effect to all anti-dilution adjustments) then outstanding. All shares of Common Stock delivered upon conversion or repurchase of the Series E Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim, subject to any restrictions under applicable state and federal securities Laws.

8.7 Transfer Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the issue of the Series E Preferred Stock at Closing and (y) the issue of shares of Common Stock upon conversion of the Series E Preferred Stock. However, in the case of conversion of Series E Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Series E Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

8.8 Public Disclosure. On the date of this Agreement, or within 24 hours thereafter the Company shall issue a press release in a form mutually agreed to by the Company and the Investors. No other written release, announcement or filing concerning the purchase of the Series E Preferred Stock, Common Stock or the transactions contemplated by any of the Transaction Documents shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release, announcement or filing as may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of (a) a party to summarize or describe the transactions contemplated by this Agreement or the other Transaction Documents in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance, or (b) representatives of the Company to orally summarize or describe the transactions contemplated by this Agreement on any telephone conference or in-person meeting with any investor in or analyst following the Company.

8.9 Tax Related Covenants. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT. Absent a

27

change in Law or Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Code) the Investors and the Company agree not to treat the Series E Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income tax reporting and withholding tax purposes and shall not take any tax position inconsistent with such treatment.

8.10 Further Assurances. Each of the Investors and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

8.11 Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party furnished to it by such other party or its representatives (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources on a non-confidential basis by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors. Upon the Closing, the foregoing provisions shall supersede the terms of each of the Confidentiality Agreement dated as of November 18, 2011, by and between the Company and TPG Capital, L.P., as amended, and the Mutual Confidentiality Agreement dated as of November 18, 2011, by and between the Company and TPG Capital, L.P., as amended, each of which shall, as of the Closing, be terminated and no longer of any force or effect.

9. Miscellaneous.

9.1 Governing Law. This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction.

9.2 Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and

28

enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 9.8 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.8 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.3 Survival. Each of the representations and warranties in this Agreement shall survive the Closing until the later of (a) the first (1st) anniversary of the Closing Date and (b) the date that is thirty (30) days after the filing of the Company’s Annual Report on Form 10-K with respect to the fiscal year ending on December 31, 2012, and any claim by a party under this Agreement with respect to a breach of such representations and warranties shall be brought no later than the later of the dates specified in clauses (a) and (b) above.

9.4 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, the rights of the Investors under this Agreement shall not be assignable to any Person without the consent of the Company.

29

9.5 No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

9.6 No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investors or the Company shall have any liability for any obligations of the Investors or the Company, as applicable, under this Agreement or for any claim based on, in respect of or by reason of the respective obligations of the Investors or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

9.7 Entire Agreement. This Agreement and the other documents delivered pursuant to this Agreement, including the Stockholders Agreement and the Management Services Agreement, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

9.8 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

if to the Company:	Parkway Properties, Inc. 390 North Orange Avenue Bank of America Center, Suite 2400 Orlando, Florida 32801 Attention: James R. Heistand Facsimile: (407) 650-0597

with a copy to:	Hogan Lovells US LLP 555 13th Street NW Washington, DC 20004 Attention: David W. Bonser Facsimile: (202) 637-5910

if to the Investors:	c/o TPG Global, LLC 301 Commerce St, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel Facsimile: (817) 871-4001

30

with a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Alfred O. Rose Facsimile: (617) 325-0096

Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Attention: Carl Marcellino Facsimile: (646) 728-1523

or in any such case to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when successfully transmitted by facsimile if promptly confirmed or a confirming copy is delivered by overnight delivery service, hand or messenger.

9.9 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

9.10 Termination. In the event that the Closing has not occurred by August 1, 2012, this Agreement may be terminated by either of the parties hereto, in which event it shall immediately become null and void and shall be of no further force or effect, and all rights and liabilities of the parties hereunder shall terminate without any liability of any party to any other party, except for liabilities arising in respect of breaches under this Agreement by any party prior to such termination and that the obligations set forth in Sections 1, 8.8 and 8.11 of this Agreement and Article 9 of this Agreement shall survive such termination.

9.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

9.12 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile signature were an original thereof.

31

9.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms. Upon such a declaration by a court of competent jurisdiction, the parties shall use their respective commercially reasonable efforts to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement to be consummated as originally contemplated to the fullest extent possible.

9.14 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” The terms “shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.

[The remainder of this page has been intentionally left blank.]

32

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

PARKWAY PROPERTIES, INC.

By:	/s/ James Heistand
Name:	James Heistand
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

TPG VI PANTERA HOLDINGS, L.P.

By: TPG Genpar VI Delfir AIV, L.P., its general partner

By: TPG Genpar VI Delfir AIV Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

Annex 1

Investors

Investor	Jurisdiction of Organization or Formation	# Shares of Series E Preferred Stock	# Shares of Common Stock
TPG VI Pantera Holdings, L.P.	Delaware	13,477,778	4,300,000

Exhibit A

Stockholders Agreement

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of [•], 2012, by and among TPG VI Pantera Holdings, L.P., a Delaware limited partnership (“TPG”), and Parkway Properties, Inc., a Maryland corporation (the “Company”).

WHEREAS, TPG and the Company have entered into that certain Securities Purchase Agreement, dated as of May 3, 2012 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Company is selling, and TPG is purchasing, on the date hereof, four million three hundred thousand (4,300,000) shares of Common Stock of the Company and thirteen million, four hundred seventy seven thousand, seven hundred seventy eight (13,477,778) shares of Preferred Stock of the Company;

WHEREAS, upon the consummation of the transactions contemplated by the Purchase Agreement, TPG will Beneficially Own (as such term is defined herein) four million three hundred thousand (4,300,000) shares of Common Stock of the Company and thirteen million, four hundred seventy seven thousand, seven hundred seventy eight (13,477,778) shares of Preferred Stock of the Company; and

WHEREAS, TPG and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the shares of Common Stock and Preferred Stock Beneficially Owned by TPG, (b) the governance of the Company, (c) certain registration rights with respect to the Registrable Securities (as defined herein) and (d) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including, with respect to TPG, any Affiliated Fund of TPG; provided, however, that in no event shall (a) any of the portfolio companies in which TPG’s Affiliates have an investment, or (b) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of TPG for purposes of this Agreement; and provided, further, that no investment bank that may employ or have as a partner a member of the Company Board shall be deemed to be an “Affiliate” of TPG for purposes of this Agreement.

“Affiliated Fund” shall mean, in the case of TPG, each corporation, trust, limited liability company, general or limited partnership, or other Person with whom TPG is under common control or to which TPG or an Affiliate of TPG is the investment adviser.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“as-converted basis” means, with respect to the Company’s outstanding Common Stock, on a basis in which all shares of Common Stock issuable upon conversion of the Preferred Stock and conversion, exchange or exercise of any other Security convertible into or exchangeable or exercisable for Common Stock, whether or not the Preferred Stock or other convertible, exchangeable or exercisable Security is then convertible, exchangeable or exercisable by the holder, are assumed to be then outstanding.

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own, “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Business Day” means any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized by Law to be closed in the City of New York, in the State of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership of Voting Securities of the Company by another Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), pursuant to which the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the Voting Securities of the Company or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) of the power to elect a majority of the members of the Company Board (or similar governing body) of the Corporation.

“Committee” has the meaning set forth in Section 2.1(b).

“Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Board” means the board of directors of the Company.

“Contracting Party” has the meaning set forth in Section 6.10.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or by any other means.

“Controlling Person” has the meaning set forth in Section 4.8(a).

“Convertible Securities” means any evidence of indebtedness, shares of Capital Stock (other than Common Stock) or other Securities (including Options) that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, Shares.

“Damages” has the meaning set forth in Section 4.8(a).

“DCR” has the meaning set forth in Section 2.3.

“Debt” means, with respect to the Company and its subsidiaries, all liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, for (a) indebtedness for borrowed money (including principal and accrued interest), (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments (including principal and accrued interest), (c) “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) indebtedness for payments arising in respect of drawn letters of credit or bankers’ acceptances or secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) liabilities and obligations under capital leases (determined in accordance with GAAP), and (f) indebtedness of third Persons which is directly or indirectly guaranteed by the Company or any of its subsidiaries.

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall constitute or be deemed to constitute an “Equity Issuance” for purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any Underwritten Offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make themselves available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other reasonable and customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“GAAP” means United States generally accepted accounting principles in effect as of the date hereof.

“Holder” means TPG and any Permitted Transferee that becomes a Holder pursuant to Section 4.12.

“Indemnified Party” has the meaning set forth in Section 4.8(c).

“Indemnifying Party” has the meaning set forth in Section 4.8(c).

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Mailing Date” has the meaning set forth in Section 2.1(a).

“Non-Recourse Party” has the meaning set forth in Section 6.10.

“NYSE” means the New York Stock Exchange and any successor thereto.

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

“Permitted Issuance” means (a) any issuance of Capital Stock upon the exercise of Options outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (b) any issuance, sale or authorization pursuant to the Company’s existing compensation arrangements for its directors, officers, employees, consultants and agents, (c) any issuance, sale or authorization pursuant to any future compensation arrangements for the Company’s directors, officers, employees, consultants and agents that are approved by the Company’s Compensation Committee, (d) any issuance, sale or placement of Capital Stock as consideration in any acquisition transaction, including any Change of Control, that has been approved by the Company Board, (e) any issuance of Preferred Stock as a paid-in-kind dividend on the outstanding shares of Preferred Stock pursuant to the terms of the articles supplementary establishing the Preferred Stock and (f) any issuance of Common Stock upon a conversion of Series E Preferred Stock pursuant to terms of the articles supplementary establishing the Preferred Stock.

“Permitted Transferee” has the meaning set forth in Section 4.12.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Preferred Stock” means the Series E Convertible Cumulative Redeemable Preferred Stock of the Company, par value $.001 per share.

“Pro Rata Portion” means, with respect to TPG and its Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by TPG and its Affiliates on an as-converted basis immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock on an as-converted basis immediately prior to the Equity Issuance.

“Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Registrable Securities” means (a) at any time, the shares of Common Stock held beneficially or of record by any of the Holders, including shares of Common Stock (i) issued or issuable upon conversion of the Preferred Stock or (ii) acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise and (b) from and after the second (2nd) anniversary of the date hereof, the shares of Preferred Stock, including shares of Preferred Stock acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act or (y) they may be sold by their Holder without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force) without limitation thereunder on volume or manner of sale or other restrictions under Rule 144.

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including a prospectus, amendment and supplements thereto, and all exhibits and material incorporated by reference therein.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor federal statute, rules, or regulations thereto, and in the case of any referenced section of any such statute, rule, or regulation, any successor section thereto, collectively as from time to time amended and in effect.

“SEC” means the Securities and Exchange Commission.

“Securities” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Shares” means (a) all shares of the Capital Stock of the Company originally issued to, or issued with respect to shares originally issued to, or held by, a stockholder of the Company, whenever issued, including all shares of the Company issued upon the exercise, conversion, or exchange of any Convertible Securities and (b) all Convertible Securities originally granted or issued to, or held by, any stockholder (treating such Convertible Securities as a number of shares equal to the number of shares of the Company for which such Convertible Securities may be converted or exercised, for all purposes of this Agreement, except as otherwise set forth herein).

“Suspension Notice” has the meaning set forth in Section 4.6(a).

“Stockholder Approval” means the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company (other than Common Stock held by TPG and its Affiliates) of certain matters related to the transactions contemplated this Agreement and the Purchase Agreement, including without limitation the matters set forth in Section 2.1(b) and Section 3.1(a) hereof that are conditioned on such approval.

“Stockholders Meeting” has the meaning set forth in Section 3.1.

“TPG Nominated Directors” has the meaning set forth in Section 2.1(a).

“Underwriters’ Maximum Number” means, for any Demand Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” has the meaning set forth in Section 4.12.

“Voting Securities” means at any time shares of any class of Capital Stock or other Securities of the Company that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any Convertible Securities that may be converted into, exercised for, or otherwise exchanged for such shares of Capital Stock.

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

GOVERNANCE

Section 2.1 TPG’s Representation on Company Board.

(a) Upon the Closing (as defined in the Purchase Agreement), if the number of members constituting the Company Board is other than nine (9), the Company Board shall promptly be reconstituted such that the number of members constituting the Company Board shall be nine (9), subject to increase or decrease by the Company Board from time-to-time, in accordance with the certificate of incorporation and bylaws of the Company and this Agreement. Upon the Closing (as defined in the Purchase Agreement), the Company shall promptly cause four (4) persons designated by TPG to be appointed to the Company Board in the manner provided in the Company’s governing documents for filling vacancies on the Company Board. Following the Closing, subject to Section 2.1(f), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Company Board, (i) so long as TPG, together with its Affiliates, Beneficially Owns as of the date of mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) at least forty percent (40%) of the outstanding Common Stock on an as-converted basis, the Company shall include four (4) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of all four (4) such nominees, (ii) so long as TPG, together with its Affiliates, Beneficially Owns as of the Mailing Date at least thirty percent (30%), but less than forty percent (40%), of the outstanding Common Stock on an as-converted basis, the Company shall include three (3) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of all three (3) such nominees, (iii) so long as TPG, together with its Affiliates, Beneficially Owns as of the Mailing Date at least fifteen percent (15%), but less than thirty percent (30%), of the outstanding Common Stock on an as-converted basis, the Company shall include two (2) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (iv) so long as TPG, together with its Affiliates, Beneficially Owns as of the Mailing Date at least five percent (5%), but less than fifteen percent (15%), of the outstanding Common Stock on an as-converted basis, the Company shall include one (1) person designated by TPG as a member of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of such nominee, and (v) if TPG, together with its Affiliates, Beneficially Owns as of the Mailing Date less than five percent (5%) of the outstanding Common Stock on an as-converted basis, the Company shall not be required to include any persons designated by TPG as members of the slate of Company Board nominees. The members of the Company Board nominated or elected pursuant to this Section 2.1(a) are referred to herein at the “TPG Nominated Directors.” The Company Board shall not withdraw any nomination or, subject to the Company Board’s fiduciary duties, recommendation required under this Section 2.1(a), unless TPG delivers to the Company Board a written request for such withdrawal. Further, (i) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Company Board, the Company Board shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Company Board, (ii) subject to the Company Board’s fiduciary duties, the Company Board shall not recommend the election of any other person to a position on the Company Board for which a TPG Nominated Director has been nominated, and (iii) the Company shall use commercially reasonable efforts to cause each TPG Nominated Director to be elected to the Company Board. If elected to the Company Board, each TPG Nominated Director will hold his or her office as a member of the Company Board for such term as is provided in the articles of incorporation and bylaws of the Company, or until his or her death, resignation or removal from the Company Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the articles of incorporation and bylaws of the Company, and applicable Law.

(b) Upon the Closing (as defined in the Purchase Agreement), the Company shall promptly cause each committee of the Company Board (each, a “Committee”) to be comprised of not more than four (4) members. Upon the Closing (as defined in the Purchase Agreement), the Company shall promptly cause two (2) TPG Nominated Directors designated by TPG to be appointed to each Committee. Following such appointment(s), (i) so long as TPG, together with its Affiliates, Beneficially Owns at least twenty two and a half percent (22.5%) of the outstanding Common Stock on an as-converted basis, the Company Board shall include two (2) TPG Nominated Directors designated by TPG on each Committee; (ii) so long as TPG, together with its Affiliates, Beneficially Owns at least five percent (5%), but less than twenty two and a half percent (22.5%), of the outstanding Common Stock on an as-converted basis, the Company Board shall include one (1) TPG Nominated Director designated by TPG on each Committee; and (iii) if TPG, together with its Affiliates, Beneficially Owns less than five percent (5%) of the outstanding Common Stock on an as-converted basis, the Company Board shall not be required to include any persons designated by TPG on any Committee. For so long as TPG has the right to designate at least one (1) TPG Nominated Director to serve on the Committees, (x) the Company Board shall maintain a committee called the Investment Committee, the rights and responsibilities of which shall include those described on Exhibit A hereto (the “Investment Committee”), and a committee called the Compensation Committee, the rights and responsibilities of which shall include those described on Exhibit B hereto (the “Compensation Committee”), (y) each Committee may only take action with the affirmative vote of at least a majority of its members and (z) (A) the Company Board will not authorize, and the Company Board will not cause to be taken, any action described on Exhibit A or in clause (ii) of Exhibit B hereto, as the case may be, absent the affirmative approval of the Investment Committee or the Compensation Committee, as the case may be, and (B) subject to and only following the receipt of Stockholder Approval, the Company Board will not authorize, and the Company Board will not cause to be taken, any action described in clause (i) of Exhibit B hereto absent the affirmative approval of the Compensation Committee. Furthermore, for so long as TPG has the right to designate at least one (1) TPG Nominated Director to serve on the Committees, if to the extent that any TPG Nominated Director is not permitted to serve on the Compensation Committee for any reason, including pursuant to Section 2.1(f) or Section 2.1(g) below, the Company Board shall create a new Committee in accordance with this Section 2.1(b), that includes the requisite number of TPG Nominated Directors, and that has the rights and responsibilities described on Exhibit B hereto. Any such Committee may only take action with the affirmative vote of at least a majority of its members and (x) the Company Board will not authorize, and the Company will not cause to be taken, any action described in clause (ii) of Exhibit B hereto absent the affirmative approval of such action by such Committee, and (y) subject to and only following receipt of Stockholder Approval, the Company Board will not authorize, and the Company Board will not cause to be taken, any action described in clause (i) of Exhibit B hereto absent the affirmative approval of the Compensation Committee.

(c) If TPG’s, together with its Affiliates’, Beneficial Ownership of outstanding Common Stock on an as-converted basis falls below any percentage threshold set forth in Section 2.1(a) or Section 2.1(b) above, TPG shall promptly cause one or more, as applicable, of the TPG Nominated Directors to resign from the Company Board and any Committees on which such TPG Nominated Directors serve, as applicable, such that the remaining number of TPG Nominated Directors on the Company Board or such Committees, as applicable, does not exceed the number that TPG is then entitled to designate for nomination or appointment pursuant to the terms and conditions of Section 2.1(a) and Section 2.1(b) above, and the number of directors that TPG shall be entitled to designate for nomination shall forever be reduced to such number of TPG Nominated Directors serving on the Company Board immediately after such resignation(s) (even if TPG or its Affiliates shall subsequently acquire additional shares of Common Stock or Series E Preferred Stock). In addition, TPG shall cause any TPG Nominated Director to resign from the Company Board and any Committees on which such TPG Nominated Director serves if such TPG Nominated Director, as determined by the Company Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company or a member of any such Committees under any rule or regulation of the SEC, the NYSE or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the TPG Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law or (iv) has engaged in any transaction involving the Company from which the TPG Nominated Director derived an improper personal benefit that was not disclosed to the Company Board prior to the authorization of such transaction; provided, however, that, subject to the limitations set forth in Section 2.1(a) and Section 2.1(b), TPG shall have the right to replace such resigning TPG Nominated Director with a new TPG Nominated Director, such newly named TPG Nominated Director to be appointed promptly to the Company Board in place of the resigning TPG Nominated Director in the manner set forth in the Company’s governing documents for filling vacancies on the Company Board. Nothing in this paragraph (c) or elsewhere in this Agreement (except Section 2.1(e)) shall confer any third-party beneficiary or other rights upon any person designated hereunder as a TPG Nominated Director, whether during or after such person’s service on the Company Board.

(d) For so long as TPG has the right to designate at least one (1) TPG Nominated Director for nomination to the Company Board pursuant to Section 2.1(a) above, the Company Board shall (i) fill vacancies created by reason of death, removal or resignation of any TPG Nominated Director promptly upon request by TPG and only as directed by TPG, subject to the terms and conditions set forth in Section 2.1(a) above and Sections 2.1(f) and 2.1(g) below, and (ii) fill vacancies created by reason of death, removal or resignation of any director who is not a TPG Nominated Director (a “Non-TPG Director”) promptly upon request by the Non-TPG Directors and only as directed by the Non-TPG Directors; provided, however, that any such director designated by the Non-TPG Directors shall, as a condition precedent to his or her nomination, meet each of the requirements set forth in clauses (i) – (iv) of Section 2.1(f) below (it being understood that, for the purposes hereof, the word “TPG” appearing in clause (i) thereof shall be replaced with the words “the Non-TPG Directors”), other than, in the case of any non-independent or management director, the requirements of clause (iii) thereof. Further, for so long as TPG has the right to designate at least one (1) TPG Nominated Director for appointment to any Committee pursuant to Section 2.1(b) above, the Company Board shall appoint and remove the TPG Nominated Directors as members of any such Committee promptly upon request by TPG and only as directed by TPG, and shall fill vacancies created by reason of death, removal or resignation of any TPG Nominated Director promptly upon request by TPG and only as directed by TPG, subject to the terms and conditions set forth in Section 2.1(b) and 2.1(c) above and Sections 2.1(f) and 2.1(g) below. So long as TPG has promptly named a replacement, following any death, removal or resignation of any TPG Nominated Director, and prior to any the appointment of such replacement in accordance with this Agreement, the Company Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of a TPG Nominated Director until such time as such newly named TPG Nominated Director has been so appointed to the Board or such Committee.

(e) Each TPG Nominated Director that is elected to the Company Board shall be indemnified by the Company and its subsidiaries, if applicable, in connection with his or her service as a member of the Company Board or any Committee to the fullest extent permitted by law and will be exculpated from liability for damages to the fullest extent permitted by law. Without limiting the foregoing in this Section 3.1(e), each TPG Nominated Director who is elected to the Company Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Company Board and any Committee as is provided for each of the other members of the Company Board or Committee, as applicable.

(f) TPG shall only designate a person to be a TPG Nominated Director (i) who TPG believes in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the NYSE or applicable Law, (iii) who meets the independence standards set forth in Section 303A.02(b) of the NYSE Listed Company Manual and (iv) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Company Board shall retain the right to object to the nomination, election or appointment of any TPG Nominated Director for service on the Company Board or any Committee if the members of the Company Board determine in good faith, after consultation with outside legal counsel, that such TPG Nominated Director fails to meet the criteria set forth above or, with respect to any TPG Nominated Director to be appointed to the Company’s Audit Committee, Governance Committee or Compensation Committee, any other rule or regulation of the SEC, the NYSE or applicable Law that applies to members of a company’s audit committee, governance committee or compensation committee (including for purposes of Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). In the event that the members of the Company Board object to the nomination, election or appointment of any TPG Nominated Director to the Company Board or any Committee pursuant to the terms of this Section 2.1(f), the Company Board shall nominate or appoint, as applicable, another individual designated by TPG as the TPG Nominated Director nominated for election to the Company Board or appointed to the Committee, as applicable, that meets the criteria set forth in this Section 2.1(f) and Section 2.1(g).

(g) Notwithstanding anything to the contrary in this Section 2.1, nothing shall prevent the Company Board from acting in accordance with their respective fiduciary duties or applicable Law or stock exchange requirements. The Company Board shall have no obligation to nominate, elect or appoint any TPG Nominated Director if such nomination, election or appointment would violate applicable Law or NYSE requirements or result in a breach by the Company Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of TPG to designate an alternative individual as the TPG Nominated Director nominated for election to the Company Board or appointed to the Committee, as applicable, subject to the other terms, conditions and provisions in this Article II.

(h) For purposes of calculating the Beneficial Ownership of the Company’s outstanding Common Stock owned by TPG and its Affiliates on an as-converted basis pursuant to this Article II, to the extent shares of the Company’s Capital Stock are issued or become issuable under any outstanding equity award, the vesting of which remains contingent on the satisfaction of any performance goals under such award that have yet to be achieved (and whether or not such goals are deemed to be satisfied as a result of the transactions contemplated by the Purchase Agreement), such shares shall be deemed to be not outstanding and shall be excluded from the denominator in such calculation.

(i) The rights of TPG set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that TPG may otherwise have as a holder of capital stock of the Company, subject to Section 5.1 below.

Section 2.2 Consent Rights.

(a) For so long as TPG, together with its Affiliates, Beneficially Owns at least twenty two and a half percent (22.5%) of the outstanding Common Stock on an as-converted basis, prior written consent of TPG will be required for:

(i) Any modification or amendment of the Company’s or any of its subsidiaries’ articles of incorporation, bylaws, operating agreement or similar organizational documents (whether by merger, consolidation or otherwise), including the reclassification of any shares of capital stock), as applicable, in any manner adverse to TPG;

(ii) Any (A) voluntary liquidation, dissolution or winding-up of the business and affairs of the Company or any of its subsidiaries, (B) any filing of any bankruptcy petition or assignment for the benefit of creditors generally, (C) any commencement of any voluntary proceeding that seeks reorganization or other relief under any bankruptcy or similar Law, (D) any seeking of the appointment of a trustee, receiver, custodian or other similar official with respect to the Company or any of its subsidiaries or any substantial part of the Company’s or any of its subsidiaries’ property, (E) any consent to any involuntary bankruptcy or similar proceeding, and (F) any authorization, approval, adoption or giving effect to any resolution or agreement or plan of voluntary liquidation, dissolution or winding-up of the Company or any of its subsidiaries;

(iii) Any decision by the Company Board to cause the Company not to elect to qualify as a real estate investment trust under the Code;

(iv) Any increase or decrease of the size of the Company Board or any Committee;

(v) Any change in the rights and responsibilities of either the Investment Committee or the Compensation Committee (or any additional Committee created in accordance with the last sentence of Section 2.1(b)) as set forth in Exhibit A or Exhibit B, as applicable (other than as expressly contemplated hereby); and

(b) Notwithstanding the foregoing, the consent rights set forth in paragraph (a) above shall not apply, and TPG’s prior written consent shall not be required for any actions taken or to be taken, in connection with a Change of Control of the Company so long as the holders of the Preferred Stock are entitled, in connection with the consummation of such Change of Control, to exercise their rights under Section 4(b) of the articles supplementary establishing the Preferred Stock. The rights of TPG and its Affiliates set forth in this Section 3.2 shall be in addition to, and not in limitation of, such voting rights that TPG and its Affiliates may otherwise have as holders of capital stock of the Company, subject to Section 5.1.

Section 2.3 Domestically Controlled Status. The Company shall, at least once in each calendar year, and, upon the prior request of TPG, one additional time within such calendar year, determine whether the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) of the Code (a “DCR”); provided, however, that such examination shall be limited to information filed publicly with the SEC with respect to the ownership of stock of the Company (i.e., Schedules 13) and any information related to the ownership of the Company provided by TPG, and that the Company shall not be required to take any action (or to not take any action) so as to be treated as a DCR at any given time; provided, further, that TPG shall not request that the Company conduct an examination within 180 days prior to the Company’s completion of its most recent prior examination.

ARTICLE III

PRE-EMPTIVE RIGHTS

Section 3.1 Pre-Emptive Rights.

(a) For so long as TPG, together with its Affiliates, Beneficially Owns at least ten percent (10%) of the outstanding Common Stock on an as-converted basis, TPG or one or more TPG Affiliates designated by TPG shall have the option and right (but not the obligation) to participate (or nominate any of TPG’s Affiliates to participate) in any Equity Issuance by purchasing in the aggregate up to TPG’s and its Affiliates’ Pro Rata Portion of such Equity Issuance at the same price and the same terms and conditions as offered to other investors in the Equity Issuance; provided, that:

(i) if the Company’s stockholders (excluding TPG) have not approved the conversion of the Preferred Stock, TPG shall (at its option (and in lieu of the rights to which TPG would have otherwise been entitled had the conversion of the Preferred Stock been approved)) have the right to purchase a number of shares of Preferred Stock having, in the aggregate, a Liquidation Preference (as such term is defined in the articles supplementary establishing such Preferred Stock) equal to the aggregate value of the Pro Rata Portion of such Equity Issuance that TPG would have (had the conversion of the Preferred Stock been approved) otherwise been entitled to purchase, and

(ii) if the Company’s stockholders (excluding TPG) have not approved the pre-emptive rights granted pursuant to this Section 3.1 at least once in the preceding five (5) years and the rules of the NYSE, at the time of such proposed Equity Issuance, requires such an approval, TPG’s option and right to participate (or nominate any of TPG’s Affiliates to participate) in any Equity Issuance consisting of Common Stock or Securities convertible into or exercisable for Common Stock shall be limited to an amount that shall not exceed one percent (1%) of the number of shares of Common Stock or one percent (1%) of the voting power of the Common Stock outstanding before the Equity Issuance (or such other amount as the NYSE may then require); provided, that the foregoing limitation shall not limit the rights of TPG set forth in Section 3.1(a)(i) to acquire up to their Pro Rata Portion of such Equity Issuance in the form of Series E Preferred Stock.

The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow TPG or its Affiliate(s), as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement. The Company further agrees to use reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining the Stockholder Approval with respect to the pre-emptive rights granted pursuant to this Section 3.1 (such a meeting, a “Stockholders Meeting”) as provided in Section 8.2 of the Purchase Agreement and at least once during each five (5) year period thereafter. Subject to the Company Board’s fiduciary duties, the proxy statement in connection with any such Stockholders Meeting shall include the Company Board’s recommendation that the stockholders vote in favor of such pre-emptive rights. TPG hereby agrees to furnish to the Company in writing all information concerning TPG and its Affiliates as the Company may reasonably request in connection with any such Stockholders Meeting.

(b) In the event the Company proposes to undertake an Equity Issuance, the Company shall promptly give TPG prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), the timing of such proposed Equity Issuance and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. TPG and its Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable, as may be required in order for TPG and its Affiliates to participate in such proposed Equity Issuance) from the date TPG receives notice of the proposed Equity Issuance to elect to purchase their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice provided by the Company pursuant to this Section 3.1(b) by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable. Any purchase of Equity Interests by TPG and its Affiliates pursuant to this Section 3.1 shall occur contemporaneously with, and be subject to the same terms and conditions as, the closing of the sale of the Equity Interests by the Company to the other parties.

(c) The purchase by TPG and its Affiliates of Equity Interests pursuant to this Section 3.1 shall be subject to the limitations on stock ownership set forth in the Company’s organizational documents; provided, that Company shall provide any necessary waiver of such limitations upon receipt of an updated representation letter similar to the representation letter provided by TPG and its Affiliates in connection with the Closing (as defined in the Purchase Agreement).

(d) In the event that neither TPG nor any of its Affiliates exercises the right forth in this Section 3.1 within the applicable period as set forth above, the Company shall be permitted to sell the equity interests in respect of which such pre-emptive rights were not exercised. In the event that the Company has not sold the equity interests within ninety (90) days of its notice to TPG as contemplated by Section 3.1(b), for purposes of this Section 3.1 such proposed Equity Offering shall be deemed to have been terminated, and the Company shall provide TPG with a new notice prior to undertaking a subsequent Equity Issuance.

(e) The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.1, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to TPG or its Affiliates.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) Subject to the provisions hereof, at any time on or after the one (1) year anniversary of the Closing Date (as defined in the Purchase Agreement), the Holders of a majority of Registrable Securities shall have the right to require the Company to file a Registration Statement registering for sale all or part of their respective Registrable Securities under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration by such Holder or Holders, (ii) specifying whether the intended method of disposition thereof is pursuant to an Underwritten Offering (as defined below), and (iii) containing all information about such Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall (x) promptly notify all Holders from whom the request for registration has not been received and (y) use reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided, however, that (i) the Holders shall not make a request for a Demand Registration under this Section 4.1(a) for Registrable Securities having an anticipated aggregate offering price of less than $5,000,000, (ii) the Holders will not be entitled to require the Company to effect more than three (3) Demand Registrations in the aggregate under this Agreement, and (iii) the Company will not be obligated to effect more than one (1) Demand Registration in any six (6) month period.

(b) The offering of the Registrable Securities pursuant to such Demand Registration may be in the form of an underwritten public offering (an “Underwritten Offering”). In such case, (i) the Company may designate the managing underwriter(s) of the Underwritten Offering, provided that such Holders may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 4.8 of this Agreement; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering. No Holder may participate in any such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Company shall not be obligated to effect or participate (a) more than two (2) Underwritten Offerings in any twelve (12) month period, and (b) in any Underwritten Offering during any lock-up period required by the underwriter(s) in any prior underwritten offering conducted by the Company on its own behalf or on behalf of the Holders.

(c) If, in connection with an Underwritten Offering, the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Holders thereof to be included in such registration that does not exceed such Underwriters’ Maximum Number, such Registrable Securities to be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in a Demand Registration without the prior written consent of the holders of a majority in interest of the Registrable Securities.

(d) A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the SEC, at least 75% of the Registrable Securities requested to be included in the registration by the Holders are included in such registration, and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (i) such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, and in each case less than all of the Registrable Securities covered by the effective Registration Statement are actually sold by the selling Holder or Holders pursuant to the Registration Statement, or (ii) if, in the case of an Underwritten Offering, the Company fails to provide Full Cooperation, then such registration will be deemed not to have been effected for purposes of clause (ii) of the proviso to Section 4.1(a). If (i) a registration requested pursuant to this Section 4.1 is deemed not to have been effected as a Demand Registration or (ii) the registration requested pursuant to this Section 4.1 does not remain continuously effective until forty-five (45) days after the commencement of the distribution by the Holders of the Registrable Securities covered by such registration, then the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 4.1 of the Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 4.1(d), each Holder of Registrable Securities shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of clause (ii) of the proviso to Section 4.1(a).

Section 4.2 Piggyback Registration.

(a) At any time after the one (1) year anniversary of the Closing Date (as defined in the Purchase Agreement), if (and on each occasion that) the Company proposes to register any of its securities under the Securities Act (other than pursuant to Section 4.1) for the account of any of its security holders and such registration permits the inclusion of the Registrable Securities (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to all Holders of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

(b) Subject to the provisions contained in paragraphs (a) and (c) of this Section 4.2 and in the last sentence of this paragraph (b), the Company will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from any Holder delivered to the Company no later than five (5) Business Days following delivery of the notice from the Company specified in Section 4.2(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the fifth business day prior to the planned effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

(c) If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, (ii) second, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iii) third, any other securities that have been requested to be so included by any other person.

(d) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(e) The Company shall not grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.

Section 4.3 Registration Expenses. In connection with registrations pursuant to Section 4.1 or Section 4.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (a) registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (g) fees and expenses, if any, incurred with respect to any filing with FINRA, (h) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (j) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (k) fees and expenses of any special experts retained by the Company in connection with such registration, and (l) reasonable and documented fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”); provided, however, that the Company shall reimburse the Holders for the reasonable and documented fees and disbursements one, but not more than one, additional counsel retained by any Holder for the purpose of rendering any opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such Holder in connection with any Demand Registration. Other than as provided in the foregoing sentence, the Company shall have no obligation to pay any out-of-pocket expenses of the Holders relating to the registrations effected pursuant to this Agreement. Notwithstanding the foregoing, Holders shall be responsible, on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder, for any underwriting discounts and commissions attributable to the sale of Registrable Securities pursuant to a Registration Statement. The obligation of the Company to bear the expenses described in this Section 4.3 and to pay or reimburse the Holders for the expenses described in this Section 4.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will, as soon as reasonably practicable (and in any event, within 90 days) after its receipt of the request for registration under Section 4.1(a), prepare and file with the Commission a Registration Statement on Form S-1, Form S-3 or another appropriate Securities Act form reasonably acceptable to the Holders, and use reasonable best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b) The Company will (i) promptly prepare and file with the Commission such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus.

(c) The Company will, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within five (5) days after delivery, and thereafter, furnish to such Holders, Holders’ Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ Counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) day.

(d) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use reasonable best efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e) On or prior to the date on which the Registration Statement is declared effective, the Company shall use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f) The Company will notify each Holder, Holders’ Counsel and the underwriter(s) promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(g) The Company will furnish customary closing certificates and other deliverables to the underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(h) The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

(i) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j) The Company shall use reasonable best efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which the Common Stock of the Company is then listed.

(k) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(l) The Company shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(m) If requested, the Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(n) The Company otherwise shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(o) The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel (which may be the Company’s General Counsel), dated the date of closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

(p) In connection with each Demand Registration, the Company shall cause there to occur Full Cooperation.

For purposes of Section 4.4(a) and Section 4.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof.

Section 4.5 Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 4.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(f) hereof.

Section 4.6 Blackout Provisions.

(a) Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (i) postpone effecting a registration under this Agreement, or (ii) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than forty-five (45) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause (ii) of this Section 4.6(a) if (x) the Company Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company Board, in good faith, reasonably believes would not be in the best interests of the Company; provided that the Company may not take any actions pursuant to this Section 4.6(a) for a period of time in excess of ninety (90) days in the aggregate in any twelve (12)-month period.

(b) If the Company shall take any action pursuant to clause (ii) of Section 4.6(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 4.6(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

Section 4.7 Exchange Act Registration. The Company will use its reasonable best efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act, and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as a Holder has provided reasonable evidence to the

Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder.

Section 4.8 Indemnification.

(a) Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus of the Company (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder or any of its managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons expressly for use therein, and, consistent with and subject to the foregoing, shall reimburse such

Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holder. The Holders agree, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to information related to the Holders, or their plan of distribution, furnished in writing by the Holders or any of their managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holder shall be required to indemnify any Person pursuant to this Section 4.8(b) for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold for the account of such Holder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4.8(a) or Section 4.8(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

Section 4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities (including any registration or similar agreement) which is inconsistent with or violates the material rights granted to the Holders in this Agreement.

Section 4.10 Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), other than any issuance of upon conversion of the Preferred Stock, for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will exercise its best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s).

Section 4.11 Termination of Registration Rights. The rights granted under this Article IV shall terminate on the earlier of the date that (a) the Holders no longer Beneficially Own any Registrable Securities or (b) all Registrable Securities are eligible for sale without any volume or other limitations or restrictions; provided, however, that the indemnification provisions set forth in Section 4.8 shall survive such termination.

Section 4.12 Assignment; Binding Effect. The rights and obligations provided in this Article IV may be assigned in whole or in part by any Holder to a controlled affiliate of such Holder or to any member, general or limited partner or stockholder of any such Holder (each, a “Permitted Transferee”) without the consent of the Company or any other Holder. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by all of the terms of this Article IV as a “Holder.” Upon receipt of the documents referenced in clauses (a) and (b) of this Section 4.12, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Article IV. Except as set forth in this Section 4.12, the rights and obligations provided in this Article IV may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

ARTICLE V

COVENANTS

Section 5.1 Standstill.

(a) TPG hereby agrees that until the earliest of (i) such time as TPG and its Affiliates no longer collectively own at least five percent (5%) of the outstanding Common Stock on an as-converted basis, (ii) the fifth (5th) anniversary hereof or (iii) a Change of Control of the Company, without the prior written approval of the Company, neither TPG nor any of its Affiliates will, directly or indirectly:

(i) acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired (A) as a result of the exercise of any rights or obligations set forth in this Agreement, (B) upon conversion of the Preferred Stock, (C) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (D) directly from the Company, or (E) to restore their aggregate percentage interest in the Company’s outstanding Common Stock (assuming conversion of the Series E Preferred Stock, without taking into account any provisions restricting the convertibility thereof) if such percentage interest has been reduced for any reason, including as a result of a sale of Capital Stock by TPG and its Affiliates, provided that any such reduction has not resulted in TPG and its Affiliates collectively owning less than five percent (5%) of the outstanding Common Stock on an as-converted basis;

(ii) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses;

(iii) other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to the Company Board solely with respect to any of the TPG Nominated Directors permitted by the terms hereof to serve on such Company Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting of, any Common Stock of the Company or any of its subsidiaries;

(iv) call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities;

(v) deposit any Securities of the Company into a voting trust, or subject any Securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

(vi) seek representation on the Company Board or a change in the composition of the Company Board or number of directors elected by the holders of Common Stock or a change in the number of such directors who represent TPG, other than as expressly permitted pursuant to this Agreement; and

(vii) bring any action or otherwise act to contest the validity of this Section 5.1;

provided, that nothing in clauses (ii), (iii), (iv) or (vi) of this Section 5.1(a) shall apply to the TPG Nominated Director(s) solely in his or her capacity as a director of the Company or to actions taken by TPG or any of its Affiliates to prepare the TPG Nominated Directors to act in such capacity.

(b) The limitations provided in Section 5.1(a) shall, upon the occurrence of any of the following events, immediately be suspended until the expiration of the time period set forth below in this Section 5.1(b), but only so long as TPG or any of its Affiliates did not directly or indirectly assist, facilitate, encourage or participate in any such events:

(i) on the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Person of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

(ii) on the decision by the Company Board or a duly constituted committee of the Company Board (a) to solicit one or more proposals for a transaction that, if consummated, would result in a Change of Control or (b) to pursue discussions or negotiations or make diligence materials available, with respect to an unsolicited proposal for a transaction that, if consummated, would result in a Change of Control.

(iii) on the decision by the Company Board to recommend that stockholders approve any action proposed by a Person pursuant to the filing of a preliminary proxy statement by any Person with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove any directors of the Company;

(iv) on the adoption by the Board of Directors of a plan of liquidation or dissolution;

(v) on the occurrence of any material breach by the Company of any of its material obligations under this Agreement, which breach has not been remedied within ten (10) days after notice to the Company thereof; or

(vi) upon the failure by the Company to pay the Holders of the Preferred Stock any dividends due thereon for four (4) successive fiscal quarters;

Upon (u) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 5.1(b)(i) in which such Person does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (v) the withdrawal of all pending proposals referred in Section 5.1(b)(ii) without a Change of Control having occurred and without, or the termination of, an agreement to effect a Change of Control, or the decision of the Company Board or a duly constituted committee of the Company Board to reject all such proposals, (w) the abandonment by the Company Board or a duly constituted committee of the Company Board of a process to solicit a proposal of the type referred to in Section 5.1(b)(ii) without a Change of Control having occurred and without an agreement to effect a Change of Control, (y) the withdrawal or termination or failure of the solicitation referred to in Section 5.1(b)(iii), or (y) the termination of the plan of liquidation referenced in Section 5.1(b)(iv), or (z) the remedy of any breach described in Section 5.1(b)(v) or the payment to the Holders in full in cash (by wire transfer of immediately available funds) all dividends then due and owing in respect of the Preferred Stock held by such Holders as contemplated in Section 5.1(b)(vi), as the case may be, the limitations provided in Section 5.1(a) (except to the extent then suspended as a result of any other event specified in this Section 5.1(b)) shall again be applicable for so long as and only to the extent provided in this Agreement.

Section 5.2 No Conflicting Agreements. For so long as this Agreement remains in effect, neither the Company nor TPG shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Shares or other Securities, or otherwise act or agree to act in concert with any Person with respect to any Shares or other Securities, to the extent such agreement, arrangement, or concerted act would controvert, or otherwise be inconsistent in any material respect with, the provisions of this Agreement.

Section 5.3 Further Assurances. Each of TPG and the Company agrees to execute and deliver all such further documents and do all acts and things that from time to time may reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of TPG and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the agreements and other documents and instruments referred to herein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.4 Successors and Assigns. Except as expressly set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement (including any rights under Article II and Article III hereof) may be assigned, in whole or in part (except by operation of Law), by either party without the prior written consent of the other party, and any such transfer or attempted transfer without such consent shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6.6 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

Section 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Parkway Properties, Inc.

Bank of American Center, Suite 2400

390 North Orange Avenue

Orlando, Florida 32801

Attention: James R. Heistand

Fax: (407) 650-0597

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Attention: David W. Bonser

Fax: (202) 637-5910

If to TPG:

c/o TPG Global, LLC

301 Commerce St, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Facsimile: (817) 871-4001

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Alfred O. Rose

Fax: (617) 325-0096

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino

Fax: (646) 728-1523

Section 6.8 Governing Law; Venue and Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, any body of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

(b) Any action or proceeding against either the Company or TPG relating in any way to this Agreement may be brought exclusively in the courts of the State of New York or (to the extent subject matter jurisdiction exists therefore) the United States District Court for the Southern District of New York, and each of the Company and TPG irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND TPG HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE COMPANY AND TPG ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 6.8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY OR TPG MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.9 Third Party Benefits. Except the provisions in Section 6.10, none of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary.

Section 6.10 No Recourse Against Others. All claims, causes of action (whether in contract or in tort, in law or in equity, or granted by statute), obligations, or liabilities that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equityholders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any Contracting Party, and any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equityholders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (the “Non-Recourse Parties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims and causes of action against any such Non-Recourse Parties. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate, limited liability company or limited partnership veil, unfairness, undercapitalization, or otherwise, in each case in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 6.11 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12 Expenses. Except to the extent otherwise expressly provided herein, the Company shall reimburse TPG and its Affiliates, upon presentation of appropriate documentation, for all reasonable out-of-pocket expenses incurred by TPG and its Affiliates after the date hereof in connection with enforcement of this Agreement.

Section 6.13 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that (a) TPG and its Affiliates cease to Beneficially Own any shares of Common Stock on an as-converted basis, and (b) the registration rights and obligations set forth in Article IV (other than those set forth in Section 4.8) have terminated pursuant to Section 4.11.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

COMPANY: PARKWAY PROPERTIES, INC.

By:
Name:
Title:

TPG: TPG VI PANTERA HOLDINGS, L.P.

By:
Name:
Title:

Exhibit A

Investment Committee Rights and Responsibilities

The Investment Committee rights and responsibilities shall include committee approval for each of the following:

(i) Any sale, issuance, or authorization of the issuance or sale of (A) any capital stock or other security of the Company or any of its subsidiaries, (B) any option or right to acquire any capital stock (or cash based on the value of capital stock) or other security of the Company or any of its subsidiaries, or (C) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of capital stock) or other security of the Company or any of its subsidiaries (it being acknowledged and agreed that (I) the Company shall be permitted, without the prior written consent of the TPG Nominated Directors of the Investment Committee, to issue shares in a Permitted Issuance and that (II) nothing herein shall be deemed to limit the Company’s ability to pay dividends on any outstanding shares of the Preferred Stock without the prior written consent of the TPG Nominated Directors of the Investment Committee); and

(ii) Any incurrence, assumption, guaranty or other similar assumption of liability by the Company or any of its subsidiaries in respect of any Debt with a principal amount attributed to the Company’s share of greater than $20,000,000; and

(iii) Such other transactions as set forth on Annex I hereto.

Notwithstanding the foregoing, the consent rights set forth in paragraphs (i), (ii) and (iii) above shall not apply, and committee approval shall not be required for any actions taken or to be taken, in connection with a Change of Control of the Company so long as the holders of the Preferred Stock are entitled, in connection with the consummation of such Change of Control, to exercise their rights under Section 4(b) of the articles supplementary establishing the Preferred Stock.

Exhibit B

Compensation Committee Rights and Responsibilities

In addition to its current mandate (as previously provided to TPG), the Compensation Committee Charter rights and responsibilities shall include committee approval for each of the following:

(i) The hiring or termination of any of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Investment Officer, or any material change in any of the duties of any such executive officer; and

(ii) Any issuance, sale or authorization pursuant to any future compensation arrangements for the Company’s directors, officers, employees, consultants and agents.

Notwithstanding the foregoing, the consent rights set forth in paragraph (i) above shall not apply, and committee approval shall not be required for any actions taken or to be taken, in connection with a Change of Control of the Company so long as the holders of the Preferred Stock are entitled, in connection with the consummation of such Change of Control, to exercise their rights under Section 4(b) of the articles supplementary establishing the Preferred Stock.

Exhibit B

Management Services Agreement

EXECUTION VERSION

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of [—], 2012 by and between Parkway Properties, Inc. (the “Company”) and TPG VI Management, LLC (the “Manager”).

WHEREAS, on May [—], 2012, the Company entered into that certain Securities Purchase Agreement, by and between the Company and the “Investors” signatory thereto (as amended, restated or otherwise modified and as in effect from time to time, and together with all exhibits, schedules and other attachments thereto, the “Purchase Agreement” and each of the transactions contemplated thereby and by each of the documents required to be entered into pursuant to the terms of such Purchase Agreement, collectively, the “Transaction”), pursuant to which Purchase Agreement, the Company is issuing on the date hereof certain shares of Common Stock and Preferred Stock to the Investors (as each such term is defined in the Purchase Agreement);

WHEREAS, on [—], 2012, the Company entered into that certain Stockholders Agreement, by and between the Company and TPG VI Pantera Holdings, L.P. (“TPG”) (as amended, restated or otherwise modified and as in effect from time to time, the “Stockholders Agreement”);

WHEREAS, to enable the Company to engage in the Transaction and related transactions, the Manager provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the Company wishes to retain the Manager to provide certain management, advisory and consulting services to the Company, and the Manager is willing to provide such services on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and the Manager, intending to be legally bound, hereby agree as follows:

1. Services. The Manager hereby agrees that, during the term of this Agreement set forth in Section 4 below (the “Term”), it will provide to the Company, to the extent mutually agreed by the Company and the Manager, by and through itself and/or the Manager’s successors, assigns, affiliates, officers, employees and/or representatives and third parties (collectively hereinafter referred to as the “Manager Designees”), as the Manager in its sole discretion may designate from time to time, and as reasonably acceptable to the Company, management, advisory and consulting services in relation to the affairs of the Company. Such management, advisory and consulting services may include, without limitation:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing on terms and conditions satisfactory to the Company;

(b) advice in connection with acquisition, disposition and change of control transactions involving the Company or any of its direct or indirect subsidiaries or any of its respective successors;

(c) financial, managerial and operational advice in connection with the Company’s day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company or its subsidiaries; and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Manager and the Company may from time to time agree in writing.

The Manager or its Manager Designees will devote such time and efforts to the performance of the services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager or any Manager Designee on a weekly, monthly, annual or other basis. The Company acknowledges that each of the Manager’s or Manager Designee’s services are not exclusive to the Company or its respective subsidiaries and that the Manager and any Manager Designee may render similar services to other persons and entities. The Manager and the Company understand that the Company or its subsidiaries may at times engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Manager and the Manager Designees under this Agreement. In providing services to the Company or its subsidiaries, the Manager and Manager Designees will act as independent contractors, and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party hereto has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party hereto.

2. Payment of Fees.

(a) On the date hereof, the Company will pay to the Manager (or its Manager Designee(s)) an aggregate transaction fee (the “Transaction Fee”) equal to $6,000,000 in consideration of the Manager providing the Financial Advisory Services. In addition to the Transaction Fee, on the date hereof, the Companies will pay to the Manager (or its Manager Designee(s)), an amount equal to all actual third party out-of pocket expenses incurred by or on behalf of the Manager and its affiliates, including, without limitation, (i) the fees, expenses and disbursements of lawyers, accountants, consultants, financial advisors and other advisors that may have been retained by the Manager or its affiliates and (ii) any fees (including, without limitation, any financing fees) related to the Transaction incurred by the Manager or its affiliates, up to a maximum of one million dollars ($1,000,000) (all such fees and expenses, in the aggregate but subject to the maximum amount set forth above, the “Covered Costs”).

(b) During the Term, as compensation for the services provided by the Manager and the Manager Designees under this Agreement, the Company will pay to the Manager (or its Manager Designee(s)) an aggregate annual retainer fee (the “Monitoring Fee”) as follows: (i) six hundred thousand dollars ($600,000) for the period ending on date that is the first

2

anniversary of the date hereof (the “Initial Period”); and (ii) one million dollars ($1,000,000) per annum for each year thereafter so long as TPG has the right to nominate four (4) directors to the Board of Directors of the Company pursuant to the Stockholders Agreement; provided, that the Monitoring Fee shall be reduced to (a) seven hundred fifty thousand dollars ($750,000) (or four hundred fifty thousand dollars ($450,000) during the Initial Period) from and after the date on which the number of directors which TPG has the right to nominate to the Board of Directors of the Company pursuant to the Stockholders Agreement is reduced to three (3), (b) five hundred thousand dollars ($500,000) (or three hundred thousand dollars ($300,000) during the Initial Period) from and after the date on which the number of directors which TPG has the right to nominate to the Board of Directors of the Company pursuant to the Stockholders Agreement is reduced to two (2), (c) two hundred fifty thousand dollars ($250,000) (or one hundred fifty thousand dollars ($150,000) during the Initial Period) from and after the date on which the number of directors which TPG has the right to nominate to the Board of Directors of the Company pursuant to the Stockholders Agreement is reduced to one (1), and (e) zero dollars ($0) from and after the date on which the number of directors which TPG has the right to nominate to the Board of Directors of the Company pursuant to the Stockholders Agreement has been reduced to zero (0). The Monitoring Fee shall be payable (i) one-half in cash, and (ii) one-half by issuance by the Company of (x) a number of shares of Series E Cumulative Redeemable Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), of the Company that, in the aggregate, have a Liquidation Preference (as defined in the Articles Supplementary to the Company’s existing Articles of Incorporation setting forth the terms of the Series E Preferred Stock) equal to one-half of such Monitoring Fee, or (y) if the Series E Preferred Stock is no longer outstanding, a number of shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company that, in the aggregate, have an Average Trading Price (as defined in the Articles Supplementary to the Company’s existing Articles of Incorporation setting forth the terms of the Series E Preferred Stock, and determined as of the date immediately preceding such issuance date) equal to one-half of such Monitoring Fee; provided, however, that the Company shall pay such portion of the Monitoring Fee in cash instead of issuing such additional shares of Series E Preferred Stock or Common Stock if either (a), immediately after giving effect to such proposed issuance and assuming (immediately following such proposed issuance) the conversion of all such shares of Series E Preferred Stock then held by TPG and its affiliates, TPG and its affiliates would hold in excess of forty nine percent (49.0%) of the Common Stock issued and outstanding or (b) as a result of such issuance, any “Person” (as such term is defined in the Articles of Incorporation of the Company dated as of May 6, 1996, as amended and supplemented through the date hereof (the “Charter”)), other than a member of the “Stockholder Group” (as such term is defined in that certain Waiver Request, delivered to the Company as of the date hereof pursuant to Section 7.7 of the Purchase Agreement), would “Beneficially Own” or “Constructively Own” Equity Stock in excess of the “Ownership Limit” (as each such term is defined in the Charter)), and, for the sake of clarity, any issuance in violation of clause (b) of this proviso shall be void ab initio. The Monitoring Fee will be paid (and for all avoidance of doubt, the requisite number of shares of Series E Preferred Stock or Common Stock shall be issued) in four (4) equal quarterly payments in advance, on the date during such quarter on which the Corporation is to pay its quarterly Common Stock dividend, and if no such dividend is paid during such period, the last day of such quarter (or if any such date is not a day where banks in New York, New York are able to be open for business, on the next day where such banks are able to be open for business). The Monitoring Fee payable to the Manager (or its Manager Designee(s)), shall be made in lieu of any director fees payable to the designated nominees to the Company’s Board of Directors pursuant to the Stockholders Agreement.

3

(c) Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available funds to the account(s) specified by the Manager from time to time.

3. Deferral. Any fee (or portion thereof) that would have been payable to the Manager (or its Manager Designees) pursuant to Section 2 above absent such payment constituting, resulting in or giving rise to a breach or violation of the terms or provisions of, or resulting in a default under, any guarantee, financing or security agreement or indenture entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security (the “Financing Documents”) applicable to the Company (the “Deferred Fees”) will accrue upon the immediately succeeding period in which such amounts could, consistent with the Financing Documents, be paid, and will be paid in such succeeding period (in addition to such other amounts that would otherwise be payable at such time) in the manner set forth in Section 2, it being understood that the parties shall use their reasonable best efforts to cause any deferrals hereunder to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable.

4. Term. This Agreement will continue in full force and effect until TPG no longer has the right to designate nominees to the Company’s Board of Directors pursuant to the Stockholders Agreement, at which time this Agreement shall automatically terminate. For the avoidance of doubt, termination of this Agreement will not relieve a party hereto from liability for any breach of this Agreement on or prior to such termination. In the event of a termination of this Agreement, the Company will pay the Manager (or its Manager Designees) all unpaid Transaction Fees (pursuant to Section 2(a) above), Covered Costs (pursuant to Section 2(a) above), Monitoring Fees (pursuant to Section 2(b) above), Deferred Fees (pursuant to Section 3 above) and Reimbursable Expenses (pursuant to Section 5(a) below) due with respect to periods prior to the date of termination. All of Section 4 through Section 14 will survive termination of this Agreement with respect to matters arising before or after such termination (whether in respect of or relating to services rendered during or after the Term). Each payment made pursuant to this Section 4 will be paid by wire transfer of immediately available funds to such account(s) as the Manager may specify to the Company in writing prior to such payment.

5. Expenses; Indemnification.

(a) Expenses. The Company will pay to the Manager (or its Manager Designee(s)) on demand all Reimbursable Expenses (as defined below) that may be incurred following the date of this Agreement. As used herein, “Reimbursable Expenses” means (i) all third party out-of-pocket expenses (including, without limitation, travel-related expenses but excluding professional fees) incurred by (i) TPG Nominated Directors (as defined in the Stockholders Agreement) in connection with their service on the Board of Directors of the Company, and (ii) by the Manager, its affiliates or the Manager Designees with respect to the services provided pursuant to Section 1 hereof, but with respect to this clause (ii), only to the extent such expenses have been specifically approved by the Company. Notwithstanding anything herein to the contrary, the foregoing shall not restrict or otherwise limit the right of the Manager, any Manager Designee or any other Indemnittee to receive any payment with respect to an Indemnified Liabilities pursuant to Section 5(b) below.

4

(b) Indemnity and Liability. The Company will indemnify, exonerate and hold the Manager, the Manager Designees and each of their respective partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third-party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including, without limitation, attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”) arising out of any action, cause of action, suit, arbitration, investigation or claim (whether between the relevant Indemnitee and the Company or involving a third party claim against the relevant Indemnitee), or in any way arising out of or directly or indirectly relating to (i) this Agreement, the Transaction, any of the Transaction Documents or any related documents or instruments, any transaction to which the Company is a party or any other circumstances with respect to the Company or (ii) operations of, or services provided by the Manager or the Manager Designees to, the Company or any of its affiliates from time to time; provided that the foregoing indemnification rights will not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct; and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 5(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence will be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments will be promptly repaid by such Indemnitee to the Company without interest. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person or entity may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation; provided that (i) the Company hereby agrees that it is the indemnitor of first resort under this Agreement and under any other applicable indemnification agreement (i.e., their obligations to Indemnitees under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to such Indemnitees are primary and any obligation of the Manager (or any affiliate thereof other than the Company) to provide advancement or indemnification for the Indemnified Liabilities incurred by Indemnitees are secondary) and (ii) if the Manager (or any affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any Indemnitee, then (x) the Manager (or such affiliate, as the case may be) will be fully subrogated to all rights of such Indemnitee with respect to such payment and (y) the Company will fully indemnify, reimburse and hold harmless the Manager (or such other affiliate) for all such payments actually made by the Manager (or such other affiliate) and irrevocably waive, relinquish and release the Manager for contribution, subrogation or any other recovery of any kind in respect of any advancement of expenses or indemnification hereunder.

5

6. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Neither the Manager nor any of its Manager Designees makes any representations or warranties, express or implied, in respect of the services to be provided by the Manager or the Manager Designees hereunder. In no event will the Manager, its Manager Designees or related Indemnitees be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Manager or its Manager Designees as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Manager, the Manager Designees (including, without limitation, each of the TPG Nominated Directors (as such term is defined in the Stockholders Agreement)) and the Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Manager, the Manager Designees or the Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that the Manager, each Manager Designee and the Indemnitees have myriad duties to various investors and partners, and in anticipation that the Company, on the one hand, and the Manager and each Manager Designee (or one or more of the Indemnitees), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Manager, the Manager Designees or the Indemnitees. Except as the Manager or a Manager Designee may otherwise agree in writing after the date hereof:

(i) The Manager or such Manager Designee and their respective Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that the Manager or such Manager Designee believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b) to third parties and (D) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person or entity.

6

(ii) The Manager, such Manager Designee and their respective Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of their affiliates or to refrain from any actions specified in Section 6(b)(i), and the Company, on its own behalf and on behalf of its affiliates, hereby renounces and waives any right to require the Manager, such Manager Designee or any of their respective Indemnitees to act in a manner inconsistent with the provisions of this Section 6(b).

(iii) Except as provided in Section 6(a), none of the Manager, the Manager Designees nor any of their respective Indemnitees will be liable to the Company or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s or entity’s participation therein.

(c) Limitation of Liability. In no event will the Manager, its Manager Designees or any of its related Indemnitees be liable to the Company or any of its affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or directly or indirectly arising out of this Agreement, before or after termination of this Agreement, including, without limitation, the services to be provided by the Manager or the Manager Designees hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct of the Manager or its Manager Designees or in excess of the fees received by the Manager or Manager Designee hereunder.

(d) Excluded TPG Services. Notwithstanding anything else in this Agreement to the contrary, the services provided by the Manager or its Manager Designees hereunder do not include any service provided by the TPG Operations Group (the “Ops Group”) or the TPG Leveraged Procurement Group (the “Leveraged Procurement Group”). In the event that the Company engages the Ops Group or the Leveraged Procurement Group to provide services to the Company or any of its subsidiaries or affiliates, the fees paid by the Company in exchange for such services will be agreed to at the time of such engagement and will be in addition to the fees owed to the Manager hereunder.

7. Assignment, etc. Except as provided below, and without limiting the Manager’s rights to have payments owed to it under this Agreement to be paid to its Manager Designees or other affiliates, none of the parties hereto will have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) the Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates that provides services similar to those called for by this Agreement and (b) the provisions hereof for the benefit of Indemnitees will inure to the benefit of such Indemnitees and their successors and assigns as third-party beneficiaries hereof.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective unless in writing and executed by the Company and the Manager; provided, that the Manager may waive any portion of any fee to which it is entitled

7

pursuant to this Agreement. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person or entity nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Governing Law; Jurisdiction. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

12. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon another party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party delivered in accordance with this Section 12) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to:

Parkway Properties, Inc.

Bank of America Center, Suite 2400

Orlando, Florida 32801

Attention: James R. Heistand

Facsimile: [—]

with a copy (which will not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Attention: David W. Bonser

Fax: (202) 637-5910

8

If to the Manager, to:

TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

Facsimile: (817) 871-4010

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Alfred O. Rose

Fax: (617) 325-0096

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino

Facsimile: (646) 728-1523

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

13. Severability. If in any proceedings a court will refuse to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent that provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof will be found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

9

14. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[remainder of page intentionally left blank – signature page follows]

10

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

PARKWAY PROPERTIES, INC.

By:
Name:
Title:

TPG VI MANAGEMENT, LLC

By:
Name:	Ronald Cami
Title:	Vice President

Exhibit C

Q1 2012 Earnings Release and Supplemental

PARKWAY REPORTS FIRST QUARTER 2012 RESULTS

ORLANDO, FLORIDA – May 3, 2012 – Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2012.

Highlights for First Quarter 2012 and Recent Events

•	Reported FFO of $0.43 per share and recurring FFO of $0.44 per share

•	Reported FAD of $0.16 per share

•	Increased occupancy to 85.9%, with portfolio 87.6% leased

•	Completed sales of 16 properties for gross proceeds of $323.6 million

•	Completed investment in Fund II

•	Entered into agreement for $200 million investment by TPG, a leading global investment firm

•	Agreed to purchase 972,000 square foot office property in Charlotte’s central business district for $250 million

James R. Heistand, President and Chief Executive Officer of Parkway commented, “We are making progress on our strategic initiatives through our asset disposition efforts and resulting repositioning of the portfolio. We understand this will take time, but we will continue to seek to deploy capital into higher growth markets as we position the Company to add value and build cash flow. Our teams in each of our submarkets are committed to improving leasing results and enhancing our operations at the local level. Lastly, we believe we are aligned with shareholders in our efforts to maximize the value of our assets, while finding effective solutions to facilitate building critical mass in higher growth Sunbelt submarkets in the coming years.”

Consolidated Financial Results for First Quarter Ended March 31, 2012

Funds from operations (“FFO”) available to common shareholders totaled $10.1 million, or $0.43 per diluted share as compared to $12.6 million, or $0.59 per diluted share, for the prior year period. Recurring FFO totaled $10.3 million, or $0.44 per diluted share, as compared to $12.8 million, or $0.59 per diluted share, for the prior year period.

1

The reconciliation of FFO per diluted share to recurring FFO per diluted share is as follows:

Description	Q1 2012	Q1 2011
Funds From Operations	$0.43	$0.59
Unusual and Non-Recurring Items (1):
Change in Fair Value of Contingent Consideration	0.01	—
Non-Recurring Lease Termination Fee Income	(0.03)	(0.07)
Loss on Extinguishment of Debt	0.01	—
Acquisition Costs	0.01	0.08
Realignment Expenses – Personnel	0.01	—
Other	—	(0.01)

Recurring Funds From Operations	$0.44	$0.59

Diluted Weighted Average Common Shares and Units Outstanding (in 000s)	23,378	21,554

(1)	These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations and discontinued operations.

Funds available for distribution (“FAD”) totaled $3.7 million, or $0.16 per diluted share, as compared to $5.8 million, or $0.27 per diluted share, for the prior year period.

Net income attributable to common shareholders was $2.0 million, or $0.09 per diluted share, as compared to net loss attributable to common shareholders of $6.8 million or $0.32 per diluted share, for the prior year period.

Operations and Leasing

The Company’s average rent per square foot was $22.55 during the first quarter 2012, as compared to $22.94 during the first quarter 2011. On a same-store basis, the Company’s average rent per square foot was $20.20 during the first quarter 2012 as compared to $20.34 during the first quarter 2011.

The Company’s average occupancy for the first quarter 2012 was 84.3% as compared to 84.7% for the first quarter 2011. On a same-store basis, the Company’s average occupancy for the first quarter 2012 was 85.3% as compared to 85.6% for the first quarter 2011.

The Company’s office portfolio occupancy was 85.9% at quarter end, as compared to 83.9% at January 1, 2012 and 83.8% at April 1, 2011. Not included in the April 1, 2012 occupancy rate is the impact of the sale of Overlook II in Atlanta on April 30, 2012, as well as 21 signed leases totaling 148,000 square feet expected to take occupancy between now and the fourth quarter of 2012, of which the majority will commence during the second and third quarters of 2012. Including the sale of Overlook II and these signed leases, the Company’s portfolio was 87.6% leased at April 1, 2012.

Parkway’s customer retention rate was 46.8% for the quarter ended March 31, 2012, as compared to 47.1% for the quarter ended December 31, 2011, and 48.1% for the quarter ended March 31, 2011.

2

During the first quarter of 2012, 84 renewal, expansion and new leases were signed totaling 368,000 rentable square feet. Included in this total were 46 renewal leases totaling 140,000 rentable square feet at an average rent per square foot of $22.41, representing a 7.9% rate decrease from the expiring rate, and at an average cost of $1.99 per square foot per year of the lease term.

During the first quarter of 2012, 11 expansion leases were signed totaling 25,000 rentable square feet at an average rent per square foot of $24.27 and at an average cost of $5.35 per square foot per year of the lease term.

During the first quarter of 2012, 27 new leases were signed totaling 203,000 rentable square feet at an average rent per square foot of $22.43 and at an average cost of $5.49 per square foot per year of the term.

For the first quarter of 2012, Parkway’s share of recurring same-store net operating income (“NOI”) was $13.0 million on a GAAP basis and decreased $499,000 or 3.7% as compared to the same period of the prior year and was $11.6 million on a recurring cash basis and decreased $2.2 million or 15.9%. The decrease in same-store recurring cash NOI is primarily attributable to the start of a five-month free rent period on January 1, 2012, associated with the renewal of a 205,000 square foot customer at One Commerce Green in Houston; a decline in rental income associated with the previous early renewal and contraction of Blue Cross Blue Shield of Georgia, a 199,000 square foot customer at Capital City Plaza in Atlanta; and the loss in February 2011 of AutoTrader.com, a 198,000 square foot customer at Peachtree Dunwoody Pavilion in Atlanta.

Asset Recycling

During the first quarter, the Company completed a significant portion of its previously announced dispositions as part of its strategic objective of becoming a leading owner of high quality office assets in higher growth markets in the Sunbelt. As previously announced, the Company entered into an agreement to sell its interest in 13 office properties totaling 2.7 million square feet owned by Parkway Properties Office Fund, L.P. (“Fund I”) to its existing partner in the fund for a gross sales price of $344.3 million. As of December 31, 2011, Parkway had completed the sale of 9 of these 13 assets.

During the first quarter and through April 30, 2012, the Company completed the sale of two additional Fund I assets totaling 450,000 square feet, for net proceeds to Parkway of $2.7 million. The sale of the two remaining assets in the Fund I portfolio is currently expected to close by the end of the second quarter of 2012, subject to obtaining necessary lender consents and customary closing conditions.

Additionally, during the first quarter, the Company completed the sale of 12 of the 15 properties included in its previously announced strategic sale of a portfolio of non-core assets, generating net proceeds to Parkway of approximately $89.0 million. The 12 assets that were sold during the quarter include five assets in Richmond, four assets in Memphis, and three assets in Jackson.

The two remaining non-core assets pending sale are The Pinnacle at Jackson Place and Parking at Jackson Place, and the sale is expected to close during the second quarter of 2012, subject to the buyer’s successful assumption of the existing mortgage loan and customary closing conditions. The Company does not anticipate receiving any material net proceeds from these sales still under contract. The Pinnacle at Jackson Place currently serves as collateral for a $29.5 million mortgage loan. The contract to sell a third non-core asset, 111 Capitol Building in Jackson, has expired without a sale.

The Company completed the sale of two additional assets in the first quarter, as previously announced, including the sale of 111 East Wacker, a 1.0 million square foot office property located in Chicago and Falls Pointe, a 107,000 square foot office property located in Atlanta and owned by Parkway Properties Office Fund II, L.P. (“Fund II”). Parkway received approximately $4.0 million in net proceeds from both sales, which were used to reduce amounts outstanding under the Company’s credit facility and fund its proportionate share of equity interests in additional purchases by Fund II.

3

As previously announced, the Company purchased two additional properties for Fund II during the quarter, with Parkway’s ownership share in each at 30%. The Pointe, a 252,000 square foot Class A office building in the Westshore submarket of Tampa, was purchased for a gross purchase price of $46.9 million. Parkway’s equity contribution of $7.0 million was funded through the Company’s credit facility.

Hayden Ferry Lakeside II (“Hayden Ferry II”), a 300,000 square foot Class A+ office building located in the Tempe submarket of Phoenix, and directly adjacent to Hayden Ferry Lakeside I purchased by Fund II in the second quarter of 2011, was purchased for a gross purchase price of $86.0 million. Parkway’s equity contribution of $10.8 million was funded through the Company’s credit facility. These investments completed the total investment of Fund II.

Subsequent Events to Quarter End

The Company announced today that TPG, a leading global private investment firm, has agreed to make a $200 million equity investment in Parkway. The Company intends to use the proceeds raised from this investment primarily to fund future acquisitions. This investment by TPG has been approved by Parkway’s Board of Directors, and the offering proceeds are expected to be received by the end of the second quarter, subject to satisfaction of certain customary closing conditions.

In addition, the Company announced that it has entered into a purchase and sale agreement to acquire Hearst Tower, a 972,000 square foot office tower located in the central business district of Charlotte, North Carolina. The purchase price of $250 million, or $257 per square foot, represents a significant discount to estimated replacement cost, and the building is currently 94% leased with no material lease expirations until 2017. The purchase of Hearst Tower will initially be funded using proceeds from the anticipated investment by TPG and borrowings from the Company’s revolving credit facility. Hearst Tower is expected to generate cash net operating income of approximately $17.5 million during the first year of Parkway’s ownership period.

Please see the Company’s separate press release dated May 3, 2012, for further detailed information regarding these subsequent events.

Capital Structure

At March 31, 2012, the Company had an outstanding balance of $48.0 million under its credit facility and held $31.5 million in cash and cash equivalents, of which $12.5 million of cash and cash equivalents was Parkway’s share.

At March 31, 2012, the Company’s net debt to EBITDA multiple was 5.0x, after adjusting EBITDA for the pro forma annual impact of new investments and dispositions completed for the period, as compared to 5.4x at December 31, 2011, and 6.5x at March 31, 2011. At March 31, 2012, the Company’s net debt plus preferred to EBITDA multiple was 6.8x, after adjusting EBITDA for the pro forma annual impact of new investments and dispositions completed for the period, as compared to 6.7x at December 31, 2011, and 7.5x at March 31, 2011.

In January 2012, the Company placed a $23.5 million non-recourse mortgage loan, of which $7.1 million is Parkway’s share, secured by The Pointe in Tampa in connection with the purchase of this asset by Fund II. This new mortgage loan matures in February 2019, has a fixed interest rate of 4.0%, and is interest only for the first 42 months of the term.

In February 2012, the Company placed a $50.0 million non-recourse mortgage loan, of which $15.0 million is Parkway’s share, secured by Hayden Ferry II in connection with the purchase of this asset by Fund II. This new mortgage loan matures in July 2018 and bears interest at LIBOR plus the applicable spread which ranges from 250 to 350 basis points over the term of the loan. Fund II entered into an

4

interest rate swap that fixes the LIBOR rate associated with this loan at 1.5% through January 25, 2018, which equates to a total interest rate ranging from approximately 4.0% to 5.0%. The mortgage loan is cross-collateralized, cross-defaulted and coterminous with the mortgage loan secured by Hayden Ferry I.

In March 2012, the Company repaid a $16.3 million non-recourse mortgage loan secured by Bank of America Plaza, a 337,000 square foot office property in Nashville. The mortgage loan had a fixed interest rate of 7.1% and was scheduled to mature in May 2012. The Company repaid the mortgage loan using amounts available under the Company’s credit facility.

In March 2012, the Company entered into an Amended and Restated Credit Agreement with a consortium of eight banks for its $190 million senior unsecured revolving credit facility. Additionally, the Company amended its $10 million working capital revolving credit facility under substantially the same terms and conditions, with the combined size of the facilities remaining at $200 million (collectively, the “New Facilities”).

The New Facilities provide for modifications to the existing facilities by, among other things, extending the maturity date from January 31, 2014 to March 29, 2016, with an additional one-year extension option with the payment of a fee, increasing the size of the accordion feature from $50 million to as much as $160 million, lowering applicable interest rate spreads and unused fees, and modifying certain other terms and financial covenants. The interest rate on the New Facilities is based on LIBOR plus 160 to 235 basis points, depending upon overall Company leverage. Additionally, the Company pays fees on the unused portion of the New Facilities ranging between 25 and 35 basis points based upon usage of the aggregate commitment.

Common Dividend

The Company’s previously announced first quarter cash dividend of $0.075 per share, which represents an annualized dividend of $0.30 per share, was paid on March 28, 2012 and represented a payout of approximately 17.0% of recurring FFO for the quarter. The dividend was the 102nd consecutive quarterly distribution to Parkway’s shareholders of Common Stock. After evaluating the earnings impact resulting from the Company’s recent acquisition and disposition activity, the Company’s first quarter financial results, and the pending purchase of Hearst Tower, the Board of Directors currently anticipates effecting a 33% increase in the common stock dividend, which would result in an annual dividend amount of $0.40 per share, assuming the completion of the pending TPG and Hearst Tower transactions and subject to formal approval by the Board at that time.

2012 Outlook

After considering the Company’s financial results during the first quarter, the completed and pending investment and capital activity to-date, as well as the proposed stock issuance to TPG and the proposed purchase of Hearst Tower, Parkway is reconfirming its 2012 reported FFO outlook at a range of $1.15 to $1.30 per share and adjusting its earnings (loss) per diluted share (“EPS”) to ($0.20) to ($0.05). The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2012	Range
Fully diluted EPS	($0.20-$0.05)
Parkway’s share of depreciation and amortization	$1.42-$1.42
Parkway’s share of gain on sale of real estate	($0.07-$0.07)

Reported FFO per diluted share	$1.15-$1.30

This outlook range does not include any speculative new acquisitions or any dispositions other than what we previously announced. This outlook range assumes that Parkway receives the investment from TPG and that it closes on the purchase of Hearst Tower by the end of the second quarter of 2012, and no permanent financing is assumed to be placed on Hearst Tower during 2012. This also assumes that shareholder approval for the conversion of the Series E Convertible Preferred Shares to common stock occurs by the end of the third quarter.

5

Webcast and Conference Call

The Company will conduct its first quarter conference call on Thursday, May 3, 2012, at 5:00 p.m. Eastern Time. The Company’s earnings release, supplemental information package, and investor presentation will be posted to the Company’s website prior to the conference call.

To participate in Parkway’s first quarter earnings conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the “Corporate” section of the Company’s website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through May 11, 2012, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 391677. An audio replay will also be archived and indexed on the “Corporate” section of the Company’s website.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company’s website. The Company’s first quarter 2012 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company’s website.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in 10 states with an aggregate of approximately 10.0 million square feet of leasable space at May 3, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.5 million square feet for third-party owners at May 3, 2012.

Annual Meeting

Parkway Properties, Inc. will host its 2012 Annual Meeting of Shareholders on May 17, 2012, at 2:00 p.m. Eastern Time. The meeting will be held at the Buckhead Club located on 26th floor of 3344 Peachtree in Atlanta, Georgia.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, including the proposed purchase of the Hearst Tower and the TPG equity investment, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the

6

Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the TPG transaction to close; the failure to acquire or sell properties (including Hearst Tower) as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Neither the common stock nor the Series E Convertible Preferred Stock to be issued in the investment transaction described herein, nor the common units into which the Series E Convertible Preferred Stock may become convertible, have been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent a registration statement or exemption from registration.

Company’s Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. The Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

7

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway’s share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company’s measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company’s disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed equity investment involving Parkway and certain affiliates of TPG, a global private investment firm. In connection with the proposed transaction, Parkway will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Parkway regarding Parkway Properties, Inc. and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

8

Certain Information Regarding Participants

Parkway and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parkway’s stockholders regarding the conversion of any shares of preferred stock of Parkway issued to TPG in connection with TPG’s proposed equity investment in Parkway into shares of Parkway’s common stock. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Parkway’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the SEC on April 5, 2012. Additional information regarding the interests of such individuals in the proposed acquisition of Parkway will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.pky.com.

Contact:

Parkway Properties, Inc.

Thomas E. Blalock

Vice President of Investor Relations

Bank of America Center

390 N. Orange Ave., Suite 2400

Orlando, FL 32801

(407) 650-0593

www.pky.com

9

PARKWAY PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31 2012	December 31 2011
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,204,885	$1,084,060
Accumulated depreciation	(172,480)	(162,123)

	1,032,405	921,937
Land available for sale	250	250
Mortgage loans	1,500	1,500

	1,034,155	923,687
Receivables and other assets	96,339	109,427
Intangible assets, net	105,205	95,628
Assets held for sale	98,844	382,789
Management contracts, net	48,735	49,597
Cash and cash equivalents	31,489	75,183

	$1,414,767	$1,636,311

Liabilities
Notes payable to banks	$48,000	$132,322
Mortgage notes payable	553,674	498,012
Accounts payable and other liabilities	70,976	90,341
Liabilities related to assets held for sale	100,376	285,599

	773,026	1,006,274

Equity
Parkway Properties, Inc. stockholders’ equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 shares authorized, issued and outstanding in 2012 and 2011	128,942	128,942
Common stock, $.001 par value, 64,578,704 shares authorized in 2012 and 2011, 21,954,105 and 21,995,536 shares issued and outstanding in 2012 and 2011, respectively	22	22
Common stock held in trust, at cost, 6,243 and 8,368 shares in 2012 and 2011, respectively	(148)	(220)
Additional paid-in capital	517,343	517,309
Accumulated other comprehensive loss	(3,258)	(3,340)
Accumulated deficit	(270,740)	(271,104)

Total Parkway Properties, Inc. stockholders’ equity	372,161	371,609
Noncontrolling interests	269,580	258,428

Total equity	641,741	630,037

	$1,414,767	$1,636,311

10

PARKWAY PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Revenues
Income from office and parking properties	$45,855	$27,760
Management company income	5,432	338

Total revenues	51,287	28,098

Expenses and other
Property operating expense	18,334	10,943
Depreciation and amortization	17,990	9,084
Change in fair value of contingent consideration	216	—
Management company expenses	4,534	803
General and administrative	3,599	3,756
Acquisition costs	826	2,349

Total expenses and other	45,499	26,935

Operating income	5,788	1,163
Other income and expenses
Interest and other income	97	324
Equity in earnings of unconsolidated joint ventures	—	41
Interest expense	(9,244)	(6,408)

Loss before income taxes	(3,359)	(4,880)
Income tax expense	(161)	—

Loss from continuing operations	(3,520)	(4,880)
Discontinued operations:
Income (loss) from discontinued operations	3,272	(2,910)
Gain on sale of real estate from discontinued operations	5,575	—

Total discontinued operations	8,847	(2,910)

Net income (loss)	5,327	(7,790)
Net income attributable to noncontrolling interest - unit holders	(89)	—
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(533)	3,195

Net income (loss) for Parkway Properties, Inc.	4,705	(4,595)
Dividends on preferred stock	(2,711)	(2,187)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Basic net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Weighted average shares outstanding:
Basic	21,568	21,476

Diluted	21,568	21,476

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(3,499)	$(5,647)
Discontinued operations	5,493	(1,135)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

11

PARKWAY PROPERTIES, INC.

RECONCILIATION OF FUNDS FROM OPERATIONS AND

FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except per share data)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Preferred Dividends	(2,711)	(2,187)
Depreciation and Amortization	10,385	19,425
Noncontrolling Interest - Unit Holders	89	—
Gain on Sale of Real Estate	(2,333)	—

FFO Available to Common Stockholders	$10,135	$12,643
Adjustments to Derive Recurring FFO (at Parkway’s Share):
Change in Fair Value of Contingent Consideration	216	—
Non-Recurring Lease Termination Fee Income	(596)	(1,521)
Loss on Early Extinguishment of Debt	288	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Acquisition Costs	248	1,667
Expenses Related to Litigation	—	(31)
Realignment Expenses - Personnel	180	—

Recurring FFO	$10,333	$12,758

Funds Available for Distribution
FFO Available to Common Stockholders	$10,135	$12,643
Add (Deduct) (at Parkway’s Share):
Straight-line Rents	(2,616)	(1,748)
Amortization of Above/Below Market Leases	296	(279)
Amortization of Share-Based Compensation	157	407
Acquisition Costs	248	1,667
Amortization of Loan Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Change in Fair Value of Contingent Consideration	216	—
Recurring Capital Expenditures:
Building Improvements	(457)	(1,969)
Tenant Improvements - New Leases	(2,900)	(1,132)
Tenant Improvements - Renewal Leases	(1,219)	(1,459)
Leasing Costs - New Leases	(505)	(646)
Leasing Costs - Renewal Leases	(235)	(2,038)

Total Recurring Capital Expenditures	(5,316)	(7,244)

Funds Available for Distribution	$3,712	$5,848

Diluted Per Common Share/Unit Information (**)
FFO Per Share	$0.43	$0.59
Recurring FFO Per Share	$0.44	$0.59
FAD Per Share	$0.16	$0.27
Dividends Paid	$0.075	$0.075
Dividend Payout Ratio for FFO	17.3%	12.8%
Dividend Payout Ratio for Recurring FFO	17.0%	12.7%
Dividend Payout Ratio for FAD	45.5%	27.7%
Other Supplemental Information
Parkway’s Share of Recurring Capital Expenditures	$5,316	$7,244
Parkway’s Share of Upgrades on Acquisitions	1,332	253
Parkway’s Share of Major Renovations	—	20

Parkway’s Share of Total Real Estate Improvements and Leasing Costs	$6,648	$7,517

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	22,222	21,478
Dilutive Effect of Other Share Equivalents	1,156	76

Diluted Weighted Average Shares/Units Outstanding	23,378	21,554

Amounts Attributable to Discontinued Operations Related to Above Metrics (at Parkway’s share):
Net Income (Loss) from Discontinued Operations	$5,493	$(1,135)
Adjustments to Net Income (Loss) from Discontinued Operations:
Depreciation and Amortization	279	11,631
Gain on Sale of Real Estate	(2,333)	—

FFO from Discontinued Operations	$3,439	$10,496
Adjustments to Derive Recurring FFO from Discontinued Operations:
Lease Termination Fees	(88)	(1,369)
Loss on Extinguishment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—

Recurring FFO from Discontinued Operations	$3,311	$9,127

FFO from Discontinued Operations	$3,439	$10,496
Adjustments to Derive FAD from Discontinued Operations:
Straight-Line Rents	(364)	(1,776)
Amortization of Above/Below Market Leases	(12)	(262)
Amortization of Loan Costs	28	83
Loss on Extinguishment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Recurring Capital Expenditures	(1,721)	(4,754)

FAD from Discontinued Operations	$1,330	$3,787

12

PARKWAY PROPERTIES, INC.

CALCULATION OF EBITDA AND COVERAGE RATIOS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Interest Expense	6,206	10,647
Amortization of Financing Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Acquisition Costs	248	1,667
Depreciation and Amortization	10,385	19,425
Amortization of Share-Based Compensation	157	407
Gain on Sale of Real Estate	(2,333)	—
Change in Fair Value of Contingent Consideration	216	—
Tax Expense	161	—

EBITDA	$20,337	$27,953

Interest Coverage Ratio:
EBITDA	$20,337	$27,953

Interest Expense (at Parkway’s Share):
Interest Expense	$6,206	$10,647

Total Interest Expense	$6,206	$10,647

Interest Coverage Ratio	3.28	2.63

Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187
Principal Payments (Excluding Early Extinguishment of Debt)	1,400	2,883

Total Fixed Charges	$10,317	$15,717

Fixed Charge Coverage Ratio	1.97	1.78

Modified Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Modified Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187

Total Modified Fixed Charges	$8,917	$12,834

Modified Fixed Charge Coverage Ratio	2.28	2.18

The following table reconciles EBITDA to cash flows provided by (used in) operating activities:
EBITDA	$20,337	$27,953
Amortization of Above (Below) Market Leases	1,094	(300)
Amortization of Mortgage Loan Discount	—	(197)
Interest Rate Swap Adjustment	138	—
Operating Distributions from Unconsolidated Joint Ventures	—	465
Interest Expense	(10,172)	(14,245)
Loss on Early Extinguishment of Debt	(291)	—
Acquisition Costs	(248)	(1,667)
Tax Expense-Current	(406)	—
Change in Deferred Leasing Costs	(1,792)	(3,579)
Change in Receivables and Other Assets	8,468	(1,362)
Change in Accounts Payable and Other Liabilities	(11,045)	(18,135)
Adjustments for Noncontrolling Interests	9,520	6,079
Adjustments for Unconsolidated Joint Ventures	(37)	(159)

Cash Flows Provided by (Used in) Operating Activities	$15,566	$(5,147)

13

PARKWAY PROPERTIES, INC.

NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except number of properties data)

	Square Feet	Number of Properties	Percentage of Portfolio (1)	Net Operating Income		Average Occupancy
				2012	2011	2012	2011
Same-store properties:
Wholly-owned	5,010	26	47.8%	$13,161	$13,554	86.0%	86.7%
Fund II	450	2	3.7%	1,007	667	77.8%	73.7%

Total same-store properties	5,460	28	51.5%	$14,168	$14,221	85.3%	85.6%

Net operating income from all office and parking properties	10,210	44	100.0%	$27,521	$16,817

(1)	Percentage of portfolio based on 2012 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended March 31
	2012	2011
Net income (loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Add (deduct):
Interest expense	9,244	6,408
Depreciation and amortization	17,990	9,084
Management company expenses	4,534	803
Income tax expense	161	—
General and administrative expenses	3,599	3,756
Acquisition costs	826	2,349
Equity in (earnings) loss of unconsolidated joint ventures	—	(41)
Change in fair value of contingent consideration	216	—
Net income attributable to noncontrolling interests - unit holders	89	—
Net income (loss) attributable to noncontrolling interests - real estate partnerships	533	(3,195)
(Income) loss from discontinued operations	(3,272)	2,910
Gain on sale of real estate from discontinued operations	(5,575)	—
Management company income	(5,432)	(338)
Interest and other income	(97)	(324)

Net operating income from consolidated office and parking properties	27,521	16,817
Less: net operating income from non same-store properties	(13,353)	(2,596)

Same-store net operating income (SSNOI)	14,168	14,221
Less: non-recurring lease termination fee income	(446)	(239)

Recurring SSNOI	$13,722	$13,982

Parkway’s share of SSNOI	$13,463	$13,755

Parkway’s share of recurring SSNOI	$13,017	$13,516

14

Parkway Properties, Inc.

SUPPLEMENTAL FINANCIAL AND PORTFOLIO INFORMATION

FIRST QUARTER 2012

PARKWAY
PROPERTIES, INC.

PARKWAY PROPERTIES, INC.

SUPPLEMENTAL FINANCIAL AND PORTFOLIO INFORMATION

March 31, 2012

Conference Call Information:

Date: Thursday, May 3, 2012

Time: 5:00 p.m. Eastern Time

Number: 1-877-407-3982, or

1-201-493-6780 for International Participants

*Taped Replay Available through May 11, 2012

at 1-877-870-5176, or 1-858-384-5517 for

International Callers, Passcode 391677

PARKWAY PROPERTIES, INC.

DEFINITIONS AND FORWARD LOOKING STATEMENT

This section explains commonly used real estate investment trust (REIT) industry terms and certain non-GAAP financial measures that are used in other sections of this document.

Funds From Operations (FFO)

Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles (“GAAP”), reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods.

Recurring Funds From Operations (Recurring FFO)

Recurring FFO considers Parkway’s share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

Funds Available for Distribution (FAD)

There is not a generally accepted definition established for FAD. Therefore, the Company’s measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA

Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway’s share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

Annualized Rental Revenue

Annualized Rental Revenue represents the gross rental rate (including escalations) multiplied by the number of square feet leased by the customer. Annualized rent for customers in joint ventures is calculated based on our ownership interest. However, square footage presented represents 100% of square feet through direct ownership or through joint ventures. Annualized rental amount expiring is defined as net rentable square feet expiring multiplied by the weighted average expiring annual rental rate per net rentable square foot.

Weighted Average Expiring Gross Rental Rate

Weighted average current rental rate including escalations for operating properties.

Estimated Average Market Rent

Estimated average market rent is based upon information obtained from (i) the Company’s own experience in leasing space at the properties; (ii) leasing agents in the relevant markets with respect to quoted rental rates and completed leasing transactions for comparable properties in the relevant markets; and (iii) publicly available data with respect thereto. Estimated average market rent is weighted by the new rentable square feet expiring in each property.

Same-Store Properties

Parkway defines same-store properties as those properties that were owned for the entire current and prior year reporting periods and excludes properties classified as discontinued operations. Same-store net operating income (“SSNOI”) includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for same-store properties. Recurring SSNOI includes adjustments for non-recurring lease termination fees or other unusual items. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company’s investments in real estate assets.

Forward Looking Statement

Certain statements in this package that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of acquisitions, dispositions or other transactions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to closing pending transactions; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

PARKWAY PROPERTIES, INC.

COMPANY PROFILE

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in 10 states with an aggregate of approximately 10.0 million square feet of leasable space at May 3, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.5 million square feet for third-party owners at May 3, 2012.

Corporate Headquarters:	Stock Exchange Listing:
Bank of America Center 390 North Orange Avenue, Suite 2400 Orlando, FL 32801 Phone: 407.650.0593 Fax: 407.650.0597 www.pky.com	New York Stock Exchange NYSE Trading Symbols: Common Stock - PKY Preferred Stock Series D - PKY.D

Portfolio Data (at 05/03/12)

	Number of Properties	Square Feet (in 000s)	% of Portfolio
Fee-simple properties	29	5,468	55.0%
Fund I properties	2	321	3.2%
Fund II properties	12	4,161	41.8%

Total	43	9,950	100.0%

In addition, the Company manages and/or leases approximately 12.5 million square feet on behalf of third parties.

Management Team

James R. Heistand	Richard G. Hickson IV
President and Chief Executive Officer	Executive VP and Chief Financial Officer

James M. Ingram	M. Jayson Lipsey
Executive VP and Chief of Sales/Business Development	Executive VP and Chief Operating Officer

David R. O’Reilly	Mandy M. Pope
Executive VP and Chief Investment Officer	Executive VP and Chief Accounting Officer

Henry F. Pratt III	Warren L. Speed
Executive VP and Head of Asset Management	Executive VP of People Department

Contact Information

Thomas E. Blalock
Vice President of Investor Relations
tblalock@pky.com

PARKWAY PROPERTIES, INC.

SUMMARY INFORMATION

(In thousands, except per share, per square foot and number of properties data)

	For the Three Months Ended or At
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Balance Sheet Data
Gross Cost of Real Estate Assets	$1,204,885	$1,084,060	$1,685,906	$2,077,583	$1,917,773
Total Assets	1,414,767	1,636,311	1,914,182	2,089,688	1,824,815
Total Liabilities	773,026	1,006,274	1,233,310	1,252,112	1,122,473
Total Noncontrolling Interests	269,580	258,428	250,126	347,427	221,447
Total Stockholders’ Equity Attributable to Parkway Properties, Inc.	372,161	371,609	430,746	490,149	480,895
Operating Data
Parkway’s Share:
Operating Property Revenue (1)	$28,890	$27,995	$27,772	$26,018	$24,750
Net Operating Income from Operating Properties (1)	17,157	16,147	15,119	14,995	14,714
QTD Same-Store Assets Recurring NOI Growth (GAAP)	-3.7%	-3.0%	-8.5%	-4.8%	-2.2%
YTD Same-Store Assets Recurring NOI Growth (GAAP)	-3.7%	-5.3%	-5.8%	-2.8%	-2.2%
QTD Same-Store Assets Recurring NOI Growth (Cash)	-15.9%	-3.0%	-11.4%	-1.7%	-4.6%
YTD Same-Store Assets Recurring NOI Growth (Cash)	-15.9%	-2.7%	-3.5%	-0.8%	-4.6%
Straight-Line Rents	2,616	813	1,189	1,275	1,748
Amortization of (Above) Below Market Rents	(296)	193	82	313	279
Non-Recurring Lease Termination Fee Income	596	1,355	1,796	2,237	1,521
EBITDA (2)	20,337	22,861	26,968	28,405	27,953
Adjusted EBITDA - Trailing 12 Months (2)	72,569	107,295	112,035	117,081	113,049
Interest Expense (2)	6,206	9,394	9,525	9,997	10,647
Property and Asset Management Fee Income (3)	6,947	9,026	8,198	5,105	1,417
Gross General & Administrative Expense	3,739	7,602	4,404	3,913	3,946
Recurring Gross General & Administrative Expense	3,559	3,905	3,428	3,838	3,977
Funds from Operations per Common Share - Diluted (4)	0.43	0.72	0.78	0.08	0.59
Recurring Funds from Operations per Common Share - Diluted (4)	0.44	0.60	0.57	0.59	0.59
Funds Available for Distribution per Common Share - Diluted (4)	0.16	(0.04)	0.26	0.17	0.27
Dividends Paid on Common Shares	0.075	0.075	0.075	0.075	0.075
Capitalization
Common Shares & OP Units Outstanding at End of Period	23,758	21,997	22,120	22,122	21,964
Market Value of Common Equity	$248,984	$216,890	$243,541	$377,401	$373,388
Total Debt - Parkway’s Share	372,277	606,436	661,690	709,264	762,456
Net Debt - Parkway’s Share	359,755	580,588	647,525	695,376	736,509
Preferred Equity (Liquidation Value)	135,532	135,532	135,532	135,532	109,372
Total Market Capitalization (including net debt) (5)	744,271	933,010	1,026,598	1,208,309	1,219,269
Ratios
Interest Coverage Ratio (2)	3.28	2.43	2.83	2.84	2.63
Fixed Charge Coverage Ratio (2)	1.97	1.62	1.92	1.89	1.78
Modified Fixed Charge Coverage Ratio (2)	2.28	1.89	2.20	2.28	2.18
FFO Payout Ratio	17.3%	10.4%	9.7%	93.8%	12.8%
Recurring FFO Payout Ratio	17.0%	12.4%	13.2%	12.8%	12.7%
FAD Payout Ratio	45.5%	N/M	30.7%	47.0%	27.7%
Net Debt / Total Market Capitalization	48.3%	62.2%	63.1%	57.5%	60.4%
Net Debt / EBITDA Multiple	5.0	5.4	5.8	5.9	6.5
Net Debt Plus Preferred / EBITDA Multiple	6.8	6.7	7.0	7.1	7.5
Portfolio Statistics (6)
Office Properties	44	57	67	71	66
Total Square Footage	10,210	12,444	14,532	15,296	13,821
Occupancy (7)	85.9%	83.9%	84.4%	84.6%	83.8%
Average Occupancy - Year to Date	84.3%	84.5%	84.5%	84.5%	84.7%
Average Rent per Square Foot	$22.55	$23.00	$22.84	$22.95	$22.94
Customer Retention - Quarter to Date	46.8%	47.1%	45.4%	65.7%	48.1%
Customer Retention - Year to Date	46.8%	51.2%	52.6%	54.9%	48.1%
Revenue per RSF per Year of Lease Terms - Total Leasing	$22.55	$23.04	$20.93	$21.31	$18.83
Leasing Cost per RSF per Year of Lease Term - Total Leasing	$4.72	$4.37	$4.18	$3.96	$3.26
Average Term of Leases Signed (in Years) - Total Leasing	5.17	5.83	6.25	5.92	5.25
Square Footage of Leases Signed - Total Leasing	368	526	572	702	600

(1)	For additional detail regarding revenue and net operating income, see page 21.
(2)	For additional detail regarding EBITDA, EBITDA-Trailing 12 months, and coverage ratios, see pages 12 through 14.
(3)	For additional detail regarding Parkway’s share of fee income, see page 22.
(4)	For additional detail regarding FFO and FAD, see page 11.
(5)	For additional detail regarding net debt and market capitalization, see page 14.
(6)	Includes unconsolidated and consolidated joint ventures.
(7)	Occupancy at first day following quarter end date.

PARKWAY PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31 2012	December 31 2011
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,204,885	$1,084,060
Accumulated depreciation	(172,480)	(162,123)

	1,032,405	921,937
Land available for sale	250	250
Mortgage loans	1,500	1,500

	1,034,155	923,687
Receivables and other assets	96,339	109,427
Intangible assets, net	105,205	95,628
Assets held for sale	98,844	382,789
Management contracts, net	48,735	49,597
Cash and cash equivalents	31,489	75,183

	$1,414,767	$1,636,311

Liabilities
Notes payable to banks	$48,000	$132,322
Mortgage notes payable	553,674	498,012
Accounts payable and other liabilities	70,976	90,341
Liabilities related to assets held for sale	100,376	285,599

	773,026	1,006,274

Equity
Parkway Properties, Inc. stockholders’ equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 shares authorized, issued and outstanding in 2012 and 2011	128,942	128,942
Common stock, $.001 par value, 64,578,704 shares authorized in 2012 and 2011, 21,954,105 and 21,995,536 shares issued and outstanding in 2012 and 2011, respectively	22	22
Common stock held in trust, at cost, 6,243 and 8,368 shares in 2012 and 2011, respectively	(148)	(220)
Additional paid-in capital	517,343	517,309
Accumulated other comprehensive loss	(3,258)	(3,340)
Accumulated deficit	(270,740)	(271,104)

Total Parkway Properties, Inc. stockholders’ equity	372,161	371,609
Noncontrolling interests	269,580	258,428

Total equity	641,741	630,037

	$1,414,767	$1,636,311

PARKWAY PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Revenues
Income from office and parking properties	$45,855	$27,760
Management company income	5,432	338

Total revenues	51,287	28,098

Expenses and other
Property operating expense	18,334	10,943
Depreciation and amortization	17,990	9,084
Change in fair value of contingent consideration	216	—
Management company expenses	4,534	803
General and administrative	3,599	3,756
Acquisition costs	826	2,349

Total expenses and other	45,499	26,935

Operating income	5,788	1,163
Other income and expenses
Interest and other income	97	324
Equity in earnings of unconsolidated joint ventures	—	41
Interest expense	(9,244)	(6,408)

Loss before income taxes	(3,359)	(4,880)
Income tax expense	(161)	—

Loss from continuing operations	(3,520)	(4,880)
Discontinued operations:
Income (loss) from discontinued operations	3,272	(2,910)
Gain on sale of real estate from discontinued operations	5,575	—

Total discontinued operations	8,847	(2,910)

Net income (loss)	5,327	(7,790)
Net income attributable to noncontrolling interest - unit holders	(89)	—
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(533)	3,195

Net income (loss) for Parkway Properties, Inc.	4,705	(4,595)
Dividends on preferred stock	(2,711)	(2,187)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Basic net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Weighted average shares outstanding:
Basic	21,568	21,476

Diluted	21,568	21,476

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(3,499)	$(5,647)
Discontinued operations	5,493	(1,135)

Net income (loss) attributable to common stockholders	$1,994	$(6,782)

PARKWAY PROPERTIES, INC.

STATEMENTS OF OPERATIONS AT PARKWAY’S SHARE

(In thousands, except per share data)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Revenues
Income from office and parking properties	$28,890	$24,750
Management company income	6,947	1,417

Total revenues	35,837	26,167

Expenses
Property operating expense	11,733	10,036
Depreciation and amortization	10,106	7,794
Change in FV of contingent consideration	216	—
Management company expenses	4,489	759
General and administrative expense	3,739	3,946
Acquisition costs	248	1,667

Total expenses and other	30,531	24,202

Operating income	5,306	1,965
Other income and expenses
Interest and other income	7	325
Interest expense	(5,940)	(5,750)

Loss before income taxes	(627)	(3,460)
Income tax expense	(161)	—

Loss from continuing operations	(788)	(3,460)
Discontinued operations:
Income (loss) from discontinued operations	3,160	(1,135)
Gain on sale of real estate from discontinued operations	2,333	—

Total discontinued operations	5,493	(1,135)

Net income (loss) attributable to Parkway Properties, Inc.	4,705	(4,595)
Dividends on preferred stock	(2,711)	(2,187)

Net income (loss) available to common stockholders	$1,994	$(6,782)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Basic net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.16)	$(0.27)
Discontinued operations	0.25	(0.05)

Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.09	$(0.32)

Weighted average shares outstanding:
Basic	21,568	21,476

Diluted	21,568	21,476

PARKWAY PROPERTIES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(In thousands, except share and per share data)

(Unaudited)

	Parkway Properties, Inc. Stockholders
	Preferred Stock	Common Stock	Common Stock Held in Trust	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Noncontrolling Interests	Total Equity
Balance at December 31, 2011	$128,942	$22	$(220)	$517,309	$(3,340)	$(271,104)	$258,428	$630,037
Net income	—	—	—	—	—	4,705	622	5,327
Change in fair value of interest rate swaps	—	—	—	—	82	—	192	274
Common dividends declared - $0.075 per share	—	—	—	—	—	(1,630)	—	(1,630)
Preferred dividends declared - $0.50 per share	—	—	—	—	—	(2,711)	—	(2,711)
Share-based compensation	—	—	—	157	—	—	—	157
Issuance costs for shelf registration	—	—	—	(10)	—	—	—	(10)
12,169 shares withheld to satisfy tax withholding obligation in connection with the vesting of restricted stock	—	—	—	(113)	—	—	—	(113)
Distribution of 2,125 shares of common stock from deferred compensation plan	—	—	72	—	—	—	—	72
Issuance of 1.8 million operating partnership units	—	—	—	—	—	—	18,216	18,216
Contribution of capital by noncontrolling interest	—	—	—	—	—	—	2,731	2,731
Distribution of capital to noncontrolling interest	—	—	—	—	—	—	(566)	(566)
Sale of noncontrolling interest in Parkway Properties Office Fund, L.P.	—	—	—	—	—	—	(10,043)	(10,043)

Balance at March 31, 2012	$128,942	$22	$(148)	$517,343	$(3,258)	$(270,740)	$269,580	$641,741

PARKWAY PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Operating activities
Net income (loss)	$5,327	$(7,790)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,990	9,084
Depreciation and amortization - discontinued operations	414	15,816
Amortization of above market leases	1,126	39
Amortization of below market leases - discontinued operations	(32)	(339)
Amortization of loan costs	537	479
Amortization of mortgage loan discount	—	(197)
Share-based compensation expense	157	407
Deferred income tax benefit	(245)	—
Operating distributions from unconsolidated joint ventures	—	465
Gain on sale of real estate investments	(5,575)	—
Equity in earnings of unconsolidated joint ventures	—	(41)
Equity in loss of unconsolidated joint ventures - discontinued operations	20	6
Change in fair value of contingent consideration	216	—
Increase in deferred leasing costs	(1,792)	(3,579)
Changes in operating assets and liabilities:
Change in receivables and other assets	8,468	(1,362)
Change in accounts payable and other liabilities	(11,045)	(18,135)

Net cash provided by (used in) operating activities	15,566	(5,147)

Investing activities
Distributions from unconsolidated joint ventures	120	135
Investment in real estate	(128,873)	(89,401)
Proceeds from sale of real estate	110,754	—
Improvements to real estate	(7,911)	(5,915)

Net cash used in investing activities	(25,910)	(95,181)

Financing activities
Principal payments on mortgage notes payable	(18,033)	(3,393)
Proceeds from mortgage notes payable	73,500	19,250
Proceeds from bank borrowings	30,126	89,386
Payments on bank borrowings	(114,448)	(33,644)
Debt financing costs	(2,169)	(3,294)
Purchase of Company stock	(113)	(299)
Dividends paid on common stock	(1,657)	(1,655)
Dividends paid on preferred stock	(2,711)	(2,187)
Contributions from noncontrolling interest partners	2,731	96,285
Distributions to noncontrolling interest partners	(566)	(5,631)
Issuance costs for shelf registration	(10)	—

Net cash (used in) provided by financing activities	(33,350)	154,818

Change in cash and cash equivalents	(43,694)	54,490
Cash and cash equivalents at beginning of period	75,183	19,670

Cash and cash equivalents at end of period	$31,489	$74,160

PARKWAY PROPERTIES, INC.

RECONCILIATION OF FUNDS FROM OPERATIONS AND

FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except per share data)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Preferred Dividends	(2,711)	(2,187)
Depreciation and Amortization	10,385	19,425
Noncontrolling Interest - Unit Holders	89	—
Gain on Sale of Real Estate	(2,333)	—

FFO Available to Common Stockholders	$10,135	$12,643
Adjustments to Derive Recurring FFO (at Parkway’s Share):
Change in Fair Value of Contingent Consideration	216	—
Non-Recurring Lease Termination Fee Income	(596)	(1,521)
Loss on Early Extinguishment of Debt	288	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Acquisition Costs	248	1,667
Expenses Related to Litigation	—	(31)
Realignment Expenses - Personnel	180	—

Recurring FFO	$10,333	$12,758

Funds Available for Distribution
FFO Available to Common Stockholders	$10,135	$12,643
Add (Deduct) (at Parkway’s Share):
Straight-line Rents	(2,616)	(1,748)
Amortization of Above/Below Market Leases	296	(279)
Amortization of Share-Based Compensation	157	407
Acquisition Costs	248	1,667
Amortization of Loan Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Change in Fair Value of Contingent Consideration	216	—
Recurring Capital Expenditures:
Building Improvements	(457)	(1,969)
Tenant Improvements - New Leases	(2,900)	(1,132)
Tenant Improvements - Renewal Leases	(1,219)	(1,459)
Leasing Costs - New Leases	(505)	(646)
Leasing Costs - Renewal Leases	(235)	(2,038)

Total Recurring Capital Expenditures	(5,316)	(7,244)

Funds Available for Distribution	$3,712	$5,848

Diluted Per Common Share/Unit Information (**)
FFO Per Share	$0.43	$0.59
Recurring FFO Per Share	$0.44	$0.59
FAD Per Share	$0.16	$0.27
Dividends Paid	$0.075	$0.075
Dividend Payout Ratio for FFO	17.3%	12.8%
Dividend Payout Ratio for Recurring FFO	17.0%	12.7%
Dividend Payout Ratio for FAD	45.5%	27.7%
Other Supplemental Information
Parkway’s Share of Recurring Capital Expenditures	$5,316	$7,244
Parkway’s Share of Upgrades on Acquisitions	1,332	253
Parkway’s Share of Major Renovations	—	20

Parkway’s Share of Total Real Estate Improvements and Leasing Costs	$6,648	$7,517

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	22,222	21,478
Dilutive Effect of Other Share Equivalents	1,156	76

Diluted Weighted Average Shares/Units Outstanding	23,378	21,554

Amounts Attributable to Discontinued Operations Related to Above Metrics (at Parkway’s share):
Net Income (Loss) from Discontinued Operations	$5,493	$(1,135)
Adjustments to Net Income (Loss) from Discontinued Operations:
Depreciation and Amortization	279	11,631
Gain on Sale of Real Estate	(2,333)	—

FFO from Discontinued Operations	$3,439	$10,496
Adjustments to Derive Recurring FFO from Discontinued Operations:
Lease Termination Fees	(88)	(1,369)
Loss on Extinguishment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—

Recurring FFO from Discontinued Operations	$3,311	$9,127

FFO from Discontinued Operations	$3,439	$10,496
Adjustments to Derive FAD from Discontinued Operations:
Straight-Line Rents	(364)	(1,776)
Amortization of Above/Below Market Leases	(12)	(262)
Amortization of Loan Costs	28	83
Loss on Extinguishment of Debt	98	—
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Recurring Capital Expenditures	(1,721)	(4,754)

FAD from Discontinued Operations	$1,330	$3,787

PARKWAY PROPERTIES, INC.

CALCULATION OF EBITDA AND COVERAGE RATIOS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31
	2012	2011
	(Unaudited)
Net Income (Loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Adjustments to Net Income (Loss) for Parkway Properties, Inc. (at Parkway’s Share):
Interest Expense	6,206	10,647
Amortization of Financing Costs	442	402
Non-Cash Adjustment for Interest Rate Swap	(138)	—
Loss on Early Extinguishment of Debt	288	—
Acquisition Costs	248	1,667
Depreciation and Amortization	10,385	19,425
Amortization of Share-Based Compensation	157	407
Gain on Sale of Real Estate	(2,333)	—
Change in Fair Value of Contingent Consideration	216	—
Tax Expense	161	—

EBITDA	$20,337	$27,953

Interest Coverage Ratio:
EBITDA	$20,337	$27,953

Interest Expense (at Parkway’s Share):
Interest Expense	$6,206	$10,647

Total Interest Expense	$6,206	$10,647

Interest Coverage Ratio	3.28	2.63

Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187
Principal Payments (Excluding Early Extinguishment of Debt)	1,400	2,883

Total Fixed Charges	$10,317	$15,717

Fixed Charge Coverage Ratio	1.97	1.78

Modified Fixed Charge Coverage Ratio:
EBITDA	$20,337	$27,953

Modified Fixed Charges (at Parkway’s Share):
Interest Expense	$6,206	$10,647
Preferred Dividends	2,711	2,187

Total Modified Fixed Charges	$8,917	$12,834

Modified Fixed Charge Coverage Ratio	2.28	2.18

The following table reconciles EBITDA to net cash flows provided by (used in) operating activities:
EBITDA	$20,337	$27,953
Amortization of Above (Below) Market Leases	1,094	(300)
Amortization of Mortgage Loan Discount	—	(197)
Interest Rate Swap Adjustment	138	—
Operating Distributions from Unconsolidated Joint Ventures	—	465
Interest Expense	(10,172)	(14,245)
Loss on Early Extinguishment of Debt	(291)	—
Acquisition Costs	(248)	(1,667)
Tax Expense-Current	(406)	—
Change in Deferred Leasing Costs	(1,792)	(3,579)
Change in Receivables and Other Assets	8,468	(1,362)
Change in Accounts Payable and Other Liabilities	(11,045)	(18,135)
Adjustments for Noncontrolling Interests	9,520	6,079
Adjustments for Unconsolidated Joint Ventures	(37)	(159)

Net Cash Flows Provided by (Used in) Operating Activities	$15,566	$(5,147)

PARKWAY PROPERTIES, INC.

BALANCE SHEET OVERVIEW

PARKWAY PROPERTIES, INC.

SUPPLEMENTAL BALANCE SHEET DATA

(In thousands, except per share, percentage and multiple data)

	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Capitalization information
Mortgage notes payable	$553,674	$498,012	$978,981	$959,539	$876,617
Mortgage notes payable-held for sale	90,710	254,401	—	—	—
Notes payable to banks	48,000	132,322	113,852	166,217	166,581
Adjustments for unconsolidated joint ventures:
Mortgage notes payable	—	2,440	2,449	2,457	2,466
Adjustments for noncontrolling interest in real estate partnerships:
Mortgage notes payable	(320,107)	(280,739)	(433,592)	(418,949)	(283,208)

Parkway’s share of total debt	372,277	606,436	661,690	709,264	762,456
Less: Parkway’s share of cash	(12,522)	(25,848)	(14,165)	(13,888)	(25,947)

Parkway’s share of net debt	359,755	580,588	647,525	695,376	736,509
Preferred stock (liquidation value)	135,532	135,532	135,532	135,532	109,372

Parkway’s share of net debt plus preferred stock	$495,287	$716,120	$783,057	$830,908	$845,881

Shares of common stock and operating units outstanding	23,758	21,997	22,120	22,122	21,964
Stock price per share at period end	$10.48	$9.86	$11.01	$17.06	$17.00
Market value of common equity	$248,984	$216,890	$243,541	$377,401	$373,388
Preferred stock (liquidation value)	135,532	135,532	135,532	135,532	109,372

Total market capitalization (including net debt)	$744,271	$933,010	$1,026,598	$1,208,309	$1,219,269

Net debt as a % of market capitalization	48.3%	62.2%	63.1%	57.5%	60.4%

EBITDA - trailing 12 months	$98,572	$106,188	$110,543	$110,178	$108,436
Adjustment to annualize investment activities (1)	(26,003)	1,107	1,492	6,903	4,613

EBITDA - adjusted trailing 12 months	$72,569	$107,295	$112,035	$117,081	$113,049

Net debt to EBITDA multiple	5.0	5.4	5.8	5.9	6.5

Net debt plus preferred to EBITDA multiple	6.8	6.7	7.0	7.1	7.5

Receivables and other assets
Rents and fees receivable	$4,732	$5,001	$7,688	$7,323	$4,740
Allowance for doubtful accounts	(1,023)	(1,812)	(2,925)	(4,090)	(3,092)
Straight line rent receivable	23,357	19,183	31,313	35,107	37,856
Other receivables	2,119	14,905	4,479	5,805	5,459
Unamortized lease costs	44,278	41,518	56,925	65,824	56,682
Unamortized loan costs	6,945	5,160	7,136	7,544	6,703
Escrow and other deposits	8,987	16,975	22,130	29,649	28,168
Prepaid items	2,786	4,581	3,070	2,627	725
Investment in preferred interest	3,500	3,500	3,500	3,500	—
Other assets	658	416	483	2,607	2,626

Total rents receivable and other assets	$96,339	$109,427	$133,799	$155,896	$139,867

Intangible assets (net)
Lease in place value	$73,662	$65,213	$89,595	$105,960	$84,147
Accumulated amortization	(23,511)	(20,380)	(34,101)	(37,848)	(40,805)
Above market lease value	32,118	29,225	41,965	47,121	33,809
Accumulated amortization	(6,106)	(4,603)	(6,897)	(8,532)	(15,538)
Other Intangibles	3,037	—	—	—	—
Accumulated amortization	(169)	—	—	—	—
Goodwill-management company	26,174	26,173	26,174	11,400	—

Total intangible assets	$105,205	$95,628	$116,736	$118,101	$61,613

Management contracts (net)
Management contracts	$51,750	$51,750	$52,000	$52,000	$—
Accumulated amortization	(3,015)	(2,153)	(1,286)	(419)	—

Total management contracts	$48,735	$49,597	$50,714	$51,581	$—

Accounts payable and other liabilities
Office property payables:
Accrued expenses and accounts payable	$10,771	$14,240	$18,908	$24,583	$20,051
Accrued property taxes	5,798	6,465	16,373	22,120	19,237
Prepaid rents	8,606	8,393	12,312	13,190	10,043
Deferred revenue	1,470	447	3,281	1,627	3,767
Security deposits	3,927	3,515	5,733	5,808	4,897
Unamortized below market lease value	7,317	5,043	6,693	9,247	7,308
Capital lease obligations	77	57	3,669	3,715	3,735
Corporate payables	1,472	1,136	824	847	854
Contingent consideration	—	18,000	19,000	31,000	—
Deferred tax liability - non-current	14,098	14,344	14,409	—	—
Deferred compensation plan liability	204	278	415	415	376
Dividends payable	2,711	2,711	2,711	2,443	2,187
Accrued payroll	999	1,985	2,244	1,636	999
Valuation allowance on interest rate swaps	10,860	11,134	13,102	5,438	1,914
Interest payable	2,666	2,593	3,735	4,287	3,907

Total accounts payable and other liabilities	$70,976	$90,341	$123,409	$126,356	$79,275

(1)	Adjustment to trailing 12 months EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC.

SCHEDULE OF OTHER ASSETS & LIABILITIES AT PARKWAY’S SHARE

(In thousands)

	3/31/2012	12/31/2011
Receivables and other assets
Rents and fees receivable	$3,970	$4,303
Allowance for doubtful accounts	(869)	(1,398)
Straight line rent receivable	16,829	14,740
Other receivables	1,227	13,321
Unamortized lease costs	21,783	21,181
Unamortized loan costs	4,993	3,724
Escrow and other deposits	7,167	10,273
Prepaid items	840	2,121
Investment in preferred interest	3,500	3,500
Other assets	641	397

Total rents receivable and other assets	$60,081	$72,162

Intangible assets (net)
Lease in place value	$34,718	$32,176
Accumulated amortization	(15,907)	(14,788)
Above market lease value	9,859	9,012
Accumulated amortization	(2,499)	(2,063)
Other intangibles	911	—
Accumulated amortization	(51)	—
Goodwill-management company	26,174	26,174

Total intangible assets	$53,205	$50,511

Management contracts (net)
Management contracts	$51,750	$51,750
Accumulated amortization	(3,015)	(2,153)

Total management contracts	$48,735	$49,597

Accounts payable and other liabilities
Office property payables:
Accrued expenses and accounts payable	$7,104	$7,883
Accrued property taxes	4,494	6,308
Prepaid rents	5,521	5,486
Deferred revenue	1,425	333
Security deposits	2,555	2,402
Unamortized below market lease value	2,283	1,616
Capital lease obligations	77	57
Corporate payables	347	997
Contingent consideration	—	18,000
Deferred tax liability - non-current	14,098	14,344
Deferred compensation plan liability	204	278
Dividends payable	2,711	2,711
Accrued payroll	999	1,985
Valuation allowance on interest rate swaps	3,258	3,340
Interest payable	1,608	1,717

Total accounts payable and other liabilities	$46,684	$67,457

PARKWAY PROPERTIES, INC.

SUMMARY OF OUTSTANDING DEBT

(In thousands)

		Variable Rate 03/31/12	Fixed Rate		Monthly Debt Service	PKY Share 03/31/12	Outstanding Book Balance
Description				Maturity			03/31/12	12/31/11
Secured Debt
Mortgage notes payable:
Wholly-Owned
Bank of America Plaza		—	7.1%	05/10/12	$—	$—	$—	$16,373
TIAA Facility (Hillsboro I-V, Peachtree Dunwoody, One Commerce Green, Comerica)		—	6.2%	01/01/16	565	75,201	75,201	75,724
John Hancock Facility (5300 Memorial, Town & Country)		—	7.6%	06/01/16	130	18,006	18,006	18,055
111 East Wacker, LLC (3)		—	6.3%	07/11/16	—	—	—	147,872
Capital City Plaza		—	7.3%	03/05/17	253	33,931	33,931	34,073
Morgan Keegan Tower		—	7.6%	10/01/19	163	11,268	11,268	11,540
Citrus Center		—	6.3%	06/01/20	153	22,337	22,337	22,438
Stein Mart		—	6.5%	08/01/20	81	11,680	11,680	11,733
Pinnacle at Jackson Place - Subordinate NMTC Loan (1) (3)		—	3.0%	12/27/47	15	6,000	6,000	6,000
Pinnacle at Jackson Place - Sr NMTC Loan (1) (3)		—	5.8%	12/27/47	114	23,501	23,501	23,501

Total Wholly-Owned					1,474	201,924	201,924	367,309

Fund I	% of Debt Owned
Renaissance Center (3)	25.00%	—	5.5%	06/01/12	—	—	—	15,704
100 Ashford Center/Peachtree Ridge (3)	25.00%	—	5.6%	01/08/16	179	7,427	29,709	29,824
Overlook II (3)	25.00%	—	5.6%	03/01/17	142	7,875	31,500	31,500

Total Fund I					321	15,302	61,209	77,028

Fund II	% of Debt Owned
Cypress Center I-III (2)	30.00%	—	4.1%	05/18/16	40	3,626	12,088	12,088
3344 Peachtree	33.03%	—	5.3%	10/01/17	485	28,319	85,738	86,064
Bank of America Center (2)	30.00%	—	4.7%	05/18/18	129	10,163	33,875	33,875
Hayden Ferry Lakeside I (2)	30.00%	—	4.5%	07/25/18	80	6,600	22,000	22,000
Hayden Ferry Lakeside II (2)(4)	30.00%	—	5.0%	07/25/18	346	15,000	50,000	—
The Pointe	30.00%	—	4.0%	02/10/19	39	7,050	23,500	—
245 Riverside (2)	30.00%	—	5.2%	03/31/19	97	2,775	9,250	9,250
Corporate Center Four at International Plaza (2)	30.00%	—	5.4%	04/08/19	100	6,750	22,500	22,500
Two Ravinia (2)	30.00%	—	5.0%	05/20/19	89	6,630	22,100	22,100
Two Liberty Place	19.00%	—	5.2%	06/10/19	391	17,138	90,200	90,200
Carmel Crossing	30.00%	—	5.5%	03/10/20	46	3,000	10,000	10,000

Total Fund II					1,842	107,051	381,251	308,077

Total Secured Debt					$3,637	$324,277	$644,384	$752,414

Unsecured Debt (wholly-owned)
$10 Million Unsecured Working Capital Credit Facility		—	—	03/29/16	—	—	—	5,322
$190 Million Unsecured Revolving Credit Facility		2.4%	—	03/29/16	—	48,000	48,000	127,000

Total Unsecured Debt					$—	$48,000	$48,000	$132,322

Total Consolidated Debt					$3,637	$372,277	$692,384	$884,736

Unconsolidated Joint Ventures	% of Debt Owned

Jackson Joint Venture	20.00%	—	5.8%	07/01/15	—	—	—	12,198

Total Unconsolidated Joint Ventures					$—	$—	$—	$12,198

Total					$3,637	$372,277	$692,384	$896,934

Weighted Average Interest Rate at End of Period:
Fixed Rate							5.5%	5.8%
Variable Rate							2.4%	3.6%

Total							5.3%	5.5%

Weighted Average Remaining Term (Years)							7.0	6.0

	Total Debt				PKY Share of Debt
	Total Debt Maturities	Held for Sale	Debt Balloon Payments	Debt Principal Amortization	Total Debt Maturities	Held for Sale	Debt Balloon Payments	Debt Principal Amortization
Schedule of Debt Maturities by Year:
2012	$6,753	$346	$—	$6,407	$4,508	$86	$—	$4,422
2013	9,495	492	—	9,003	6,364	123	—	6,241
2014	10,680	521	—	10,159	6,965	130	—	6,835
2015	11,673	551	—	11,122	7,456	138	—	7,318
2016	179,919	27,799	142,798	9,322	146,676	6,950	134,777	4,949
2017	147,939	31,500	107,907	8,532	68,259	7,875	56,096	4,288
Thereafter	325,925	29,501	285,867	10,557	132,049	29,501	95,605	6,943

	$692,384	$90,710	$536,572	$65,102	$372,277	$44,803	$286,478	$40,996

(1)	The New Markets Tax Credit loans contain an early repayment option whereby the Lender can call the loans at the end of the seventh year (12/27/14). Additionally, the Company entered into an interest rate swap agreement with the Lender effectively fixing the interest rate on the Senior NMTC Loan at 4.05% plus the applicable margin, beginning 01/01/09 through 12/01/14.
(2)	Property has entered into an interest rate swap agreement with the Lender associated with this mortgage. Please reference page 23 of the Supplemental Package - Financial Summary of Consolidated Joint Ventures for details associated with this agreement.
(3)	For balance sheet purposes, the Company has reclassified this mortgage to Liabilities Related to Assets Held for Sale at March 31, 2012 and December 31, 2011.
(4)	The Hayden Ferry II mortgage provides for quarterly payments of $625,000 through February 2015 with payments based on a 25 year amortization thereafter until maturity. Additionally, the mortgage bears interest at LIBOR plus the applicable spread which ranges between 250 to 350 basis points. Fund II entered into an interest rate swap that fixed the LIBOR rate associated with this loan at 1.5% through January 25, 2018. This loan is cross-defaulted with Hayden Ferry I.

PARKWAY PROPERTIES, INC.

OPERATIONAL RESULTS

	Three Months Ended March 31
	2012	2011
Portfolio Information:
Average Occupancy	84.3%	84.7%
Average Rent Per Square Foot	$22.55	$22.94
Same-Store Average Occupancy	85.3%	85.6%
Same-Store Average Rent Per Square Foot	$20.20	$20.34
Customer Retention Rate	46.8%	48.1%
Total Square Feet Under Ownership (in 000s)	10,210	13,821
Total Square Feet Under Management (in 000s)	22,317	14,963

	For the Three Months Ended or At
	(In thousands)
	Total	3/31/12	12/31/11	9/30/11	6/30/11
Portfolio Leasing Statistics:
Square Footage of Leases Signed - New Leases	1,020	203	161	317	339
Square Footage of Leases Signed - Renewal Leases	945	140	284	184	337
Square Footage of Leases Signed - Expansion Leases	203	25	81	71	26

Square Footage of Leases Signed - Total Leasing	2,168	368	526	572	702

Parkway Properties, Inc.

Summary Leasing Metrics

For Assets Owned as of April 1, 2012

(In thousands, except number of leases and per square foot data)

Historical Leasing Costs and Average Terms
New Leases
Term (in Years)
8
7
6
5
4
3
2
1
-
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$/SF/Yr
2007
2008
2009
2010
2011
1Q 2012

Historical Leasing Costs and Average Terms
Renewal and Expansion Leases
Term (in Years)
7
6
5
4
3
2
1
-
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$/SF/Yr
2007
2008
2009
2010
2011
1Q 2012

Historical Leasing Costs and Average Terms
Total Leasing Acitivity
Term (in Years)
7
6
5
4
3
2
1
-
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$/SF/Yr
2007
2008
2009
2010
2011
1Q 2012

PARKWAY PROPERTIES, INC.

LEASING AND CAPITAL EXPENDITURE DATA

(In thousands, except per square foot data)

	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Leasing information
Occupancy	85.9%	83.9%	84.4%	84.6%	83.8%
Average occupancy - year to date	84.3%	84.5%	84.5%	84.5%	84.7%
Leasing cost per rsf per year of lease terms:
New leases	$5.49	$4.64	$4.57	$4.88	$5.15
Renewal leases	$1.99	$3.70	$3.04	$1.88	$2.04
Expansion leases	$5.35	$5.69	$4.19	$3.55	$3.85
Total leasing	$4.72	$4.37	$4.18	$3.96	$3.26
Average term of leases signed (in years):
New leases	6.58	5.50	7.58	8.33	6.75
Renewal leases	3.00	5.50	4.75	3.75	4.58
Expansion leases	6.00	7.75	4.33	3.08	5.33
Total leasing	5.17	5.83	6.25	5.92	5.25
Square footage of leases signed:
New leases	203	161	317	339	161
Renewal leases	140	284	184	337	388
Expansion leases	25	81	71	26	51
Total leasing	368	526	572	702	600
Revenue per rsf per year of lease terms:
New leases	$22.43	$21.02	$20.09	$23.48	$18.55
Renewal leases	$22.41	$23.88	$20.97	$19.34	$18.49
Expansion leases	$24.27	$24.12	$24.52	$18.52	$22.34
Total leasing	$22.55	$23.04	$20.93	$21.31	$18.83
Customer retention percentage - quarter to date	46.8%	47.1%	45.4%	65.7%	48.1%
Customer retention percentage - year to date	46.8%	51.2%	52.6%	54.9%	48.1%
Portfolio information (1)
Number of wholly-owned office properties	29	40	41	44	45
Square feet of wholly-owned office properties	5,468	7,791	7,924	8,476	9,544
Book cost of wholly-owned office properties	$605,298	$847,658	$994,855	$1,082,396	$1,249,827
Average cost per square foot	$110.70	$108.80	$125.55	$127.70	$130.95
Number of consolidated joint venture office properties	15	15	24	24	18
Square feet of consolidated joint venture office properties	4,742	4,486	6,441	6,448	3,905
Book cost of consolidated joint venture office properties	$695,869	$606,472	$850,748	$984,155	$651,068
Average cost per square foot	$146.75	$135.19	$132.08	$152.63	$166.73
Number of unconsolidated joint venture office properties	—	2	2	3	3
Square feet of unconsolidated joint venture office properties	—	167	167	372	372
Book cost of unconsolidated joint venture office properties	$—	$18,832	$18,675	$50,527	$50,439
Average cost per square foot	$—	$112.77	$111.83	$135.83	$135.59

(1) Does not include the Toyota Center Garage.

Capital expenditure information
Non-revenue-enhancing capital expenditures (average life):
HVAC and mechanical improvements (10 years)	$—	$126	$201	$116	$568
Restroom improvements (10 years)	—	257	218	98	29
Roof (15 years)	—	—	5	—	—
Americans with Disabilities Act improvements (10 years)	—	—	3	138	6
Common area improvements (10 years)	97	439	233	358	790
Electrical upgrades (10 years)	7	(7)	28	—	—
Life safety (10 years)	246	75	293	46	73
Elevator improvements (10 years)	5	192	302	149	—
Parking garage and parking lot improvements (15 years)	6	62	723	613	255
Grounds (15 years)	—	321	22	27	14
Exterior shell (40 years)	—	97	132	101	135
Other (10 years)	96	420	462	127	176

Total non-revenue-enhancing capital expenditures	$457	$1,982	$2,622	$1,773	$2,046

Non-revenue-enhancing capital expenditures per rsf	$0.04	$0.16	$0.18	$0.12	$0.15

Total consolidated capital expenditures
Non-revenue-enhancing capital expenditures	$457	$1,982	$2,622	$1,773	$2,046
Upgrades on acquisitions	4,013	4,589	2,611	5,091	739
Major renovations	—	633	348	92	21
Tenant improvements - new leases	3,028	5,470	3,303	4,647	1,803
Tenant improvements - lease renewals	1,395	1,751	1,856	2,681	1,747
Leasing commissions - new leases	526	3,060	1,367	2,802	975
Leasing commissions - lease renewals	284	718	799	1,067	2,164

Total consolidated capital expenditures - quarter to date	$9,703	$18,203	$12,906	$18,153	$9,495

Total consolidated capital expenditures - year to date	$9,703	$58,757	$40,554	$27,648	$9,495

PARKWAY PROPERTIES, INC.

NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands, except number of properties data)

				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2012	2011	2012	2011
Same-store properties:
Wholly-owned	5,010	26	47.8%	$13,161	$13,554	86.0%	86.7%
Fund II	450	2	3.7%	1,007	667	77.8%	73.7%

Total same-store properties	5,460	28	51.5%	$14,168	$14,221	85.3%	85.6%

Net operating income from all office and parking properties	10,210	44	100.0%	$27,521	$16,817

(1)	Percentage of portfolio based on 2012 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended March 31
	2012	2011
Net income (loss) for Parkway Properties, Inc.	$4,705	$(4,595)
Add (deduct):
Interest expense	9,244	6,408
Depreciation and amortization	17,990	9,084
Management company expenses	4,534	803
Income tax expense	161	—
General and administrative expenses	3,599	3,756
Acquisition costs	826	2,349
Equity in earnings of unconsolidated joint ventures	—	(41)
Change in fair value of contingent consideration	216	—
Net income attributable to noncontrolling interests - unit holders	89	—
Net income (loss) attributable to noncontrolling interests - real estate partnerships	533	(3,195)
(Income) loss from discontinued operations	(3,272)	2,910
Gain on sale of real estate from discontinued operations	(5,575)	—
Management company income	(5,432)	(338)
Interest and other income	(97)	(324)

Net operating income from consolidated office and parking properties	27,521	16,817
Less: net operating income from non same-store properties	(13,353)	(2,596)

Same-store net operating income (SSNOI)	14,168	14,221
Less: non-recurring lease termination fee income	(446)	(239)

Recurring SSNOI	$13,722	$13,982

Parkway’s share of SSNOI	$13,463	$13,755

Parkway’s share of recurring SSNOI	$13,017	$13,516

PARKWAY PROPERTIES, INC.

NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES (Continued)

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Total				Parkway’s Share
	2012	2011	Dollar Change	Percentage Change	2012	2011	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$22,467	$23,048	$(581)	-2.5%	$22,467	$23,048	$(581)	-2.5%
Fund II	1,529	1,398	131	9.4%	459	420	39	9.3%

Total same-store GAAP revenue	23,996	24,446	(450)	-1.8%	22,926	23,468	(542)	-2.3%

Expenses
Wholly-owned properties	9,306	9,494	(188)	-2.0%	9,306	9,494	(188)	-2.0%
Fund II	522	731	(209)	-28.6%	157	219	(62)	-28.3%

Total same-store GAAP expenses	9,828	10,225	(397)	-3.9%	9,463	9,713	(250)	-2.6%

NOI - GAAP	$14,168	$14,221	$(53)	-0.4%	$13,463	$13,755	$(292)	-2.1%

Net margin - GAAP	59.0%	58.2%	0.8%		58.7%	58.6%	0.1%

Acquisitions
Revenues	$21,859	$3,314	$18,545		$5,964	$1,094	$4,870
Expenses	8,506	718	7,788		2,270	241	2,029

NOI	$13,353	$2,596	$10,757		$3,694	$853	$2,841

Net margin	61.1%	78.3%	-17.2%		61.9%	78.0%	-16.1%

Office assets sold
Revenues	$—	$934	$(934)		$—	$188	$(188)
Expenses	(6)	404	(410)		—	82	(82)

NOI	$6	$530	$(524)		$—	$106	$(106)

Total portfolio
Revenues
Consolidated properties	$45,855	$27,760	$18,095		$28,890	$24,562	$4,328
Unconsolidated joint ventures	—	934	(934)		—	188	(188)

Total revenues	$45,855	$28,694	$17,161		$28,890	$24,750	$4,140

Expenses
Consolidated properties	$18,334	$10,943	$7,391		$11,733	$9,954	$1,779
Unconsolidated joint ventures	(6)	404	(410)		—	82	(82)

Total expenses	$18,328	$11,347	$6,981		$11,733	$10,036	$1,697

NOI	$27,527	$17,347	$10,180		$17,157	$14,714	$2,443

Net margin	60.0%	60.5%			59.4%	59.5%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$23,996	$24,446	$(450)	-1.8%	$22,926	$23,468	$(542)	-2.3%
Non-recurring lease termination fee income	(446)	(239)	(207)	86.6%	(446)	(239)	(207)	86.6%

Recurring same-store revenue	23,550	24,207	(657)	-2.7%	22,480	23,229	(749)	-3.2%
Total same-store expenses	9,828	10,225	(397)	-3.9%	9,463	9,713	(250)	-2.6%

Recurring NOI - GAAP	$13,722	$13,982	$(260)	-1.9%	$13,017	$13,516	$(499)	-3.7%

Recurring net margin - GAAP	58.3%	57.8%	0.5%		57.9%	58.2%	-0.3%

Same-store assets cash NOI:
Total same-store GAAP revenue	$23,996	$24,446	$(450)	-1.8%	$22,926	$23,468	$(542)	-2.3%
Amortization of above (below) market leases	14	33	(19)	-57.6%	(9)	(19)	10	-52.6%
Straight-line rents	(1,489)	42	(1,531)	-3645.2%	(1,444)	260	(1,704)	-655.4%

Total same-store cash revenue	22,521	24,521	(2,000)	-8.2%	21,473	23,709	(2,236)	-9.4%
Total same-store expenses	9,828	10,225	(397)	-3.9%	9,463	9,713	(250)	-2.6%

NOI - cash	$12,693	$14,296	$(1,603)	-11.2%	$12,010	$13,996	$(1,986)	-14.2%

Net margin - cash	56.4%	58.3%	-1.9%		55.9%	59.0%	-3.1%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$22,521	$24,521	$(2,000)	-8.2%	$21,473	$23,709	$(2,236)	-9.4%
Non-recurring lease termination fee income	(446)	(239)	(207)	86.6%	(446)	(239)	(207)	86.6%

Recurring same-store cash revenue	22,075	24,282	(2,207)	-9.1%	21,027	23,470	(2,443)	-10.4%
Total same-store expenses	9,828	10,225	(397)	-3.9%	9,463	9,713	(250)	-2.6%

Recurring NOI - cash	$12,247	$14,057	$(1,810)	-12.9%	$11,564	$13,757	$(2,193)	-15.9%

Recurring net margin - cash	55.5%	57.9%	-2.4%		55.0%	58.6%	-3.6%

PARKWAY PROPERTIES, INC.

FEE INCOME AT PARKWAY’S SHARE

(In thousands)

Three Months Ended March 31, 2012

	Property Management Fees	Asset Management Fees	Construction Management Fees	Leasing Fees	Other Administrative Fees	Other Income	Total Fees
Ownership Structure:
Parkway Properties Office Fund, LP (“Fund I”)	$58	$61	$14	$19	$—	$—	$152
Parkway Properties Office Fund II, LP (“Fund II”)	477	779	58	49	—	—	1,363
Unconsolidated Joint Ventures	11	—	—	—	—	—	11
Third Party Managed Properties	1,786	—	132	869	2,545	89	5,421

Total Fees	$2,332	$840	$204	$937	$2,545	$89	$6,947

Consolidated General and Administrative Expense	$3,599
Leasing Fees - Fund I	19
Leasing Fees - Fund II	49
Construction Management Fees - Fund I	14
Construction Management Fees - Fund II	58

Parkway’s Share of General and Administrative Expense	$3,739

Consolidated Management Company Income	$5,432
Fund I Fees	152
Fund II Fees	1,363

Parkway’s Share of Management Company Income	$6,947

PARKWAY PROPERTIES, INC.

FINANCIAL SUMMARY OF CONSOLIDATED JOINT VENTURES

(In thousands)

Joint Venture Entity and Property Name	Location	Parkway’s Ownership %	Square Feet	Percentage Occupied
Parkway Properties Office Fund, LP (“Fund I”) - Held for Sale
100 Ashford Center	Atlanta, GA	25.0%	160	68.2%
Peachtree Ridge	Atlanta, GA	25.0%	161	80.9%
Overlook II	Atlanta, GA	25.0%	260	77.9%

Total Fund I		25.0%	581	76.0%

Parkway Properties Office Fund II, LP (“Fund II”)
Hayden Ferry Lakeside I	Phoenix, AZ	30.0%	203	69.9%
Hayden Ferry Lakeside II	Phoenix, AZ	30.0%	300	92.0%
245 Riverside	Jacksonville, FL	30.0%	135	65.7%
Bank of America Center	Orlando, FL	30.0%	421	85.2%
Corporate Center Four at International Plaza	Tampa, FL	30.0%	250	82.8%
Cypress Center I-III	Tampa, FL	30.0%	286	92.5%
The Pointe	Tampa, FL	30.0%	252	82.0%
Lakewood II	Atlanta, GA	30.0%	124	71.3%
3344 Peachtree	Atlanta, GA	33.0%	485	98.5%
Two Ravinia	Atlanta, GA	30.0%	438	76.4%
Carmel Crossing	Charlotte, NC	30.0%	326	86.4%
Two Liberty Place	Philadelphia, PA	19.0%	941	99.1%

Total Fund II		27.9%	4,161	87.9%

Total Consolidated Joint Ventures		27.6%	4,742	86.5%

Parkway’s Share of Consolidated Joint Ventures’ Debt at March 31, 2012

Description	Type of Debt Service	Interest Rate	Maturity	Parkway’s Share of Debt	Total Debt	Parkway’s Share of Debt	Noncontrolling Interest Share of Debt
Mortgage Notes Payable:
Fund I (Held for Sale)
100 Ashford Center/Peachtree Ridge	Amortizing	5.6%	01/08/16	25.00%	$29,709	$7,427	$22,282
Overlook II	Interest Only	5.6%	03/01/17	25.00%	31,500	7,875	23,625

Fund I Weighted Average Interest Rate at End of Period		5.6%			$61,209	$15,302	$45,907

Fund II
Cypress Center I-III (1)	Interest Only	4.1%	05/18/16	30.00%	$12,088	$3,626	$8,462
3344 Peachtree	Amortizing	5.3%	10/01/17	33.03%	85,738	28,319	57,419
Bank of America Center (1)	Interest Only	4.7%	05/18/18	30.00%	33,875	10,163	23,712
Hayden Ferry Lakeside I (1)	Interest Only	4.5%	07/25/18	30.00%	22,000	6,600	15,400
Hayden Ferry Lakeside II (1)	Amortizing	5.0%	07/25/18	30.00%	50,000	15,000	35,000
The Pointe	Interest Only	4.0%	02/10/19	30.00%	23,500	7,050	16,450
245 Riverside (1)	Interest Only	5.2%	03/31/19	30.00%	9,250	2,775	6,475
Corporate Center Four at International Plaza (1)	Interest Only	5.4%	04/08/19	30.00%	22,500	6,750	15,750
Two Ravinia (1)	Interest Only	5.0%	05/20/19	30.00%	22,100	6,630	15,470
Two Liberty Place	Interest Only	5.2%	06/10/19	19.00%	90,200	17,138	73,062
Carmel Crossing	Interest Only	5.5%	03/10/20	30.00%	10,000	3,000	7,000

Fund II Weighted Average Interest Rate at End of Period		5.0%			$381,251	$107,051	$274,200

Weighted Average Interest Rate at End of Period		5.1%			$442,460	$122,353	$320,107

(1)	Fund II entered into the following interest rate swap agreements for these properties:

	Notional Amount	Interest Rate	Maturity
Cypress Center I-III	$12,088	4.1%	11/18/15
Bank of America Center	33,875	4.7%	11/18/17
Hayden Ferry Lakeside I	22,000	4.5%	01/25/18
Hayden Ferry Lakeside II	50,000	5.0%	01/25/18
245 Riverside	9,250	5.2%	09/30/18
Corporate Center Four at International Plaza	22,500	5.4%	10/08/18
Two Ravinia	22,100	5.0%	11/18/18

Parkway’s Share of Mortgage Maturities by Year:

	(Held for Sale) Fund I	Fund II	Total
2012 (remaining nine months)	$86	$894	$980
2013	123	1,244	1,367
2014	130	1,489	1,619
2015	138	1,598	1,736
2016	6,950	5,176	12,126
2017	7,875	27,210	35,085
2018	—	28,450	28,450
Thereafter	—	40,990	40,990

	$15,302	$107,051	$122,353

PARKWAY PROPERTIES, INC.

FINANCIAL SUMMARY OF CONSOLIDATED JOINT VENTURES (Continued)

(In thousands)

Results of Operations

Three Months Ended March 31, 2012

	Held for Sale Fund I	Fund II (1)	Combined Total
Consolidated Joint Ventures (100%):
Revenues	$2,864	$23,419	$26,283
Operating Expenses	(1,380)	(9,705)	(11,085)

Net Operating Income	1,484	13,714	15,198
Interest Expense	(1,035)	(4,476)	(5,511)
Loan Cost Amortization	(25)	(108)	(133)
Depreciation and Amortization	(210)	(10,947)	(11,157)
General and Administrative	(234)	(1,977)	(2,211)
Gain on Sale of Real Estate (4)	3,033	1,357	4,390
Net Loss Attributable to Noncontrolling Interest (2)	—	9	9

Net Income (Loss)	$3,013	$(2,428)	$585

Pky’s Share of Consolidated JVs:
Net Operating Income	$390	$3,999	$4,389
Interest Expense	(259)	(1,248)	(1,507)
Loan Cost Amortization	(6)	(32)	(38)
General and Administrative	(38)	(267)	(305)
Asset Management Fees	61	779	840
Property Management Fees (3)	91	584	675

Funds from Operations	$239	$3,815	$4,054

Straight Line Rental Income	$(34)	$(826)	$(860)
Amortization of Above Market Leases	(7)	327	320
Recurring Capital Expenditures	(125)	—	(125)

FAD Adjustments	$(166)	$(499)	$(665)

Upgrades on Acquisition	$—	$(1,159)	$(1,159)

EBITDA Adjustments:
Depreciation and Amortization	$52	$3,063	$3,115
Interest Expense	259	1,248	1,507
Loan Cost Amortization	6	32	38

Total EBITDA Adjustments	$317	$4,343	$4,660

Noncontrolling Interest’s Share of Consolidated JVs:
Net Income (Loss)	$2,278	$(1,745)	$533
Depreciation and Amortization	158	7,884	8,042
Gain on Sale of Real Estate (4)	(2,293)	(950)	(3,243)

Funds from Operations	$143	$5,189	$5,332

FAD Adjustments	$(496)	$(1,284)	$(1,780)

EBITDA Adjustments:
Depreciation and Amortization	$158	$7,884	$8,042
Interest Expense	776	3,228	4,004
Loan Cost Amortization	19	76	95

Total EBITDA Adjustments	$953	$11,188	$12,141

(1)	Represents Fund II investments plus additional investment made by Parkway in 3344 Peachtree.
(2)	Represents the investment in Two Liberty Place by an institutional investor, which has an 11% interest in the property.
(3)	In addition to asset management fees, Parkway earns other fees from the consolidated joint ventures related to property management, construction management and leasing. All fees are eliminated in Parkway’s consolidated financial statements.
(4)	During the first quarter of 2012, Parkway sold its interest in Renaissance Center in Fund I resulting in a gain of $3.0 million. Parkway’s share of the gain was $740,000. Parkway also sold Falls Pointe in Fund II resulting in a gain of $1.4 million and Parkway’s share of that gain was $407,000.

PARKWAY PROPERTIES, INC.

DISCONTINUED OPERATIONS

(In thousands)

	Consolidated		Parkway’s Share
	Three Months Ended March 31		Three Months Ended March 31
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Income statement:
Revenues
Income from office and parking properties	$9,366	$39,545	$7,197	$29,223

	9,366	39,545	7,197	29,223

Expenses
Office and parking properties:
Operating expense	3,853	18,180	2,862	13,408
Management company expense	152	74	38	19
Interest expense	1,791	8,352	996	5,300
Non-cash expense on interest rate swap	(138)	—	(138)	—
Depreciation and amortization	436	15,849	279	11,631

	6,094	42,455	4,037	30,358

Income (loss) from discontinued operations	3,272	(2,910)	3,160	(1,135)
Gain on sale of real estate from discontinued operations	5,575	—	2,333	—

Total discontinued operations per Statement of Operations	8,847	(2,910)	$5,493	$(1,135)

Net (income) loss attributable to noncontrolling interest from discontinued operations	(3,354)	1,775

Total discontinued operations - Parkway’s Share	$5,493	$(1,135)

Net Income (Loss) from Discontinued Operations			$5,493	$(1,135)
Adjustments to Net Income (Loss) from Discontinued Operations:
Depreciation and Amortization			279	11,631
Gain on Sale of Real Estate			(2,333)	—

FFO from Discontinued Operations			$3,439	$10,496
Adjustments to Derive Recurring FFO from Discontinued Operations:
Lease Termination Fees			(88)	(1,369)
Loss on Extinguisment of Debt			98	—
Non-Cash Adjustment for Interest Rate Swap			(138)	—

Recurring FFO from Discontinued Operations			$3,311	$9,127

FFO from Discontinued Operations			$3,439	$10,496
Adjustments to Derive FAD from Discontinued Operations:
Straight-Line Rents			(364)	(1,776)
Amortization of Above/Below Market Leases			(12)	(262)
Amortization of Loan Costs			28	83
Loss on Extinguishment of Debt			98	—
Non-Cash Adjustment for Interest Rate Swap			(138)	—
Recurring Capital Expenditures			(1,721)	(4,754)

FAD from Discontinued Operations			$1,330	$3,787

March 31 2012
(Unaudited)
Balance sheet:
Investment property	$96,582
Accumulated depreciation	(8,904)

Office property held for sale	87,678
Rents receivable and other assets	10,337
Intangible assets, net	829

Other assets held for sale	11,166

Total assets held for sale	$98,844

Mortgage notes payable	$90,710
Accounts payable and other liabilities	9,666

Total liabilities held for sale	$100,376

All current and prior period income from the following office property dispositions and properties held for sale is included in discontinued operations for the three months ended March 31, 2012 and 2011:

Property	Location	Square Feet	Date of Sale	Gross Sales Price	Consolidated Gain (Loss) on Sale	PKY Share of Gain (Loss) on Sale
2011
Dispositions:
233 North Michigan	Chicago, IL	1,070	5/11/2011	$162,200
Greenbrier Towers I & II	Hampton Roads, VA	172	7/19/2011	16,700
Glen Forest	Richmond, VA	81	8/16/2011	9,300
Tower at 1301 Gervais (1)	Columbia, SC	298	9/8/2011	19,500
Wells Fargo (2)	Houston, TX	134	12/9/2011	—
Fund I Assets (3)	Various	1,956	12/31/2011	257,400

Total 2011		3,711		$465,100

2012
Dispositions:
Falls Pointe	Atlanta, GA	107	1/6/2012	$6,000	$1,357	$407
111 East Wacker	Chicago, IL	1,013	1/9/2012	150,600	(47)	(47)
Renaissance Center (3)	Memphis, TN	190	3/1/2012	27,650	3,032	740
Non-Core Assets (4)	Various	1,474	1Q 2012	110,000	1,233	1,233

Total 2012		2,784		$294,250	$5,575	$2,333

Properties Held for Sale and Expected to Close During Second Quarter 2012:
Fund I Assets (3)	Various	581	2Q 2012	$59,200
The Pinnacle at Jackson Place and Parking at Jackson Place (4)	Jackson, MS	271	2Q 2012	29,500

		852		88,700

Remaining Propety Held for Sale:
111 Capitol Building (4)	Jackson, MS	187		—

Total Properties Held for Sale		1,039		$88,700

(1)	During 2011, Parkway recognized a non-cash impairment loss of $2.7 million related to the sale of Tower at 1301 Gervais.
(2)	During the fourth quarter of 2011, Parkway conveyed a deed in lieu of loan foreclosure on the Wells Fargo building. In association with the deed in lieu of loan foreclosure, the Company recognized an $8.6 million non-cash gain associated with the forgiveness of the mortgage loan secured by this property. Additionally, during 2011, the Company recorded a total non-cash impairment loss of $11.6 million.
(3)	During the fourth quarter of 2011, the Company sold nine properties totaling approximately 2.0 million square feet in five markets, representing a majority of the Fund I assets. During the first quarter of 2012, the Company completed the sale of Renaissance Center, a 190,000 square foot property in Memphis, TN. In connection with the completed and pending sale of the Fund I assets, the Company recorded a $4 million gain on the sale of real estate from discontinued operations and an impairment loss of $29.3 million in 2011.
(4)	During the first quarter of 2012, the Company sold 12 of 15 of the non-core assets. The 12 assets sold include five assets in Richmond, four assets in Memphis and three assets in Jackson. The three remaining assets that have not yet closed are The Pinnacle at Jackson Place (“The Pinnacle”), Parking at Jackson Place and 111 Capitol Building, all in Jackson. The Pinnacle and Parking at Jackson Place are expected to close during the second quarter of 2012, subject to buyer’s successful assumption of the existing mortgage loan and customary closing conditions. The contract to sell 111 Capitol Building has expired without sale.

PARKWAY PROPERTIES, INC.

OPERATING PROPERTY ACQUISITIONS AND DISPOSITIONS

2012

(In thousands, except per square feet data)

Acquisition - Property Name	Location	Type of Ownership	Parkway Ownership	Square Feet	Date Purchased	Gross Purchase Price (1)	Purchase Price per Square Foot
2012 Acquisitions
The Pointe	Tampa, FL	Fund II	30.0%	252	01/11/12	$46,900	$186
Hayden Ferry Lakeside II	Phoenix, AZ	Fund II	30.0%	300	02/13/12	86,000	287

Total 2012 Acquisitions				552		$132,900	$241

(1)	Purchase price consists of the contract price only and does not include closing costs or improvements made subsequent to purchase.

Disposition - Property Name	Location	Square Feet	Date Sold	Gross Sales Price	Gross Sales Price per Square Foot	Consolidated Gain (Loss)	Parkway’s Share Gain (Loss)
1st Quarter 2012 Dispositions
Falls Pointe	Atlanta, GA	107	01/06/12	$6,000	$56	$1,357	$407
111 East Wacker	Chicago, IL	1,013	01/09/12	150,600	149	(47)	(47)
Renaissance	Memphis, TN	189	03/01/12	27,650	146	3,032	740
Non-Core Assets (2)	Various	1,473	Various	110,000	75	1,233	1,233

Total 1st Quarter 2012 Dispositions		2,782		$294,250	$106	$5,575	$2,333

Properties Held for Sale and Expected to Close During Second Quarter 2012:
Overlook II (Fund I)	Atlanta, GA	260	04/30/12	$29,350	$113
Ashford Center/Peachtree Ridge (Fund I)	Atlanta, GA	321	2Q 2012	29,850	93
Non-Core Assets (2)	Jackson, MS	271	2Q 2012	29,500	109

		852		88,700	$104

Remaining Property Held for Sale:
111 Capitol Building (2)	Jackson, MS	187		—

Total Assets Held for Sale		1,039		$88,700

(2)	During the first quarter of 2012, the Company sold 12 of 15 of the non-core assets. The 12 assets sold include five assets in Richmond, four assets in Memphis and three assets in Jackson. The three remaining assets that have not yet closed are The Pinnacle at Jackson Place (“The Pinnacle”), Parking at Jackson Place and 111 Capitol Building, all in Jackson. The Pinnacle and Parking at Jackson Place are expected to close during the second quarter of 2012, subject to buyer’s successful assumption of the existing mortgage loan and customary closing conditions. The contract to sell 111 Capitol Building has expired without sale.

PARKWAY PROPERTIES, INC.

SUMMARY OF OFFICE PROPERTY INTERESTS AT APRIL 1, 2012

(In thousands, except number of property data)

			TOTAL
	Square Feet	% of Square Feet	CBD	# of Properties	Urban Infill	# of Properties	Suburban	# of Properties
Atlanta, GA	2,597	25.4%	—	—	1,264	3	1,333	7
Houston, TX	1,685	16.5%	—	—	—	—	1,685	10
Philadelphia, PA	941	9.2%	941	1	—	—	—	—
Phoenix, AZ	899	8.8%	—	—	—	—	899	4
Tampa, FL	789	7.7%	—	—	537	2	252	1
Jackson, MS	725	7.1%	725	4	—	—	—	—
Orlando, FL	682	6.7%	682	2	—	—	—	—
Jacksonville, FL	437	4.3%	437	3	—	—	—	—
Nashville, TN	436	4.3%	436	1	—	—	—	—
Memphis, TN	337	3.3%	337	1	—	—	—	—
Charlotte, NC	326	3.2%	—	—	—	—	326	1
Ft. Lauderdale, FL	216	2.1%	—	—	—	—	216	2
Columbia, SC	108	1.1%	—	—	—	—	108	1
New Orleans, LA	32	0.3%	—	—	—	—	32	1

	10,210	100.0%	3,558	12	1,801	5	4,851	27

Based on Square Feet			34.8%		17.6%		47.6%

			WHOLLY-OWNED
	Square Feet	% of Square Feet	CBD	# of Properties	Urban Infill	# of Properties	Suburban	# of Properties
Houston, TX	1,685	30.8%	—	—	—	—	1,685	10
Atlanta, GA	970	17.7%	—	—	780	2	190	2
Jackson, MS	725	13.3%	725	4	—	—	—	—
Nashville, TN	436	8.0%	436	1	—	—	—	—
Phoenix, AZ	396	7.2%	—	—	—	—	396	2
Memphis, TN	337	6.2%	337	1	—	—	—	—
Jacksonville, FL	302	5.5%	302	2	—	—	—	—
Orlando, FL	261	4.8%	261	1	—	—	—	—
Ft. Lauderdale, FL	216	4.0%	—	—	—	—	216	2
Columbia, SC	108	2.0%	—	—	—	—	108	1
New Orleans, LA	32	0.5%	—	—	—	—	32	1

	5,468	100.0%	2,061	9	780	2	2,627	18

			CONSOLIDATED JVS
	Square Feet	% of Square Feet	CBD	# of Properties	Urban Infill	# of Properties	Suburban	# of Properties
Atlanta, GA	1,627	34.3%	—	—	484	1	1,143	5
Philadelphia, PA	941	19.8%	941	1	—	—	—	—
Tampa, FL	789	16.6%	—	—	537	2	252	1
Phoenix, AZ	503	10.6%	—	—	—	—	503	2
Orlando, FL	421	8.9%	421	1	—	—	—	—
Charlotte, NC	326	6.9%	—	—	—	—	326	1
Jacksonville, FL	135	2.9%	135	1	—	—	—	—

	4,742	100.0%	1,497	3	1,021	3	2,224	9

Parkway Properties, Inc.

Schedule of Lease Expirations

For Assets Owned as of April 1, 2012

(In thousands, except number of leases and per square foot data)

Total Expirations by Year

Year	Square Feet of Leases Expiring	Percentage of Total Square Feet	Consolidated Annualized Rental Revenue	Pro Rata Annualized Rental Revenue	Number of Leases	Weighted Average Expiring Gross Rental Rate Per NRSF	Weighted Average Estimated Market Rent Per NRSF
2012	675	6.6%	$15,380	$11,567	141	$22.80	$19.88
2013	748	7.3%	17,375	10,436	150	23.23	20.93
2014	1,218	11.9%	25,959	19,021	168	21.31	20.83
2015	991	9.7%	20,671	15,642	139	20.86	20.43
2016	1,860	18.2%	40,980	22,140	113	22.03	21.99
2017	1,009	9.9%	21,896	13,307	83	21.72	21.71
2018 & Later	2,271	22.3%	58,982	32,538	106	25.96	25.11
	8,772	85.9%	$201,243	$124,651	900	$22.94	$22.26

Total Expirations by Market

Market	Square Feet of Leases Expiring	Percentage Leased	Consolidated Annualized Rental Revenue	Pro Rata Annualized Rental Revenue	Number of Leases	Weighted Average Expiring Gross Rental Rate Per NRSF	Weighted Average Estimated Market Rent Per NRSF
PHOENIX, AZ	791	88.1%	$20,240	$11,743	78	$25.58	$24.31
FT. LAUDERDALE, FL	154	71.2%	3,389	3,389	40	22.04	21.01
JACKSONVILLE, FL	371	84.7%	7,574	6,155	43	20.44	18.47
ORLANDO, FL	594	87.1%	15,219	8,393	70	25.61	23.50
TAMPA, FL	679	86.1%	17,018	5,105	60	25.07	24.34
ATLANTA, GA	2,059	79.3%	50,498	27,307	222	24.52	22.83
JACKSON, MS	546	75.3%	9,706	9,706	54	17.78	16.80
CHARLOTTE, NC	282	86.4%	5,081	1,524	40	18.03	17.00
PHILADELPHIA, PA	932	99.1%	26,159	4,970	17	28.07	28.00
COLUMBIA, SC	62	57.2%	1,044	1,044	16	16.87	15.00
MEMPHIS, TN	315	93.4%	5,990	5,990	18	19.00	18.00
NASHVILLE, TN	361	82.9%	7,030	7,030	19	19.45	16.50
HOUSTON, TX	1,626	96.5%	32,295	32,295	223	19.87	22.03
	8,772	85.9%	$201,243	$124,651	900	$22.94	$22.26

Parkway Properties, Inc.

Schedule of Lease Expirations by Market

For Assets Owned as of April 1, 2012

(In thousands, except number of leases and per square foot data)

Expirations by Market - 2012

Market	Square Feet of Leases Expiring	Percentage of Leases Expiring	Consolidated Annualized Rental Revenue	Pro Rata Annualized Rental Revenue	Number of Leases	Weighted Average Expiring Gross Rental Rate Per NRSF	Weighted Average Estimated Market Rent Per NRSF
PHOENIX, AZ	60	6.7%	$1,522	$795	12	$25.36	$24.86
FT. LAUDERDALE, FL	28	12.8%	668	668	11	24.12	20.79
JACKSONVILLE, FL	22	5.0%	441	441	6	20.17	17.48
ORLANDO, FL	28	4.1%	712	470	9	25.76	23.50
TAMPA, FL	46	5.9%	1,118	335	8	24.13	19.00
ATLANTA, GA	282	10.8%	6,600	4,837	38	23.43	19.53
JACKSON, MS	40	5.5%	832	832	12	20.70	14.38
CHARLOTTE, NC	24	7.4%	426	128	3	17.61	17.00
PHILADELPHIA, PA	6	5.9%	109	109	2	17.10	15.00
MEMPHIS, TN	11	3.2%	211	211	2	19.72	18.00
NASHVILLE, TN	16	3.6%	282	282	2	17.74	16.50
HOUSTON, TX	112	6.6%	2,459	2,459	36	21.97	21.37
	675	6.6%	$15,380	$11,567	141	$22.80	$19.88

Expirations by Market - 2013

Market	Square Feet of Leases Expiring	Percentage of Leases Expiring	Consolidated Annualized Rental Revenue	Pro Rata Annualized Rental Revenue	Number of Leases	Weighted Average Expiring Gross Rental Rate Per NRSF	Weighted Average Estimated Market Rent Per NRSF
PHOENIX, AZ	75	8.4%	$1,989	$1,531	10	$26.49	$21.46
FT. LAUDERDALE, FL	13	6.2%	348	348	5	26.16	22.15
JACKSONVILLE, FL	48	11.0%	970	902	7	20.13	17.60
ORLANDO, FL	116	17.0%	3,316	1,147	12	28.55	23.50
TAMPA, FL	101	12.8%	2,175	652	9	21.59	21.48
ATLANTA, GA	164	6.3%	4,056	1,672	35	24.69	20.89
JACKSON, MS	33	4.5%	630	630	6	19.34	18.15
CHARLOTTE, NC	27	8.4%	482	145	11	17.60	17.00
COLUMBIA, SC	18	16.5%	302	302	5	16.94	15.00
MEMPHIS, TN	20	6.0%	390	390	4	19.34	18.00
NASHVILLE, TN	13	2.9%	219	219	4	17.06	16.50
HOUSTON, TX	120	7.1%	2,498	2,498	42	20.89	22.39
	748	7.3%	$17,375	$10,436	150	$23.23	$20.93

Parkway Properties, Inc.

Leasing Status

4/1/2012

	Wholly Owned	Consolidated JVs	Total
Occupancy Percentage 4/1/12	85.4%	86.5%	85.9%
Overlook II - Atlanta, GA		-77.8%	-77.8%

Adjusted Occupancy Percentage	85.4%	87.0%	86.1%

Total Square Footage	5,468,418	4,481,558	9,949,976
Vacancy (A)	796,636	584,254	1,380,890

					Commencement
City	Building	Square Feet			Quarter	Year
Atlanta, GA	Capital City Plaza	5,973		5,973	2	2012
Atlanta, GA	Meridian	6,838		6,838	2	2012
Atlanta, GA	Peachtree Dunwoody Pavilion	5,879		5,879	3	2012
Atlanta, GA	Peachtree Dunwoody Pavilion	4,613		4,613	2	2012
Atlanta, GA	Two Ravinia		5,001	5,001	2	2012
Atlanta, GA	Two Ravinia		5,051	5,051	2	2012
Atlanta, GA	Two Ravinia		1,930	1,930	2	2012
Ft. Lauderdale, FL	Hillsboro Center IV	9,421		9,421	3	2012
Houston, TX	Town & Country	972		972	2	2012
Houston, TX	Town & Country	1,264		1,264	2	2012
Jackson, MS	111 Capitol Building	755		755	2	2012
Jacksonville, FL	245 Riverside		19,511	19,511	4	2012
Jacksonville, FL	Riverplace South	2,827		2,827	2	2012
Jacksonville, FL	Stein Mart Building	1,785		1,785	2	2012
Charlotte, NC	Carmel Crossing-Davie		1,569	1,569	2	2012
Phoenix, AZ	Hayden Ferry Lakeside I		49,374	49,374	3	2012
Phoenix, AZ	Hayden Ferry Lakeside II		4,629	4,629	2	2012
Tampa, FL	Corporate Center Four at International Plaza		10,287	10,287	3	2012
Tampa, FL	The Pointe		3,087	3,087	4	2012
Tampa, FL	The Pointe		2,846	2,846	3	2012
Tampa, FL	The Pointe		4,249	4,249	2	2012

	Sum of signed leases (B)	40,327	107,534	147,861

	Adjusted Vacancy (A less B)	756,309	476,720	1,233,029

	Total Square Footage	5,468,418	4,481,558	9,949,976

	Leased Percentage	86.2%	89.4%	87.6%

	Wholly Owned	Consolidated JVs	Total
Recap of signed leases by commencement:
2nd Quarter 2012	25,027	22,429	47,456
3rd Quarter 2012	15,300	62,507	77,807
4th Quarter 2012	—	22,598	22,598

Total signed leases	40,327	107,534	147,861

Parkway Properties, Inc.

Schedule of Largest Customers

As of April 1, 2012

Top 25 Customers (based on rental revenue)

The office properties are leased to 900 customers, which are in a wide variety of industries including banking, insurance, professional services (including legal, accounting, and consulting), energy, financial services and telecommunications. The following table sets forth information concerning the 25 largest customers of the properties owned directly or through joint ventures as of April 1, 2012 (in thousands, except square foot data).

	Customer	No. of Props.	Square Footage Expiring							Leased Square Feet	Annualized Rental Revenue
			2012	2013	2014	2015	2016	2017	Thereafter
(1)	Blue Cross Blue Shield of Georgia, Inc.	1							198,834	198,834	$5,679
(2)	Raymond James Financial, Inc.	2		9,723		3,916	240,145	5,058		258,842	5,078
	Nabors Industries/Nabors Corporate Services	1			219,981					219,981	4,508
(3)	General Services Administration (GSA)	10	38,016	37,296	3,043	2,760	21,348	13,427	93,573	209,463	3,203
(4)	Bank of America, NA	2		16,390		123,710			—	140,100	2,832
	Southwestern Energy Company	2			117,737					117,737	2,747
(5)	Honeywell	1							115,774	115,774	2,727
(6)	Schlumberger Technology	1						155,324		155,324	2,467
	Connecticut General Life Insurance Company (CIGNA)	1					452,986			452,986	2,321
(7)	Cox, Inc.	1	90,180			21,552			—	111,732	2,318
	Louisiana-Pacific Corporation	1				104,807				104,807	2,291
	Stein Mart, Inc.	1					107,342			107,342	2,216
	Lifelock, Inc.	1			51,204					51,204	1,715
(8)	Forman, Perry, Watkins, Krutz & Tardy	1					125,962			125,962	1,584
(9)	Helix Energy Solutions	1				94,060				94,060	1,323
	Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP	1							57,597	57,597	1,298
(10)	Wells Fargo Insurance Services USA, Inc.	1							47,055	47,055	1,290
	URS Corporation	2			3,348		49,294			52,642	1,261
	Tilden Lobnitz Cooper, Inc. (a/k/a TLC)	1							51,558	51,558	1,226
	Brunini Grantham Grower Hewes	1							52,883	52,883	1,216
(11)	KPMG LLP	1					14,281	30,323		44,604	1,160
(12)	Lennar Homes	1							55,643	55,643	1,148
(13)	DeVry, Inc.	3	9,492						61,575	71,067	1,082
	Allstate Insurance Company	2		33,200			3,164			36,364	959
	Fidelity National Title Insurance Company	1			23,535					23,535	894

			137,688	96,609	418,848	350,805	1,014,522	204,132	734,492	2,957,096	$54,543

						Total Rentable Square Footage				10,210,439

						Pro Rata Total Annualized Rental Revenue				$124,651

(1)	Blue Cross Blue Shield of Georgia (Capital City Plaza in Atlanta) has the option to cancel 59,222 sf either January 2016 or January 2018 with nine (9) months written notice. Additionally, the lease provides the option to cancel an additional 29,610 sf in January 2018 with nine (9) months written notice.
(2)	Raymond James Financial, Inc. (Morgan Keegan Tower in Memphis) lease provides the option to cancel 3,197 sf with four (4) months written notice.
(3)	General Services Administration (Meridian Building in Atlanta) lease provides an option to cancel 16,778 sf effective February of 2015 with 90 days written notice. The GSA (Bank of America Center-Orlando) lease provides an option to cancel 12,341 sf effective October 2013 and 34,182 sf effective June 2018, both with 120 days written notice. The GSA (111 Capitol Building in Jackson) lease provides an option to cancel 2,758 sf effective June of 2012. The GSA (Carmel Crossing-Davie Building -Charlotte) lease provides an option to cancel 21,384 sf effective September 2014 with 90 days written notice.
(4)	Bank of America’s (Bank of America Plaza in Nashville) lease provides an option to cancel 123,710 sf in October 2014 with 12 months notice. Additionally, Bank of America (Bank of America Center in Orlando) has exercised its option to cancel 9,463 sf in August 2012. Parkway will receive a $43,000 lease termination fee prior to August 2012.
(5)	Honeywell (Honeywell Building in Houston) lease provides a cancellation option in December 2014 with 12 months notice.
(6)	Schlumberger Technology (Schlumberger Building in Houston) lease provides a cancellation option in June 2015 with 12 months notice and two (2) months rent.
(7)	Cox Enterprises (Peachtree Dunwoody Pavillion in Atlanta) has exercised its option to cancel 90,180 sf effective June 2012. The Company has received a $532,000 fee associated with this lease termination which will be recorded into income over the remaining term of the lease. Additionally, the customer will continue to pay rent through the early termination date. Additionally, Cox Enterprises (Peachtree Dunwoody Pavilion in Atlanta) has the option to cancel 21, 522 sf in December 2013 with 12 months written notice.
(8)	Forman, Perry, Watkins, Krutz & Tardy (City Centre in Jackson) lease provides certain other cancellation rights pending changes in partnership structure.
(9)	Helix Energy Solutions (400 North Belt in Houston) has the option to cancel with nine (9) months written notice.
(10)	Wells Fargo Insurance Services USA, Inc. (Hayden Ferry Lakeside II in Phoenix) lease provides a cancellation option in June 2017 with 12 months notice.
(11)	KPMG, LLP (Morgan Keegan Tower in Memphis) lease provides a cancellation option in January 2014 with 12 months notice.
(12)	Lennar Homes (550 Greens Parkway in Houston) lease provides cancellation options in October 2014, October 2015 and October 2016, each with 12 months written notice.
(13)	DeVry, Inc. (Mesa Corporate Center in Phoenix) lease provides a cancellation option in October 2016 with 12 months written notice.

Exhibit D

Series E Articles Supplementary

ARTICLES SUPPLEMENTARY

RECLASSIFYING 16,000,000 SHARES OF COMMON STOCK INTO

SERIES E CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED STOCK

PARKWAY PROPERTIES, INC.

PARKWAY PROPERTIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: Pursuant to authority granted to and vested in the Board of Directors of the Corporation (the “Board”) by Article V, Section 3 the Charter of the Corporation (the “Charter”), and pursuant to the provisions of Section 2-208 of the Maryland General Corporation Law (the “M.G.C.L.”), the Board, at a meeting held on May 3, 2012, regarding the possible sale and issuance by the Corporation of convertible preferred stock, adopted resolutions duly classifying 16,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”) of the Corporation into a new series of 16,000,000 shares of preferred stock to be designated as “Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share”, of the Corporation (the “Series E Preferred Stock”) and has provided for the issuance of such shares;

SECOND: The reclassification increases the number of shares classified as Series E Preferred Stock from no shares immediately prior to the reclassification to 16,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Common Stock from 64,578,704 shares immediately prior to the reclassification to 48,578,704 shares immediately after the reclassification.

THIRD: Subject in all cases to the provisions of Article V of the Charter, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock of the Corporation:

Section 1. Designation, Amount and Rank. This series of preferred stock is designated as Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share. The number of shares constituting the Series E Preferred Stock shall be 16,000,000. The Series E Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (a) senior to the Common Stock and each other class or series of capital stock of the Corporation hereafter created that does not expressly rank pari passu with or senior to the shares of Series E Preferred Stock as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (collectively, the “Junior Stock”) (b) pari passu with (i) the Corporation’s 8.00% Series D Cumulative Redeemable Preferred Stock, par value $.001 per share (“Series D Preferred Stock”) and (ii) any class or series of preferred stock established in accordance with the terms of the Charter, the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series E Preferred Stock as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (collectively with the Series D Preferred Stock, the “Parity Stock”), and (c) junior to any class or

1

series of preferred stock of the Corporation hereafter created in accordance with the Charter and these Articles Supplementary (and any other agreements of the Corporation) that expressly ranks senior to the shares of Series E Preferred Stock as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Section 2. Dividend Rights.

(a) Dividends on Common Stock. If the Corporation declares, pays or sets aside for payment any dividend on any share of Common Stock, then at the time of such dividend the Corporation shall simultaneously declare a dividend on each issued and outstanding share of Series E Preferred Stock, with payment to be in the same form as is being paid to the holders of Common Stock and in an amount equal to the product of (i) the applicable dividend payable on each share of Common Stock multiplied by (ii) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock), in each instance as calculated on the record date for determination of holders entitled to receive such dividend. Such dividend will be paid to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared, which shall be on or prior to the payment date for the applicable dividend on a share of Common Stock.

(b) Mandatory Dividends on Series E Preferred. The Corporation shall pay quarterly dividends in cash (except as provided below) when, as and if declared by the Board, out of funds legally available therefor as provided by the M.G.C.L. (“Legally Available Funds”), on each issued and outstanding share of Series E Preferred Stock in an amount, if positive, equal to (i) the Liquidation Preference of such share of Series E Preferred Stock multiplied by the Applicable Quarterly Dividend Rate (as defined below) minus (ii) the amount of any dividend paid or being concurrently paid, as the case may be, on such share of Series E Preferred Stock pursuant to Section 2(a) during the Series E Quarterly Period (as defined below) to which such quarterly dividend relates (and, to the extent not previously deducted from a prior quarterly dividend, the amount of any dividend paid pursuant to Section 2(a) during the preceding Series E Quarterly Period, excluding the first Series E Quarterly Period). Such dividends shall, beginning on the Mandatory Dividend Commencement Date, be cumulative and payable (if declared) quarterly on each Applicable Quarterly Dividend Payment Date (except that if such date is not a Business Day (as defined below), then such dividend will be payable on the preceding Business Day) to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared. The first such dividend shall be for a period of less than a full quarter. Dividends on a share of Series E Preferred Stock pursuant to this Section 2(b) shall begin to accrue and be cumulative from the Mandatory Dividend Commencement Date to and including the first to occur of (i) the date on which all amounts owed with respect to such share of Series E Preferred Stock are paid by the Corporation to the holder thereof in connection with the redemption of such share pursuant to Section 4 hereof or the liquidation of the Corporation pursuant to Section 5 hereof, (ii) the date on which such share of Series E Preferred Stock is converted into shares of Common Stock hereunder (on which date all accrued and unpaid dividends thereon shall be paid), or (iii) the date on which such share is otherwise acquired and paid for by the Corporation. Notwithstanding the foregoing, at the Corporation’s option, the dividends payable pursuant to this Section 2(b) on first three Applicable Quarterly Dividend

2

Payment Dates following the Mandatory Dividend Commencement Date may be paid by the issuance of additional shares of Series E Preferred Stock with an aggregate Liquidation Preference equal to the amount of the dividend; provided, however, that the Corporation shall pay such dividends in cash instead of issuing such additional shares of Series E Preferred Stock if, immediately after giving effect to such proposed issuance and assuming (immediately following such proposed issuance) the conversion of all such shares of Series E Preferred Stock then held by TPG and its affiliates, TPG and its affiliates would hold in excess of forty nine percent (49.0%) of the Common Stock issued and outstanding.

(c) Cumulative Dividends. Dividends on the shares of Series E Preferred Stock will accrue daily whether or not the Corporation has earnings, whether or not there are Legally Available Funds and whether or not such dividends are declared and will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period greater or less than a full year will be computed on the basis of the actual number of days elapsed in the period divided by 365. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series E Preferred Stock that may be in arrears. Any dividend payment with respect to the Series E Preferred Stock pursuant to Section 2(a) or 2(b) above shall first be credited against any prior accrued and unpaid dividends. If any shares of Series E Preferred Stock are outstanding, no full dividends (other than in shares of Common Stock or other capital stock ranking junior to Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set apart for or payment on the Common Stock or any other shares of stock ranking, as to distributions, on parity with our junior to the Series E Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on shares of the Series E Preferred Stock for all past distribution periods and the then current distribution period.

(d) Pro Rata Distribution. All dividends paid with respect to the Series E Preferred Stock pursuant to this Section 2 shall be paid pro rata in respect of each share of Series E Preferred Stock entitled thereto. In the event that the Legally Available Funds available for the payment of cash dividends shall be insufficient for the payment of the entire amount of dividends payable with respect to the Series E Preferred Stock on any date on which the Board has declared the payment of a dividend, the payment date or otherwise, the amount of any Legally Available Funds shall be allocated for the payment of dividends with respect to the Series E Preferred Stock and any other shares of capital stock ranking, as to distributions, on a parity with the Series E Preferred Stock for any period pro rata based upon the amount of accrued and unpaid dividends on such shares of capital stock.

(e) Certain Definitions. For purposes of these Articles Supplementary, the following capitalized terms shall have the meanings set forth below:

(i) “Applicable Quarterly Dividend Payment Date” shall mean, with respect to any Series E Quarterly Period, the date during such period on which the Corporation is to pay its quarterly Common Stock dividend, and if no such dividend is paid during such period, the last day of such Series E Quarterly Period.

3

(ii) “Applicable Quarterly Dividend Rate” shall mean, with respect to any share of Series E Preferred Stock then issued and outstanding, (A) eight percent (8%) per annum for the first three (3) Series E Quarterly Periods beginning on the Mandatory Dividend Commencement Date, (B) twelve percent (12%) per annum for four (4) Series E Quarterly Periods following such first three (3) Series E Quarterly Periods and (C) fifteen percent (15%) per annum for each Series E Quarterly Period following such first seven (7) Series E Quarterly Periods.

(iii) “Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

(iv) “Issue Date” shall mean the first date on which a share of Series E Preferred Stock is issued.

(v) “Liquidation Preference” shall mean $11.25 per share of Series E Preferred Stock, as such amount may be adjusted from time to time pursuant to, and in accordance with, the terms hereof.

(vi) “Mandatory Dividend Commencement Date” shall mean one hundred eighty (180) days after the Issue Date.

(vii) “Series E Quarterly Period” shall mean (A) the period commencing on the Mandatory Dividend Commencement Date to and including the last day of the calendar quarter in which the Mandatory Dividend Commencement Date falls, and (B) each subsequent three (3) month period commencing on the day after the end of the prior Series E Quarterly Period.

(viii) “TPG” means TPG VI Pantera Holdings, L.P.

Section 3. Voting Rights.

(a) General. Except as otherwise set forth in this Section 3, or except as otherwise from time to time required by applicable law, the holders of shares of Series E Preferred Stock will have no voting rights.

(b) Right to Vote in Certain Circumstances. So long as any shares of Series E Preferred Stock remain outstanding, the Corporation will not without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Charter or these Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set

4

forth in (ii) above, so long as the Series E Preferred Stock remains outstanding with the rights, preferences, privileges and voting power thereof unchanged in any material and adverse respect, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Stock; and provided further that (x) any increase in the amount of authorized preferred stock or the creation or issuance of any series of preferred stock, or (y) any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Except as provided above and as required by law, the holders of Series E Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange, on a sale of all or substantially all of the assets of the Corporation or on any other similar reorganization or change of control transaction.

Section 4. Redemption Rights.

(a) By the Holders of Series E Preferred Stock Following Fifth Anniversary.

(i) From and after the five (5) year anniversary of the Issue Date, each holder of Series E Preferred Stock will have the right, at such holder’s option, to require that the Corporation, to the extent it shall have Legally Available Funds therefor, redeem all but not less than all of such holder’s Series E Preferred Stock at a redemption price per share of Series E Preferred Stock (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the Liquidation Preference of a share of Series E Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date fixed for redemption, without interest, and (B) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series E Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio (as defined below) pursuant to Section 6(g)), in each case measured as of the date on which the Corporation receives a General Election Notice (as defined below) or the last Trading Day immediately prior to such date, in each instance pursuant to this Section 4(a)(i). A holder may exercise this option by delivering notice of such exercise to the Corporation (a “General Election Notice”), which General Election Notice shall certify (A) such holder’s address, (B) the number of shares of Series E Preferred Stock held by such holder and (C) the holder’s desired date of redemption, which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be required to comply with the requirements of applicable law. “Average Closing Price” shall mean, as of any date, the average closing price per share of the Common Stock on the New York Stock Exchange (or if the Corporation’s Common Stock is not listed on the New York Stock Exchange, then on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted) as reported by Bloomberg L.P. for the twenty (20) Trading Days immediately preceding such date. “Trading Day” means a day during which trading in securities generally occurs (from

5

9:30 a.m. to 4:00 p.m. (New York City time)) on the New York Stock Exchange or, if the Corporation’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(ii) Within fifteen (15) days following the receipt of any General Election Notice, the Corporation shall deliver a notice to each holder of Series E Preferred Stock who has delivered a General Election Notice (a “General Redemption Notice”), at such holder’s address specified in the General Election Notice, stating (A) the closing date on which such redemption shall occur, which date shall be the date set forth in the applicable General Election Notice or, at the option of the Corporation, a date that is no later than one hundred eighty (180) days after the date specified in the General Election Notice, (B) the price per share of Series E Preferred Stock to be redeemed, as calculated in accordance with the applicable General Election Notice and (C) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for payment of the applicable redemption price.

(iii) On the closing date set forth in any General Redemption Notice, the Corporation will, to the extent lawful, purchase from such holder of Series E Preferred Stock (but only upon surrender by such holder at the Corporation’s office specified in the General Redemption Notice of the certificates representing such shares or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), such holder’s shares of Series E Preferred Stock at a price per share (to be paid in cash by wire transfer of immediately available funds) specified in the General Redemption Notice.

(iv) Upon receipt of any General Election Notice, the Corporation shall apply its Legally Available Funds to such redemption. If on any applicable closing date for a redemption specified in any General Redemption Notice, the Corporation does not have sufficient Legally Available Funds to redeem all shares of Series E Preferred Stock that the holders have elected to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that may be redeemed with such Legally Available Funds and, except to the extent a holder withdraws its General Election Notice, shall redeem any remaining shares as soon as it has any additional Legally Available Funds. Notwithstanding the foregoing, if the Corporation does not have sufficient Legally Available Funds on any applicable closing date specified in any General Redemption Notice to redeem all shares of Series E Preferred Stock that holders have elected to be redeemed, or otherwise fails to comply with any provisions of this Section 4, the Applicable Quarterly Dividend Rate shall increase three percent (3%) per annum (0.75% per quarter) for each Series E Quarterly Period that commences after the then-current Series E Quarterly Period with respect to any shares of Series E Preferred Stock that remain outstanding, and the applicable redemption price for any share of Series E Preferred Stock redeemed thereafter shall be the greater of (i) the redemption price set forth in the original General Redemption Notice, as adjusted to reflect all unpaid dividends accrued on such share on the date the redemption price for such share is paid in full, and (ii) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series E Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (ii),

6

without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), measured as of the date that is three (3) Business Days prior to the date the redemption price for such share is paid in full.

(v) No share of Series E Preferred Stock that is redeemed in accordance with this Section 4(a) shall be entitled to receive any dividends in respect thereof after the date on which the payments required by this Section 4(a) are paid or set apart for payment to the holder of such share of Series E Preferred Stock in accordance with the terms hereof. From and after the receipt of all such payments in cash in full, all rights of the holder of such share of Series E Preferred Stock shall, in respect of such share of Series E Preferred Stock, cease, and such share of Series E Preferred Stock shall no longer be deemed to be outstanding.

(b) By the Holders of Series E Preferred Stock Upon Change of Control.

(i) Upon the public announcement of a Change of Control (as defined below) approved by the Board, or, if a Change of Control otherwise occurs, the Company shall promptly notify each holder of Series E Preferred Stock of such approval or occurrence, and of the general terms of such transaction. Each such holder shall then have the right, during the twenty (20) day period following receipt of such notice from the Company (the “Option Period”), at such holder’s option, to require that the Corporation redeem all but not less than all of such holder’s Series E Preferred Stock at a redemption price per share of Series E Preferred Stock (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the sum of (I) the Liquidation Preference of a share of Series E Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date of the Change of Control, without interest, plus (II) the Change of Control Make Whole Amount, and (B) the Change of Control Price (as defined below) multiplied by the number of shares of Common Stock into which a share of Series E Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date that is five (5) Business Days prior to the date that the Change of Control is consummated, or the last Trading Day immediately prior to such measurement date, in each instance pursuant to this Section 4(b)(i) (such date, the “Measurement Date”). A holder may exercise this option by delivering notice to the Corporation during the Option Period of such exercise (a “Change of Control Election Notice”), which Change of Control Election Notice shall certify (A) such holder’s address, and (B) the number of shares of Series E Preferred Stock held by such holder.

(ii) Within five (5) days following the receipt of any Change of Control Election Notice, the Corporation shall deliver a notice to each holder of Series E Preferred Stock who has delivered a Change of Control Election Notice (a “Change of Control Redemption Notice”), at such holder’s address specified in the Change of Control Election Notice, stating (A) the estimated price per share of Series E Preferred Stock to be redeemed, as calculated in accordance with the applicable Change of Control Election Notice and (B) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for payment of the applicable redemption price.

7

(iii) On the date the Change of Control is consummated (or, in the event the Change of Control occurs prior to the public announcement thereof, on the date no later than thirty (30) days following the date the Change of Control occurs), the Corporation will, to the extent lawful, purchase from such holder of Series E Preferred Stock (but only upon surrender by such holder at the Corporation’s office specified in the Chance of Control Redemption Notice of the certificates representing such shares or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) such holder’s shares of Series E Preferred Stock at a price per share (to be paid in cash by wire transfer of immediately available funds) calculated as set forth above as of the Measurement Date.

(iv) Upon receipt of any Change of Control Election Notice, the Corporation shall apply its Legally Available Funds to such redemption. If on the date of consummation of the Change of Control, the Corporation does not have sufficient Legally Available Funds to redeem all shares of Series E Preferred Stock that the holders have elected to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that may be redeemed with such Legally Available Funds and, except to the extent a holder withdraws its Change of Control Election Notice, shall redeem any remaining shares as soon as it has any additional Legally Available Funds. Notwithstanding the foregoing, if the Corporation does not have Legally Available Funds on the date of consummation of the Change of Control to purchase, or otherwise may not lawfully purchase, all shares of Series E Preferred Stock that holders have elected to be purchased, or otherwise fails to comply with any provisions of this Section 4, the Applicable Quarterly Dividend Rate shall increase three percent (3%) per annum (0.75% per quarter) for each Series E Quarterly Period that commences after the then-current Series E Quarterly Period with respect to any shares of Series E Preferred Stock that remain outstanding, and the applicable redemption price for any share of Series E Preferred Stock redeemed thereafter shall be the greater of (i) the redemption price to be paid on the date the Change of Control is consummated, as adjusted to reflect all unpaid dividends accrued on such share on the date the redemption price for such share is paid in full, and (ii) the Change of Control Price multiplied by the number of shares of Common Stock into which a share of Series E Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), measured as of the date that is three (3) Business Days prior to the date the redemption price for such share is paid in full.

(v) No share of Series E Preferred Stock that is redeemed in accordance with this Section 4(b) shall be entitled to receive any dividends in respect thereof after the date on which the payments required by this Section 4(b) are paid or set apart for payment to the holder of such share of Series E Preferred Stock in accordance with the terms hereof. From and after the receipt of all such payments in cash in full, all rights of the holder of such share of Series E Preferred Stock shall, in respect of such share of Series E Preferred Stock, cease, and such share of Series E Preferred Stock shall no longer be deemed to be outstanding.

8

(vi) For purposes of this Articles Supplementary, the following capitalized terms shall have the following meanings:

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership of Voting Securities of the Corporation by another Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), pursuant to which the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the Voting Securities of the Corporation or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) of the power to elect a majority of the members of the Board (or similar governing body).

“Change of Control Price” means the Average Closing Price as of the Measurement Date; provided, that such price shall not be less than the fair market value of the consideration to be received by stockholders with respect to a share of Common Stock pursuant to such Change of Control.

“Change of Control Make Whole Amount” means, if the date of consummation of the Change of Control occurs prior to the date that is the fifth anniversary of the Issue Date, an amount equal to the aggregate amount of all dividends that would have accrued on a share of Series E Preferred Stock pursuant to Section 2(b) from the date of consummation of the Change of Control through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no dividends will be declared pursuant to Section 2(a) hereof, and shall not be subject to any discount rate).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

9

“Voting Securities” means at any time shares of any class of capital stock or other Securities of the Corporation that are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events, and any evidence of indebtedness, shares of capital stock (other than Common Stock) or other Securities (including options, warrants and similar securities) that may be converted into, exercised for, or otherwise exchanged for such shares of capital stock.

(c) By the Corporation.

(i) From and after the one (1) year anniversary of the Issue Date and until the two (2) year anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time, to redeem all (but not less than all) of the outstanding shares of Series E Preferred Stock at a redemption price per share of Series E Preferred Stock (the “Call Price”) equal to the greater of (A) the sum of (I) the Liquidation Preference of a share of Series E Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date fixed for redemption, without interest, plus (II) the Make Whole Amount, and (B) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series E Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date on which the Corporation delivers a Call Notice (as defined below), or the last Trading Day immediately prior to such date, pursuant to this Section 4(c). The “Make Whole Amount” shall be (x) if the Corporation delivers a Call Notice (as defined below) that provides for a Redemption Date (as defined below) on or prior to the fifteen (15) month anniversary of the Issue Date of the Series E Preferred Stock in accordance with this Section 4(c)(i), an amount equal to the present value at the Redemption Date of the aggregate amount of all dividends that would have accrued on a share of Series E Preferred Stock pursuant to Section 2(b) from the Redemption Date pursuant to this Section 4(c) through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no dividends pursuant to Section 2(a) hereof will be declared), computed using a discount rate equal to the Treasury Rate as of the date that the Corporation delivers a Call Notice (as defined below), or the last Trading Day immediately prior to such date, and (y) if the Corporation delivers a Call Notice that provides for a Redemption Date after the fifteen (15) month anniversary of the Issue Date and on or prior to the two (2) year anniversary of the Issue Date in accordance with this Section 4(c)(i), an amount equal to the aggregate amount of all dividends that would have accrued on a share of Series E Preferred Stock pursuant to Section 2(b) from the Redemption Date pursuant to this Section 4(c) through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no dividends will be declared pursuant to Section 2(a) hereof, and shall not be subject to any discount rate). The “Treasury Rate” shall mean, as of the Redemption Date, the yield to maturity of United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to the fifth anniversary of the Issue Date.

(ii) The Corporation may exercise its option pursuant to this Section 4(c) by delivering notice of such exercise (a “Call Notice”) to each holder of Series E Preferred Stock at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time, stating (i) the date

10

of redemption (the “Redemption Date”), which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be necessary to comply with the requirements of applicable law including the Exchange Act, and (ii) the estimated Call Price, (iii) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for payment, and (iv) that dividends on shares of Series E Preferred Stock shall cease to accrue on the Redemption Date.

(iii) Redemption pursuant to this Section 4(c) shall become effective on the Redemption Date. On or before the applicable Redemption Date, each holder of outstanding shares of Series E Preferred Stock shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at the place or places specified in the Call Notice, and upon receipt thereof by the Corporation the aggregate Call Price for such redeemed shares shall be immediately due and payable in cash to the record holder of the shares of Series E Preferred Stock being redeemed. If a Call Notice has been delivered in accordance with Section 4(c)(ii) and if the funds necessary for redemption have been paid to, or set aside by the Corporation for payment to, the holders of Series E Preferred Stock, then from and after the redemption date, whether or not a holder has surrendered its certificate or certificates representing its shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), distributions will cease to accrue on the Series E Preferred Stock, the Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of Series E Preferred Stock as holders thereof will terminate, except the right to receive the aggregate Call Price for the shares of Series E Preferred Stock held by each such holder.

(c) Nothing in this Section 4 shall in any way prevent or limit redemption, conversion or exchange of Series E Preferred Stock in accordance with Article V of the Charter prior to the date of redemption under this Article IV.

Section 5. Liquidation Rights.

(a) Liquidation Payment. Subject to the rights of any series of preferred stock which by its terms expressly ranks senior to the Series E Preferred Stock in respect of the right to receive payment of the distribution of assets upon liquidation of the Corporation which may from time to time come into existence, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of Junior Stock (as to dividends or upon liquidation, dissolution or winding up), but subject to paragraph (b) below, the holders of the Series E Preferred Stock shall be entitled to be paid out of assets of the Corporation legally available for distribution to stockholders, in respect of each share of Series E Preferred Stock, the greater of (i) the Liquidation Preference, plus accrued and unpaid dividends whether or not declared, if any (or a pro rata portion thereof with respect to fractional shares), to the date of final distribution and (ii) the amount that such holder would have been entitled to receive in respect of the Common Stock into which such share of Series E Preferred Stock could have been converted assuming that, immediately prior to such event of liquidation, dissolution or winding up of the Corporation, all holders of Series E Preferred Stock had, pursuant to, and in accordance with,

11

Section 6, converted all shares of Series E Preferred Stock into shares of Common Stock (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the shares of Series E Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)). Except as provided in this Section 5(a), the holders of the Series E Preferred Stock shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up and shall have no further right or claim to any of the remaining assets of the Corporation. Absent an actual liquidation, dissolution or winding up of the Corporation, no merger or consolidation, share exchange, sale of all or substantially all of the assets of the Corporation or any other similar reorganization or change of control transaction involving the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

(b) Pro Rata Distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series E Preferred Stock and the Parity Stock shall be insufficient to permit payment in full to such holders of the sums that such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series E Preferred Stock and the Parity Stock shall be distributed among and paid to the holders of the Series E Preferred Stock and the Parity Stock, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

Section 6. Conversion.

(a) Conversion by the Holders of Series E Preferred Stock. Pursuant to, and in accordance with, the provisions of this Section 6, a holder of Series E Preferred Stock shall have the right, at such holder’s option at any time following (i) the approval by the requisite holders of Common Stock (other than Common Stock held by holders of Series E Preferred Stock) of the conversion rights set forth in this Section 6 (such conversion rights, the “Preferred Stock Conversion Rights” and such approval by the holders of the Common Stock of the Preferred Stock Conversion Rights, the “Stockholder Approval”), and (ii) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), to convert all or a portion of such holder’s shares of Series E Preferred Stock into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series E Preferred Stock being converted by the Conversion Ratio (as defined below and as in effect at the time of such conversion) by surrendering such Series E Preferred Stock to be converted. Such surrender shall be made in accordance with Section 6(c). The “Conversion Ratio” with respect to any share of Series E Preferred Stock shall initially be equal to one (1) share of Common Stock per share of Series E Preferred Stock, subject to adjustment as set forth herein.

(b) Conversion by the Corporation. The Corporation shall have the right at any time following (i) the Stockholder Approval of the Preferred Stock Conversion Rights and (ii) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the HSR Act, to convert all shares of Series E Preferred Stock into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series E Preferred Stock being converted by the Conversion Ratio (as in effect at the time of such conversion) by providing notice of such conversion to the record holders of the Preferred Stock.

12

(c) Manner of Conversion.

(i) In order to convert a share of Series E Preferred Stock pursuant to Section 6(a), the holder of such share to be converted shall surrender to the Corporation the certificate representing such share, duly endorsed or assigned to the Corporation or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), accompanied by written notice to the Corporation (in the case of conversion pursuant to Section 6(a)) that the holder thereof elects to convert such Series E Preferred Stock.

(ii) Until a holder of a share of Series E Preferred Stock converted pursuant to Section 6(b) surrenders to the Corporation the certificate that represented such share of Series E Preferred Stock, duly endorsed or assigned to the Corporation or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), the certificate that represented such share of Series E Preferred Stock shall represent the number of shares of Common Stock into which such share of Series E Preferred Stock was converted.

(iv) Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Series E Preferred Stock are registered, each share of Series E Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(iv) As promptly as practicable after the surrender of certificates of Series E Preferred Stock in accordance with Section 6(c)(i), the Corporation shall issue and shall deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Series E Preferred Stock in accordance with the provisions of this Section 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (e) of this Section 6.

(v) Each conversion pursuant to Section 6(a) shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for the Series E Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) have been surrendered and such notice received by the Corporation in the manner required hereby. Each conversion pursuant to Section 6(b) shall be deemed to have been effected immediately prior to the close of business on the date on which the Company delivers notice of such conversion to the holders of the Series E Preferred Stock. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any such conversion shall be deemed to have become the holder or holders of

13

record of the shares represented thereby at the time and on the date such conversion is deemed to have been effected, and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such conversion shall have been deemed to have been effected and such person or persons shall be deemed to have become the holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such conversion would have been effective if the stock transfer books of the Corporation had not been closed.

(d) Accrued Dividends. Upon the conversion of each share of Series E Preferred Stock and contemporaneously with the deliveries contemplated by Section 6(c), the Corporation shall pay to the holder of such share all accrued but unpaid dividends earned in respect of such share through the date prior to the effective date of conversion, such payment to be in cash (by wire transfer of immediately available funds).

(e) Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Series E Preferred Stock, the Corporation shall pay to the holder of such fractional share an amount in cash equal to such fraction multiplied by the Average Closing Price, in each case measured as of the Trading Date immediately preceding the date of conversion. If more than one share of Series E Preferred Stock shall be surrendered for conversion at one time by the shareholder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series E Preferred Stock so surrendered.

(f) Adjustment of Conversion Ratio. The Conversion Ratio shall be adjusted from time to time as follows:

(i) If the Corporation shall, while any shares of Series E Preferred Stock are outstanding, (A) pay a dividend or make a distribution with respect to its capital stock in shares of its Common Stock (which, for the avoidance of doubt, shall not include any dividends paid in shares of Series E Preferred Stock pursuant to Section 2(b))), (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution (in the case of the foregoing clause (A)), or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective (in the cases of the foregoing clauses (B), (C) and (D)), shall be adjusted and shall become effective immediately so that the holder of any Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series E Preferred Stock been converted immediately prior to the record date (in the case of the foregoing clause (A)) or the effective date (in the cases of the foregoing clauses (B), (C) and (D)).

14

(ii) If the Corporation shall, while any shares of Series E Preferred Stock are outstanding, issue rights, options or warrants to holders of Common Stock (other than any issuances pursuant to the Corporation’s existing compensation arrangements for its directors, officers, employees, consultants and agents or any future compensation arrangements for its directors, officers, employees, consultants and agents that are approved by the Corporation’s compensation committee) entitling them to subscribe for or purchase Common Stock at a price per share less than the Average Closing Price, measured as of the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by dividing (A) the Conversion Ratio in effect at the opening of business on the day next following such record date by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination plus (II) the number of shares of Common Stock that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Average Closing Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day immediately following such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a per share price that is less than such Average Closing Price, all consideration received by the Corporation upon issuance and upon exercise of such rights or warrants shall be taken into account, the value of such consideration, if in a form other than cash, to be determined by the Board of Directors in the reasonable exercise of their business judgment.

(g) Additional Adjustment of Conversion Ratio and Liquidation Preference. In the event that the Stockholder Approval is not obtained within one hundred eighty (180) days of the Issue Date then, upon the occurrence of such event, each of the Conversion Ratio and the Liquidation Preference shall immediately be adjusted, such that, immediately following such adjustment, each of the Conversion Ratio and the Liquidation Preference, as adjusted, is equal to the product of one hundred and ten percent (110%) multiplied by the amount of the Conversion Ratio and the Liquidation Preference, respectively, in effect immediately prior to such adjustment.

(h) Notice of Adjustment of Conversion Ratio. Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall deliver such notice of such adjustment of the Conversion Ratio to the holders of the Series E Preferred Stock at such holders’ last address as shown on the stock records of the Corporation.

(i) Other Adjustments to Conversion Ratio. In the event the Corporation takes any action that affects the Common Stock in a manner that could materially adversely affect the conversion rights of the holders of the Series E Preferred Stock or the value of such conversion rights (which action is not otherwise contemplated by this Section 6), the Conversion Ratio for the Series E Preferred Stock may be adjusted, to the extent permitted by law, as the members of the Board of Directors (excluding, for the purposes of this Section 6(i), any directors who have been nominated by TPG), in the exercise of their reasonable business judgment, shall determine to be equitable in the circumstances.

15

(j) Reservation and Validity.

(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series E Preferred Stock not therefore converted or redeemed.

(ii) The Corporation covenants that any shares of Common Stock issued upon the conversion of the Series E Preferred Stock shall be validly issued, fully paid and non-assessable.

(k) Transfer Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series E Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series E Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 7. Status of Redeemed Stock. All shares of Series E Preferred Stock that have been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Series E Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of Series E Preferred Stock and shall not be re-issued as Series E Preferred Stock or transferred by the Corporation without the written consent of TPG (regardless of whether TPG or any of its affiliates owns any shares of Series E Preferred Stock); provided, however, that the Corporation may, at any time, reclassify such shares of Series E Preferred Stock as Common Stock without the consent of TPG.

16

IN WITNESS WHEREOF, PARKWAY PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on [ • ], 2012.

PARKWAY PROPERTIES, INC.

By:

WITNESS

By:

THE UNDERSIGNED, President of PARKWAY PROPERTIES, INC., who executed on behalf of the Corporation the Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

By:

17

Exhibit E

Form of REIT Representation Letter

Exhibit E

[TPG LETTERHEAD]

                    , 2012

Board of Directors

Parkway Properties, Inc.

Bank of America Center, Suite 2400

390 North Orange Avenue

Orlando, FL 32801

Ladies and Gentlemen:

This letter is being delivered to you in connection with our request that the Board of Directors (the “Board”) of Parkway Properties, Inc. (the “Company”) grant the members of the Stockholder Group (as defined below) a limited exemption from the Ownership Limit contained in the Articles of Incorporation of the Company dated May 6, 1996, as amended and supplemented through the date hereof (the “Charter”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Charter.

In connection with the transactions contemplated by the Securities Purchase Agreement dated May __, 2012, by and between the Company and the Investors (as defined therein) listed on Schedule 1 thereof (the “SPA”), it is expected that TPG VI Pantera Holdings, LP (the “TPG Fund”) will acquire, in the aggregate, all of the issued and outstanding Series E Convertible Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) from the Company, and may acquire Common Stock and Series E Preferred Stock in excess of the Ownership Limit. As a result of these transactions, the TPG Fund and one or more of the entities listed on Exhibit A hereto (each a “TPG Member”, and collectively the “TPG Members”) may, Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit as set forth in Sections 2(b)(i) and 2(b)(ii) of Article V of the Charter.

Pursuant to Section 2(f)(i) of Article V of the Charter, the Board may, in its sole and absolute discretion and upon the receipt of evidence satisfactory to the Board, grant a Person an exemption from the Ownership Limit related to such Person’s Beneficial Ownership of Equity Stock in excess of the Ownership Limit. Pursuant to Section 2(f)(ii) of Article V of the Charter, the Board may, in its sole and absolute discretion and upon the receipt of evidence satisfactory to the Board, grant a Person an exemption from the Ownership Limit related to such Person’s Constructive Ownership of Equity Stock in excess of the Ownership Limit if (i) such Person does not and represents that it will not own, directly or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)) in a tenant of the Company; (ii) the Company obtains such representations and undertakings from such Person as are reasonably necessary to ascertain the accuracy of clause (i); and (iii) such Person agrees that any violation of any representation or undertakings described in clause (ii) will result in Equity Stock in excess of the Ownership Limit being exchanged for Excess Stock in accordance with Section 2(c) of Article V of the Charter.

Accordingly, and pursuant to Section 7.7 of the SPA, the TPG Fund hereby submits this Request for Waiver of the Ownership Limit (this “Waiver Request”) requesting that the Board grant to the TPG Fund, together with the members of the Stockholder Group (as defined below), an exemption from the Ownership Limit, and establish for the Stockholder Group (as defined below) an aggregate substitute limit in lieu of the Ownership Limit (such limit, the “Excepted Holder Limit”) to permit it to Constructively Own and Beneficially Own (without duplication):

(1)	100% of the Series E Preferred Stock;

(2)	the Common Stock issued to the TPG Fund on the date hereof;

(3)	the Common Stock into which the Series E Preferred Stock is convertible (on an as-converted basis without taking into account any limitations or restrictions on the convertibility of shares of Series E Preferred Stock);

(4)	the Common Stock (A) distributable in respect of the Series E Preferred Stock (in accordance with the terms, and subject to any restrictions, set forth in the Articles Supplementary for the Series E Preferred Stock); or (B) issuable pursuant to Section 2 of the Management Services Agreement dated as of the date hereof by and between the Company and TPG Capital, L.P. (the “MSA”) (subject to any restrictions set forth therein); and

(5)	the Equity Stock that may be acquired by the TPG Fund and its “Affiliates” (as such term is defined in the Stockholders Agreement dated as of the date hereof by and between the Company and the TPG Fund (the “Stockholders Agreement”)) pursuant to Section 5.1(a)(i) of the Stockholders Agreement.

provided, however, that

(i)	the Excepted Holder Limit granted to the Stockholder Group with respect to clauses (2) through (5) above, in the aggregate, will (A) automatically decrease (to not less than the amount permitted by the Ownership Limit) by the extent to which the aggregate Beneficial Ownership or Constructive Ownership of Common Stock by the TPG Fund and its “Affiliates” (as such term is defined in the Stockholders Agreement) is, beginning on the earlier of the dates set forth in clauses (ii) and (iii) of Section 5.1(a) (initial flush) of the Stockholders Agreement, less than otherwise permitted by clauses (2) through (5) in the aggregate, and (B) thereafter automatically increase by the amount of additional Common Stock that may thereafter at such time be issued under the MSA (subject to any restrictions set forth in the MSA); and

(ii)	the Excepted Holder Limit will terminate automatically on the date set forth in clause (i) of Section 5.1(a) (initial flush) of the Stockholders Agreement.

In connection with this Waiver Request, the TPG Fund (on behalf of itself and the TPG Members) makes the following representations, warranties and covenants.

1.	Neither the TPG Fund nor any TPG Member is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) (an “Individual”).

2.	To the knowledge of the TPG Fund, and assuming that the TPG Fund has Beneficial Ownership and Constructive Ownership of Equity Stock up to its Excepted Holder Limit:

a)	No Person (other than members of Stockholder Group (as defined below)) who will be considered to Beneficially Own or Constructively Own shares of Equity Stock by reason of the TPG Fund’s ownership thereof will Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit.

2

b)	The “Stockholder Group” means the TPG Fund and each TPG Member.

3.	Exhibit B hereto sets forth a complete and accurate description of the ownership, as of the date hereof, of any member of the Stockholder Group of an equity interest in those direct and indirect tenants of the REIT set forth on Exhibit C. Furthermore, in order to guard against the possibility that the Company might fail to satisfy the gross income requirements of Section 856(c) of the Code for any year during which any member of the Stockholder Group Constructively Owns Equity Stock in excess of the Ownership Limit (without taking into account the Excepted Holder Limit): (a) the Company may provide to the TPG Fund, at the end of each calendar quarter after the date hereof, a list of all or a number of the direct and/or indirect tenants (and/or prospective tenants) of the Company; and (b) promptly upon the Company’s request, the TPG Fund, on behalf all members of the Stockholder Group, will (i) review such list and will notify the Company if the Stockholder Group owns, or reasonably anticipates owning, in the aggregate, in excess of 8% of the equity interests in any such direct or indirect tenant (or prospective tenant) . The Company and the members of the Stockholder Group (including the TPG Fund) will then use the information provided in the preceding sentence to cooperate in good faith to ensure that no member of the Stockholder Group owns more than a 9.8% equity interest in a direct or indirect tenant (or prospective tenant) of the Company.

4.	For purposes of paragraph 3: (i) a member of the Stockholder Group has “ownership” or “owns” an equity interest in a direct or indirect tenant (or prospective tenant) of the Company if such member of the Stockholder Group would be treated as the owner of such equity interest either directly or constructively through the application of Section 318 of the Code (as modified by Section 856(d)(5) of the Code); (ii) an equity interest in a direct or indirect tenant (or prospective tenant) means an interest in such direct or indirect tenant (or prospective tenant) that is treated as equity for U.S. federal income tax purposes and includes, in the case of a direct or indirect tenant (or prospective tenant) that is an entity taxable as a corporation for U.S. federal income tax purposes, stock of such entity (determined for U.S. federal income tax purposes), and, in the case of a direct or indirect tenant (or prospective tenant) that is an entity other than a corporation for U.S. federal income tax purposes, an interest in the assets or net profits of such entity (determined for U.S. federal income tax purposes); and (iii) a member of the Stockholder Group will not be deemed to reasonably anticipate owning an equity interest in a direct or indirect tenant of the Company unless such member, at the relevant time either (a) is actively considering acquiring or actively in negotiations to acquire ownership of equity interests in such direct or indirect tenant (or prospective tenant); or (b) holds or is actively considering acquiring or actively in negotiations to acquire debt interests or securities of an entity that are convertible into equity interests of the entity.

5.	No member of the Stockholder Group will knowingly take any action or fail to take any action after the date of this Waiver Request that will cause any representation, warranty, or covenant made herein to fail to be true and accurate in all material respects in the future with respect to any Equity Stock held by any member of the Stockholder Group or acquired by such member of the Stockholder Group in the future.

6.	The TPG Fund will use commercially reasonable efforts to provide such information requested by the Company from time to time for the Company to confirm the accuracy of the representations, warranties and covenants of the TPG Fund (including the members of the Stockholder Group), or to determine the number of shares of Equity Stock and amount of equity interests in any tenant or service provider owned (within the meaning of paragraph 3) by any member(s) of the Stockholder Group, and by direct and indirect owners of any such member. Notwithstanding the foregoing, the TPG Fund shall not be required to provide the Company with the names or, except in general terms, the percentage interests of its direct or indirect owners.

3

7.	The TPG Fund (and the members of the Stockholder Group) agrees to be subject to the Excepted Holder Limit for the TPG Fund (together with the members of the Stockholder Group), unless and until the TPG Fund receives another exemption from the Board and such ownership would not otherwise violate the requirements of Section 2(b)(iii) or Section 2(b)(iv) of Article V of the Charter.

8.	The TPG Fund will notify the Board of any change to the representations in paragraphs 2 and/or 3 above, or any warranty or covenant made herein, as soon as practicable after it learns that such change has occurred, or is expected to take place, whichever is sooner.

9.	Representations, warranties and covenants made herein will also apply to any additional Equity Stock that the TPG Fund (including any member of the Stockholder Group) acquires in the future (whether by purchase, conversion, operation of law, or otherwise).

10.	In the event that the TPG Fund or any member of the Stockholder Group determines that any of the representations or covenants herein have become untrue or have been violated, the TPG Fund will promptly inform the Company.

11.	The undersigned has the authority to execute this document on behalf of each member of the Stockholder Group.

In connection with this Waiver Request, the TPG Fund (on behalf of itself and the members of the Stockholder Group) agrees and acknowledges that:

•

In connection with this Waiver Request, the Board will grant a waiver of the Ownership Limit set forth in Sections 2(b)(i) and 2(b)(ii) of Article V of the Charter only to the TPG Fund and the members of the Stockholder Group, and not to any other Person; for the sake of clarity, the Board will not grant to any Person (including to the TPG Fund or any member of the Stockholder Groups) any waiver of the ownership limits set forth in the Sections 2(b)(iii) and 2(b)(iv) of Article V of the Charter;

•

Taking into account the effects of any waiver of the Ownership Limit that may be granted by the Board to the TPG Fund (and the members of its Stockholder Group), the TPG Fund (and the members of its Stockholder Group) will be required to comply with Section 2(e) of Article V of the Charter (Notice Requirements and General Authority of the Board of Directors to Implement REIT-Related Restrictions and Limitations);

•

Any violation of any representation, warranty, covenant, or undertaking described herein above will result in Equity Stock in excess of the Ownership Limit being exchanged for Excess Stock in accordance with Section 2(c) of Article V of the Charter or shall be void ab initio (thereby resulting in the cancellation of the relevant transaction, and, as relevant, a return of consideration) or may be redeemed by the Company pursuant to the Charter and these shall constitute the sole remedies for any such violation; and

•

The Board will rely on the truth, completeness and accuracy of the representations and warranties contained herein, in granting a waiver of the Ownership Limit, and such waiver will be void and/or rendered ineffective if these representations and warranties are not true, complete and accurate in all material respects either as of the date hereof or at any time in the future.

4

IN WITNESS WHEREOF, the undersigned have executed this document effective as of the date first written above.

By:

Name:

Title:

5

Exhibit A

TPG Members

TPG VI Delfir AIV II, L.P.

6

Exhibit B

Tenant Ownership

None

7

Exhibit C

Tenants

8